Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re	Chapter 11

SYNERGY PHARMACEUTICALS INC., et al.,	Case No. 18-14010 (JLG)

Debtors.(1)	Jointly Administered

Related Docket Nos. 541, 546, 549, 632, 666, 671, 685, 687, 688, 689 & 690

FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING

MODIFIED FOURTH AMENDED JOINT PLAN OF REORGANIZATION OF

SYNERGY PHARMACEUTICALS INC. AND ITS DEBTOR AFFILIATE

The Court having considered the Modified Fourth Amended Joint Plan of Reorganization of Synergy Pharmaceuticals Inc. and Its Debtor Affiliate, the debtors and debtors in possession in the above-captioned cases (collectively, the “Debtors,” “Synergy” or the “Company,” or, as applicable after the Effective Date, the “Liquidating Debtor”), dated as of April 23, 2019 and attached hereto as Exhibit A (as may be amended or supplemented from time to time in accordance with its terms and including all exhibits and supplements thereto, the “Plan”),(2) and the Third Amended Disclosure Statement for the Third Amended Joint Plan of Reorganization of Synergy Pharmaceuticals Inc. and Its Debtor Affiliate, dated as of March 13, 2019 [Docket No. 546] (the “Disclosure Statement”); and upon the Order (I) Approving the Form and Manner of Notice of the Disclosure Statement Hearing; (II) Approving Disclosure

(1)                                 The Debtors in these chapter 11 cases, along with the last four digits of their respective tax identification numbers, are as follows: Synergy Pharmaceuticals Inc. (5269); Synergy Advanced Pharmaceuticals, Inc. (4596). The address of the Debtors’ corporate headquarters is 620 Lee Road, Suite 200, Chesterbrook, Pennsylvania 19087.

(2)                                 Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Plan, a copy of which is annexed hereto as Exhibit A.

Statement; (III) Scheduling Hearing on Confirmation of Plan; (IV) Establishing Deadlines and Procedures for Filing Objections to Confirmation of Plan; (V) Establishing Deadlines and Procedures for Voting on the Plan; (VI) Approving Solicitation Procedures; (VII) Establishing Procedures for Tabulation of Votes; and (VIII) Granting Related Relief, entered on March 13, 2019 [Docket No. 541] (the “Solicitation Procedures Order”); and upon the Stipulation and Order, entered on March 14, 2019 [Docket No. 553], approving an agreement between the Debtors, the Official Committee of Unsecured Creditors (the “Creditors’ Committee”), the Official Committee of Equity Security Holders (the “Equity Committee”), and CRG Servicing LLC and affiliated lenders (collectively, “CRG” and, together with the Debtors, the Creditors’ Committee, and the Equity Committee, the “Parties”) resolving, among other things, certain objections to the Plan; and upon the CRG-ESH Settlement Order, entered on April 9, 2019 [Docket No. 651], approving the CRG-ESH Settlement between the parties thereto as set forth in Section 5.18 of the Plan; and the Court on April 23, 2019 having held a hearing pursuant to section 1129 of the Bankruptcy Code to consider Confirmation (the “Confirmation Hearing”); and the Court having considered the Debtor’s Memorandum of Law (I) in Support of Confirmation of the Fourth Amended Joint Plan of Reorganization of Synergy Pharmaceuticals Inc. and Its Debtor Affiliate and (II) in Response to Objections Thereto, filed by the Debtors on April 18, 2019 [Docket No. 690] (the “Confirmation Brief”), the Declaration of Gary G. Gemignani, Chief Financial Officer of the Debtors, in Support of Confirmation of the Fourth Amended Joint Plan of Reorganization of Synergy Pharmaceuticals Inc. and Its Debtor Affiliate [Docket No. 689] (the “Gemignani Declaration”), the Declaration of Sean A. Gumbs, a Senior Managing Director at FTI Consulting, Inc., in Support of Confirmation of the Fourth Amended Joint Plan of Reorganization of Synergy Pharmaceuticals Inc. and Its Debtor Affiliate [Docket

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No. 688] (the “Gumbs Declaration”), and the Declaration of James Daloia of Prime Clerk, LLC (“Prime Clerk”) Regarding Solicitation of Votes and Tabulation of Ballots Cast on the Third Amended Joint Plan of Reorganization of Synergy Pharmaceuticals Inc. and Its Debtor Affiliate [Docket No. 671] (the “Voting Certification”), each filed by the Debtors (and in the case of the Voting Certification, Prime Clerk) in advance of the Confirmation Hearing; the Court having admitted into the record and considered evidence at the Confirmation Hearing; the Court having overruled any and all unresolved objections to confirmation of the Plan and all reservations of rights not consensually resolved or withdrawn unless otherwise indicated herein; the Court having taken judicial notice of the contents of the docket of the Chapter 11 Cases (defined below) maintained by the clerk of the Bankruptcy Court of the Southern District of New York (the “Clerk of the Court”) or its duly-appointed agent, including all pleadings and other documents filed, all orders entered thereon, all hearing transcripts, and all evidence and arguments made, proffered, or adduced at the hearings held before the applicable court during the pendency of the Chapter 11 Cases; and after due deliberation thereon, good and sufficient cause appearing therefor, and, in addition to the following, in accordance with the findings and decrees made by the Court on the record at the Confirmation Hearing,

It hereby is DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

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FINDINGS OF FACT AND CONCLUSIONS OF LAW(3)

A.                                    Jurisdiction; Venue; Core Proceeding. This Court has jurisdiction over the above-captioned chapter 11 cases pursuant to 28 U.S.C. §§ 157 and 1334. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(L), and this Court has jurisdiction to determine whether the Plan complies with the applicable provisions of title 11 of the United States Code (the “Bankruptcy Code”) and should be confirmed.

B.                                    Eligibility for Relief. The Debtors were and are Entities eligible for relief under section 109 of the Bankruptcy Code.

C.                                    Commencement and Administration of the Chapter 11 Cases. On December 12, 2018 (the “Petition Date”), the Debtors each commenced a case by filing a petition for relief under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”). The Chapter 11 Cases are jointly administered. The Debtors have operated their businesses and managed their properties as debtors-in-possession pursuant to section 1107(a) and 1108 of the Bankruptcy Code. No trustee has been appointed in the Chapter 11 Cases.

D.                                    Filing of Plan and Plan Exhibits. On December 21, 2018, the Debtors filed the Joint Plan of Reorganization of Synergy Pharmaceuticals Inc. and Its Debtor Affiliate [Docket No. 111] and the Disclosure Statement for the Joint Plan of Reorganization of Synergy Pharmaceuticals Inc. and Its Debtor Affiliate [Docket No. 112]. On January 24, 2019, the Debtors filed the Amended Joint Plan of Reorganization of Synergy Pharmaceuticals Inc. and Its

(3)                                 All findings of fact and conclusions of law announced by the Court at the Confirmation Hearing in relation to Confirmation are hereby incorporated into this Confirmation Order to the extent not inconsistent herewith. Each finding of fact set forth or incorporated herein, to the extent it is or may be deemed a conclusion of law, shall also constitute a conclusion of law. Each conclusion of law set forth or incorporated herein, to the extent it is or may be deemed a finding of fact, shall also constitute a finding of fact.

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Debtor Affiliate [Docket No. 267] and the Amended Disclosure Statement for the Amended Joint Plan of Reorganization of Synergy Pharmaceuticals Inc. and Its Debtor Affiliate [Docket No. 269]. On February 28, 2019, the Debtors filed the Second Amended Joint Plan of Reorganization of Synergy Pharmaceuticals Inc. and Its Debtor Affiliate [Docket No. 474] and the Second Amended Disclosure Statement for the Second Amended Joint Plan of Reorganization of Synergy Pharmaceuticals Inc. and Its Debtor Affiliate [Docket No. 476]. On March 11, 2019, the Debtors filed the Third Amended Joint Plan of Reorganization of Synergy Pharmaceuticals Inc. and Its Debtor Affiliate [Docket No. 516] and the Third Amended Disclosure Statement for the Third Amended Joint Plan of Reorganization of Synergy Pharmaceuticals Inc. and Its Debtor Affiliate [Docket No. 518]. On March 13, 2019, the Debtors filed the solicitation versions of the Third Amended Joint Plan of Reorganization of Synergy Pharmaceuticals Inc. and Its Debtor Affiliate [Docket No. 545] and the Third Amended Disclosure Statement for the Third Amended Joint Plan of Reorganization of Synergy Pharmaceuticals Inc. and Its Debtor Affiliate [Docket No. 546]. On April 18, 2019 the Debtors filed the Fourth Amended Joint Plan of Reorganization of Synergy Pharmaceuticals Inc. and Its Debtor Affiliate [Docket No. 685]. On April 4, 2019, the Debtors filed the Plan Supplement [Docket No. 632], which contained the following documents: (i) the Plan Administrator Agreement; (ii) the Litigation Trust Agreement; (iii) a notice of assumption of Executory Contracts by the Debtors and the Schedule of Assumed Executory Contracts; (iv) amended corporate organization documents, including the certificate of conversion, certificate of formation, and limited liability company agreement for Synergy Pharmaceuticals, LLC; (v) a summary of Retained Causes of Action; (vi) a notice designating the membership of the Oversight Committee; and (vii) the Administrative Claim Request Form. The Plan Supplement was served in the manner set forth in the Affidavit of Service of Ryan

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Vyskocil filed by Prime Clerk on April 10, 2019 [Docket No. 656]. On April 18, 2019, the Debtors filed the Second Plan Supplement [Docket No. 687], which contained the following documents: (i) the Amended Plan Administrator Agreement with blackline; (ii) the Revised Litigation Trust Agreement with blackline; (iii) the Wind-Down Budget; (iv) a notice designating the Plan Administrator; (v) a schedule of Post-Effective Date employees and compensation; and (vi) a form of employment agreement for Gary G. Gemignani. On April 22, 2019, the Debtors filed the Third Plan Supplement [Docket No. 706], which contained the following documents: (i) the Corrected Limited Liability Company Agreement; (ii) the Notice of Designation of the Litigation Trustee; and (iii) the Portage Point Partners, LLC Engagement Letter. The Plan Supplement and the documents contained therein, as amended, comply with the terms of the Plan, and the filing and notice of the Plan Supplement materials were good and proper, and in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Solicitation Procedures Order, and no other or further notice is or shall be required.

E.                                     Transmittal of Solicitation Package. On or before March 16, 2019, the Debtors, through their solicitation agent, Prime Clerk (the “Claims and Solicitation Agent”), caused the applicable forms of ballots in the forms attached to the Solicitation Procedures Order (as modified, collectively, the “Ballots”) and the Solicitation Packages (as defined in the Solicitation Procedures Order) to be served and distributed as required by the Solicitation Procedures Order, section 1125 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the local rules for this Court (the “Local Rules”), all other applicable provisions of the Bankruptcy Code, and all other applicable rules, laws, and regulations applicable to such solicitation, all as set forth in the Affidavit of Service of James Daloia regarding service of solicitation materials filed on March 20, 2019 [Docket No. 572] (the “Solicitation Affidavit”). The Solicitation

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Packages were transmitted to all creditors entitled to vote on the Plan and sufficient time was prescribed for creditors to accept or reject the Plan. The transmittal and service of the Solicitation Packages and Ballots were adequate and sufficient under the circumstances and no other or further notice is or shall be required.

F.                                      Adequate Notice. As described herein and as evidenced by the Solicitation Affidavit, due, adequate and sufficient notice of the Plan and the Confirmation Hearing, together with all deadlines for voting on or objecting to the Plan was given in compliance with the Bankruptcy Code and the Bankruptcy Rules. The Debtors, through the Claims and Solicitation Agent, caused the Confirmation Hearing Notice (as set forth in Exhibit A-2 to the Solicitation Procedures Order) to be mailed to all of their known creditors, record holders of equity securities as of the Record Date, the Senior Notes Indenture Trustee, the Term Loan Agent and DIP Agent, and all other entities required to be served under Bankruptcy Rules 2002 and 3017. The Debtors also published the Confirmation Hearing Notice in the national and international editions of The New York Times on March 22, 2019, as evidenced by the affidavit of publication filed by Prime Clerk on March 22, 2019 [Docket No. 589], in compliance with the Solicitation Procedures Order and Bankruptcy Rule 2002(l). Thus, the Debtors have given proper, adequate and sufficient notice of the Confirmation Hearing and no other or further notice is or shall be required.

G.                                    Solicitation. Votes on the Plan were solicited in good faith and in compliance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Disclosure Statement, the Solicitation Procedures Order, the Local Rules, all other applicable provisions of the Bankruptcy Code, and all other applicable rules, laws, and regulations applicable to such solicitation. Pursuant to the solicitation procedures (as set forth in

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the Solicitation Procedures Order), the Debtors transmitted Solicitation Packages (as defined in the Solicitation Procedures Order) to those Holders of Claims entitled to vote on the Plan as of the March 5, 2019 record date, including to the Nominees (or their mailing agents) of the Holders of Senior Notes.

H.                                   Voting Certification. On April 15, 2019, the Claims and Solicitation Agent filed the Voting Certification, certifying the method and results of the ballot tabulation for the Classes entitled to vote under the Plan, Classes 3 and 4 (collectively, the “Voting Classes”). As evidenced by the Voting Certification, as supplemented on the record at the Confirmation Hearing, both Voting Classes voted to accept the Plan, without including any acceptance of the Plan by any insider, in accordance with section 1126 of the Bankruptcy Code.

I.                                        Plan Modifications. Subsequent to solicitation, the Debtors made certain modifications to the Plan. All such modifications since the entry of the Solicitation Procedures Order are consistent with all of the provisions of the Bankruptcy Code, including sections 1122, 1123, 1125, and 1127 of the Bankruptcy Code. None of the aforementioned modifications is material or adversely affects the treatment of any Holder of a Claim or Interest under the Plan. Accordingly, pursuant to section 1127(a) of the Bankruptcy Code, none of the modifications require additional disclosure under section 1125 of the Bankruptcy Code or re-solicitation of votes under section 1126 of the Bankruptcy Code. Prior notice regarding the substance of any modifications to the Plan, together with the filing with the Bankruptcy Court of the Plan as modified, and the disclosure of the Plan modifications on the record at or prior to the Confirmation Hearing constitute due and sufficient notice of any and all such modifications. Further, in accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims who voted to accept the Plan or who are conclusively presumed to have

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accepted the Plan are deemed to have accepted the Plan as modified by the Plan modifications. No Holder of a Claim shall be permitted to change its vote as a consequence of the Plan modifications unless otherwise agreed to by the Holder of the Claim and the Debtors and such change is approved by the Court in accordance with Bankruptcy Rule 3018(a). The modifications to the Plan are hereby approved, pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019. The Plan as modified shall constitute the Plan submitted for Confirmation.

J.                                        Bankruptcy Rule 3016. The Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a). The filing of the Disclosure Statement with the Clerk of the Court satisfied Bankruptcy Rule 3016(b).

K.                                    Plan Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(1)). The Plan satisfies section 1129(a)(1) of the Bankruptcy Code because it complies with the applicable provisions of the Bankruptcy Code, including, but not limited to: (a) the proper classification of Claims and Interests (11 U.S.C. §§ 1122, 1123(a)(1)); (b) the specification of Unimpaired Classes of Claims and Interests (11 U.S.C. § 1123(a)(2)); (c) the specification of treatment of Impaired Classes of Claims and Interests (11 U.S.C. § 1123(a)(3)); (d) provision for the same treatment of each Claim or Interest within a Class (11 U.S.C. § 1123(a)(4)); (e) provision for adequate and proper means for implementation of the Plan (11 U.S.C. § 1123(a)(5)); (f) the prohibition against the issuance of non-voting equity securities (11 U.S.C. § 1123(a)(6)); (g) adequate disclosure of the identities and affiliations of the Plan Administrator, Litigation Trustee, the Oversight Committee, and successor Entities with respect to the Liquidating Debtor, as set forth in the Plan Supplement; and (h) additional plan provisions permitted to effectuate the restructuring of the Chapter 11 Cases (11 U.S.C. § 1123(b)).

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(a)                                 Proper Classification (11 U.S.C. §§ 1122 and 1123(a)(1)). The classification of Claims and Interests under the Plan is proper under the Bankruptcy Code. In accordance with sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan adequately and properly identifies and classifies all Claims and Interests (other than Administrative Claims, DIP Claims, Professional Claims, and Priority Tax Claims, which are addressed in Article II of the Plan, and which are not required to be designated as separate Classes pursuant to section 1123(a)(1) of the Bankruptcy Code). The Plan provides for the separate classification of Claims and Interests into eight Classes based on differences in the legal nature or priority of such Claims and Interests. Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims and Interests within that Class, and such classification therefore satisfies section 1122 of the Bankruptcy Code. Valid business, factual, and legal reasons exist for the separate classification of the various Classes of Claims and Interests under the Plan, the classifications were not made for any improper purpose, and the creation of such Classes does not unfairly discriminate between or among Holders of Claims or Interests. Accordingly, the requirements of section 1123(a)(1) of the Bankruptcy Code are satisfied.

(b)                                 Specified Treatment of Unimpaired Classes (11 U.S.C. § 1123(a)(2)). The Plan specifies in Article III that Classes 1 and 2 are Unimpaired, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

(c)                                  Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). The Plan specifies in Article III that Classes 3, 4, 5, 6, 7, and 8 are Impaired, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

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(d)                                 No Discrimination (11 U.S.C. § 1123(a)(4)). Article III of the Plan provides for the same treatment for each Claim or Interest in each respective Class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest. Accordingly, the Plan satisfies section 1123(a)(4) of the Bankruptcy Code.

(e)                                  Implementation of the Plan (11 U.S.C. § 1123(a)(5)). Article V of the Plan provides for adequate and proper means for implementation of the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.

(f)                                   Non-voting Equity Securities (11 U.S.C. § 1123(a)(6)). Section 5.06 of the Plan provides that the organizational documents of the Debtors shall be amended as may be required so that they are consistent with the provisions of the Plan and otherwise comply with the Bankruptcy Code. The limited liability company agreement of the Liquidating Debtor includes a provision prohibiting the issuance of non-voting equity securities pursuant to and to the extent required by section 1123(a)(6) of the Bankruptcy Code, as set forth in Section 5.06 of the Plan. Accordingly, the Plan satisfies section 1123(a)(6) of the Bankruptcy Code.

(g)                                  Selection of Successor Entities (11 U.S.C. § 1123(a)(7)). Article V of the Plan sets forth the manner of selection of the successor Entities of the Liquidating Debtor. The Debtors have properly and adequately disclosed the identity and affiliations of all individuals proposed to serve on or after the Effective Date, including the Plan Administrator, the Litigation Trustee, and the Oversight Committee as set forth in Exhibit I of the Plan Supplement [Docket No. 632], Exhibit G of the Second Plan Supplement [Docket No. 687] and Exhibit H of the Third Plan Supplement [Docket No. 706]. The appointment, employment, or manner of selection of such individuals or entities and the proposed

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compensation and indemnification arrangements for such individuals are consistent with the interests of Holders of Claims and Interests and with public policy. Thus, section 1123(a)(7) of the Bankruptcy Code is satisfied.

(h)                                 Postpetition Person Service Payments (11 U.S.C. § 1123(a)(8)). The Debtors are not “individuals” (as that term is defined in the Bankruptcy Code), as such section 1123(a)(8) of the Bankruptcy Code is inapplicable to the Plan.

(i)                                     Impairment/Unimpairment of Classes of Claims and Interests (11 U.S.C. § 1123(b)(1)). Pursuant to Article III of the Plan, as set forth in section 1123(b)(1) of the Bankruptcy Code, Class 1 (Other Priority Claims) and Class 2 (Other Secured Claims) are Unimpaired and Class 3 (Term Loan Claims), Class 4 (General Unsecured Claims), Class 5 (Section 510(b) Claims), Class 6 (Intercompany Claims), Class 7 (Intercompany Interests), and Class 8 (Interests) are Impaired.

(j)                                    Assumption and Rejection (11 U.S.C. § 1123(b)(2)). Article VI of the Plan addresses the assumption and rejection of Executory Contracts, and meets the requirements of section 365 of the Bankruptcy Code. In accordance with Section 6.02(d) of the Plan, the Debtors have filed and served, as set forth in the Affidavit of Service of Ryan Vyskocil filed by Prime Clerk on April 10, 2019 [Docket No. 656], the Notice of Assumption of Executory Contracts by the Liquidating Debtors [Docket No. 633] (the “Cure Notice”). The time given to parties-in-interest to object to the assumption or rejection of their Executory Contracts was good and sufficient and no other or further notice is required.

(k)                                 Settlement and Retention of Claims and Causes of Action and Reservation of Rights (11 U.S.C. § 1123(b)(3)). Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other

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benefits, including releases, provided under the Plan, the provisions of the Plan constitute a good faith compromise or settlement of all Claims, Interests, and controversies resolved thereunder, and the entry of this Confirmation Order constitutes approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Court that such compromise and settlement is (a) in the best interests of the Debtors, their Estates, and their respective property and stakeholders, including the holders of Claims and Interests, and (b) fair, equitable, and within the range of reasonableness. Further, in accordance and compliance with section 1123(b)(3)(A) of the Bankruptcy Code, Section 5.13 of the Plan properly retains certain Causes of Action and Avoidance Actions of the Debtors and, in accordance and compliance with section 1123(b)(3)(B) of the Bankruptcy Code, Section 5.03 of the Plan properly transfers and provides for commencement and pursuit of Causes of Action and Avoidance Actions that are expressly preserved and neither (i) acquired by the Purchaser or otherwise released pursuant to the Asset Purchase Agreement nor (ii) released pursuant to the Plan or the Final DIP Order, by the Litigation Trust.

(l)                                     Sale of Substantially All Assets (11 U.S.C. § 1123(b)(4)). The Plan provides for the distribution of the proceeds of the sale of substantially all the Debtors assets to the Purchaser pursuant to the Asset Purchase Agreement. Thus, the Plan complies with section 1123(b)(4) of the Bankruptcy Code.

(m)                             Rights of Holders of Classes of Claims (11 U.S.C. § 1123(b)(5)). In accordance and in compliance with section 1123(b)(5) of the Bankruptcy Code, the Plan properly modifies the rights of Holders of Claims in Class 3 (Term Loan Claims), Class 4 (General Unsecured Claims), Class 5 (Section 510(b) Claims), and Class 6 (Intercompany Claims). The Plan leaves unaffected the rights of Holders of Claims in Class 1 (Other Priority

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Claims) and Class 2 (Other Secured Claims). Thus, the Plan complies with section 1123(b)(5) of the Bankruptcy Code.

(n)                                 Additional Plan Provisions (11 U.S.C. § 1123(b)(6)). The Plan’s additional provisions are appropriate and consistent with the applicable provisions of the Bankruptcy Code, including, without limitation, provisions for: (i) the general settlement of Claims and Interests (including the Settlement Agreement pursuant to the Settlement Order [Docket No. 450], the Stipulation and Order, and the CRG-ESH Settlement pursuant to the CRG-ESH Settlement Order ); (ii) distributions to Holders of Claims and, if applicable, Interests; (iii) transferring of the Litigation Trust Cash Contribution and vesting of those Avoidance Actions and Causes of Action identified in Section 5.03 of the Plan, in each case, to the Litigation Trust; (v) indemnification obligations; (vi) releases by the Debtors of the Released Parties; (vii) releases by the Releasing Parties of the Released Parties; (viii) the injunctions contained at Section 9.08 and 9.09 of the Plan; and (ix) the exculpation of the Exculpated Parties.

(o)                                 Debtors Are Not Individuals (11 U.S.C. § 1123(c)). The Debtors are not individuals. Accordingly, section 1123(c) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

(p)                                 Cure of Defaults (11 U.S.C. § 1123(d)). Section 6.02 of the Plan provides for the satisfaction of any defaults associated with each Executory Contract to be assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

L.                                     Debtors’ Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtors have complied with the applicable provisions of the Bankruptcy Code, the

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Bankruptcy Rules, the Solicitation Procedures Order, and other orders of this Court, thereby satisfying section 1129(a)(2) of the Bankruptcy Code.

M.                                 Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the formulation and negotiation of the Plan and all modifications thereto, the Settlement Agreement, the Stipulation and Order, and the CRG-ESH Settlement. The Chapter 11 Cases were filed, and the Plan and all modifications thereto and the Settlement Agreement, Stipulation and Order, and CRG-ESH Settlement were proposed, with the legitimate and honest purpose of reorganizing and maximizing the value of the Debtors and the recovery to Holders of Claims and Interests. Therefore, the Debtors have proposed the Plan in good faith and not by any means forbidden by law, and section 1129(a)(3) of the Bankruptcy Code is satisfied with respect to the Plan.

N.                                    Payments for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). Any payment made or to be made by the Debtors for services or for costs and expenses in connection with the Chapter 11 Cases, including administrative expense and substantial contribution claims under sections 503 and 507 of the Bankruptcy Code, or in connection with the Plan and incident to the Chapter 11 Cases, either has been approved by or is subject to the approval of the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

O.                                    Disclosure of Identities of Successor Entities (11 U.S.C. § 1129(a)(5)). The Debtors, as proponents of the Plan, have complied with section 1129(a)(5) of the Bankruptcy Code. The Debtors have properly and adequately disclosed the identity and

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affiliations of all individuals proposed to serve on or after the Effective Date, including the Plan Administrator, the Litigation Trustee, and the Oversight Committee as set forth in Exhibit I of the Plan Supplement [Docket No. 632], Exhibit G of the Second Plan Supplement [Docket No. 687], and Exhibit H of the Third Plan Supplement [Docket No. 706] and the appointment to such offices of such Entities is consistent with the interests of Holders of Claims and Interests and with public policy.

P.                                      No Rate Changes (11 U.S.C. § 1129(a)(6)). Section 1129(a)(6) of the Bankruptcy Code is satisfied because the Plan does not provide for any change in rates over which a governmental regulatory commission has jurisdiction.

Q.                                    Best Interests Test (11 U.S.C. § 1129(a)(7)). The liquidation analysis attached as Exhibit B to the Disclosure Statement, the Gumbs Declaration, and other evidence proffered or adduced at the Confirmation Hearing (1) are persuasive and credible, (2) are based upon reasonable and sound assumptions, (3) provide a reasonable estimate of the liquidation values of the Debtors upon hypothetical conversion to a case under chapter 7 of the Bankruptcy Code, and (4) establish that each Holder of a Claim or Interest in an Impaired Class that has not accepted the Plan will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date. Therefore, the Plan satisfies section 1129(a)(7) of the Bankruptcy Code.

R.                                    Acceptance By Certain Classes (11 U.S.C. § 1129(a)(8)). Classes 1 and 2 are Unimpaired by the Plan and therefore, under section 1126(f) of the Bankruptcy Code, such Classes are conclusively presumed to have accepted the Plan. All Voting Classes voted to accept the Plan, without including any acceptance of the Plan by any insider. The Plan has not been

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accepted by Classes 5, 6, 7, and 8, each of which is deemed to reject the Plan. Therefore, section 1129(a)(8) of the Bankruptcy Code has not been satisfied with respect to these Classes that are deemed to reject the Plan. Accordingly, Confirmation is sought pursuant to section 1129(b) of the Bankruptcy Code with respect to such Classes.

S.                                      Treatment of Administrative Claims, DIP Claims, Priority Tax Claims, and Other Priority Claims (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Claims, DIP Claims, and Other Priority Claims under the Plan satisfies the requirements of section 1129(a)(9)(A) and (B) of the Bankruptcy Code, and the treatment of Priority Tax Claims under the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code.

T.                                     Acceptance By Impaired Class (11 U.S.C. § 1129(a)(10)). At least one Impaired Class of Claims in the Chapter 11 Cases voted to accept the Plan determined without including any acceptance of the Plan by any “insiders.” Therefore, section 1129(a)(10) of the Bankruptcy Code is satisfied with respect to the Plan.

U.                                    Feasibility (11 U.S.C. § 1129(a)(11)). The information in the Disclosure Statement (i) is persuasive and credible, (ii) has not been controverted by other evidence, and (iii) together with the record of the Chapter 11 Cases and the evidence presented at the Confirmation Hearing, establishes that the Plan is feasible and provides adequate and appropriate means for its implementation and an orderly wind down of the Debtors’ Estates, thereby satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

V.                                    Payment of Fees (11 U.S.C. § 1129(a)(12)). The Debtors have paid or, pursuant to the Plan, will pay by the Effective Date, fees payable under 28 U.S.C. § 1930, thereby satisfying section 1129(a)(12) of the Bankruptcy Code.

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W.                                 Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)). The Debtors did not provide any retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, at any time prior to confirmation of the Plan and therefore, section 1129(a)(13) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

X.                                    No Domestic Support Obligations (11 U.S.C. § 1129(a)(14)). The Debtors are not required by a judicial or administrative order, or by statute, to pay a domestic support obligation. Accordingly, section 1129(a)(14) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

Y.                                    Debtors Are Not Individuals (11 U.S.C. § 1129(a)(15)). The Debtors are not individuals, and accordingly, section 1129(a)(15) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

Z.                                     No Applicable Non-bankruptcy Law Regarding Transfers (11 U.S.C. § 1129(a)(16)). Each of Debtors is a moneyed business, commercial corporation, or trust and accordingly, section 1129(a)(16) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

AA.                           Section 1129(b); Confirmation of the Plan Over Nonacceptance of Impaired Classes. Classes 5, 6, 7, and 8 are deemed to reject the Plan (the “Rejecting Classes”). Pursuant to section 1129(b) of the Bankruptcy Code, the Plan may be confirmed notwithstanding that not all Impaired Classes have voted to accept the Plan. All of the requirements of section 1129(a) of the Bankruptcy Code with respect to such Classes, other than section 1129(a)(8), have been met. With respect to the Rejecting Classes, no Holders of Claims or Interests junior to the Holders of such Classes will receive or retain any property under the Plan on account of such Claims or Interests. Additionally, no Class of Claims or Interests is receiving property under the

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Plan having a value more than the Allowed amount of such Claim or Interest. Further, the Plan does not unfairly discriminate among Classes of Claims and Interests because Holders of Claims with similar legal rights will not be receiving materially different treatment under the Plan. Specifically, classifications and recoveries under the Plan are based on the legal rights of Holders of Claims, including rights under applicable credit and debt agreements and security interests against the applicable Debtor. Further, there is no unfair discrimination between Class 5 (Section 510(b) Claims) and Class 8 (Interests) as any payments to Holders of Interests in Class 8 under the Plan as provided for by the CRG—ESH Settlement are not on account of the Interests in Class 8 but on account of settlement of the Equity Committee’s Appeals and Plan objections. Accordingly, the Plan is fair and equitable and does not discriminate unfairly, as required by section 1129(b) of the Bankruptcy Code, and may be confirmed under Bankruptcy Code section 1129(b) notwithstanding such Classes’ rejection or deemed rejection of the Plan.

BB.                           Only One Plan (11 U.S.C. § 1129(c)). The Plan is the only plan filed in each of these Chapter 11 Cases, and accordingly, section 1129(c) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

CC.                           Principal Purpose of Plan (11 U.S.C. § 1129(d)). No party-in-interest that is a Governmental Unit has objected to the confirmation of the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933 (15 U.S.C. § 77e). Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

DD.                           Small Business Case (11 U.S.C. § 1129(e)). None of these Chapter 11 Cases are a “small business case,” as that term is defined in the Bankruptcy Code, and, accordingly, section 1129(e) of the Bankruptcy Code is inapplicable.

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EE.                             Plan Settlements. In accordance with Bankruptcy Rule 9019, the Plan is dependent upon and incorporates the terms of compromises and settlements (the “Plan Settlements”), which include the Settlement Order, Stipulation and Order and the CRG—ESH Settlement pursuant to the CRG—ESH Settlement Order. Accordingly, the Plan Settlements are fair, equitable, reasonable, and appropriate in light of the facts and circumstances, and are in the best interests of the Debtors, the Estates, and the Holders of Claims and Interests. The terms of the Plan Settlements are approved and the Debtors, the Liquidating Debtor, the Plan Administrator, the Litigation Trust, the Litigation Trustee, and the Oversight Committee as applicable, are directed to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan Settlements.

FF.                               Litigation Trust. Entry into the Litigation Trust Agreement is in the best interests of the Debtors and the Debtors’ Estates and creditors. Each of the establishment of the Litigation Trust, the selection of John W. Noble of Morris James LLP to serve as the Litigation Trustee, and the form of the proposed Litigation Trust Agreement (as it may be modified or amended) is appropriate and in the best interests of the Debtors’ stakeholders. The Litigation Trust Agreement shall, upon execution, be valid, binding, and enforceable in accordance with its terms. The Holders of Allowed Claims or Interests in Class 4 (General Unsecured Claims), Class 5 (Section 510(b) Claims), and Class 8 (Interests) shall receive beneficial interests in the Litigation Trust entitling each Holder of Claims or Interests in such Classes to receive its Pro Rata Share of any recovery from Causes of Action or Avoidance Actions that vest in the Litigation Trust on the Effective Date, in accordance with the terms set forth in the Plan and the Litigation Trust Agreement.

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GG.                           Executory Contracts. The Debtors have exercised reasonable business judgment in determining whether to assume or reject their executory contracts and unexpired leases pursuant to Article VI of the Plan, which provides that except as otherwise provided under the Plan, each Executory Contract and Unexpired Lease of the Debtors shall be deemed automatically rejected (subject to certain exceptions, including, without limitation, those contracts that are expressly assumed pursuant to Section 6.02 of the Plan) pursuant to sections 365 and 1123 of the Bankruptcy Code subject to the occurrence of the Effective Date with such rejection to be effective as of such date. Each assumption (pursuant to Schedule A of Exhibit C of the Plan Supplement (the Schedule of Assumed Executory Contracts)) or rejection of an Executory Contract pursuant to Article VI of the Plan shall be legal, valid, and binding upon the Debtors or Liquidating Debtor and their successors or assignees (if any) and all non-debtor parties (and their assignees or successors) to such Executory Contract, all to the same extent as if such assumption or rejection had been effectuated pursuant to an order of the Court entered before the Confirmation Date under section 365 of the Bankruptcy Code.

HH.                         Adequate Assurance. The Debtors have cured, or provided adequate assurance that the Liquidating Debtor or its successors or assignees (if any) will cure, defaults (if any) under or relating to each of the executory contracts that are being assumed by the Debtors pursuant to the Plan. In addition, the Debtors have provided adequate assurance of future performance regarding the Executory Contracts that are being assumed by the Debtors, as contemplated pursuant to section 365(b)(1)(C) of the Bankruptcy Code.

II.                                   Releases. The release, injunction, indemnification, and exculpation provisions described in Article IX of the Plan, including Sections 9.04, 9.05, 9.06, 9.07, 9.08, 9.09, and 9.14, were adequately disclosed and explained in the Disclosure Statement, in the Plan,

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and further on the Ballots with respect to the third-party releases set forth in Section 9.05 of the Plan (the “Third Party Release”); were the product of extensive good faith, arm’s-length negotiations and settlements of the matters covered thereby; are otherwise approved by this Court as appropriate pursuant to applicable law; or are consensual with respect to the Third Party Release as to (a) the Released Parties, (b) all Holders of a Claim that voted to accept the Plan and (c) all Holders of a Claim entitled to vote on the Plan who abstained from voting on the Plan and elected on their Ballot to opt-in to the Third Party Release. Such compromises and settlements are made in exchange for consideration and are fair, equitable, and reasonable, and are integral elements of the Chapter 11 Cases in accordance with the Plan. Each of the release, injunction, indemnification, and exculpation provisions set forth in the Plan: (i) is within the jurisdiction of the Court under 28 U.S.C. §§ 1334(a), (b), and (d); (ii) is an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code; (iii) is an integral and non-severable element of the settlements and transactions incorporated into the Plan; (iv) confers a material benefit on, and is in the best interests of, the Debtors, their Estates, and the Holders of Claims and Interests; (v) is important to the overall objectives of the Plan to finally resolve all Claims and Interests among or against the parties-in-interest in the Chapter 11 Cases with respect to the Debtors, their organization, operation, and reorganization; and (vi) is consistent with sections 105, 1123, 1129, and other applicable provisions of the Bankruptcy Code. The failure to give effect to the release, injunction, indemnification and exculpation provisions set forth in the Plan, as approved by this Confirmation Order, would impair the Debtors’ ability to confirm and implement the Plan.

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JJ.                                   Plan Conditions to Consummation. Each of the conditions precedent to the Effective Date, as set forth in Section 10.01 of the Plan, is reasonably likely to be satisfied or waived in accordance with the terms of the Plan.

KK.                           Judicial Notice. The Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court or its duly appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, or adduced at the hearings held before the Court during the pendency of the Chapter 11 Cases.

LL.                             Burden of Proof. The Debtors, as proponents of the Plan, have met their burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard.

MM.                     Retention of Jurisdiction. This Court properly may retain jurisdiction over the matters set forth in Article XI of the Plan.

DECREES

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

Confirmation of Plan

1.                                      Confirmation. The Plan, attached hereto as Exhibit A, including all Exhibits attached thereto or included in the Plan Supplement, is approved and confirmed under section 1129 of the Bankruptcy Code. The terms of the Plan are incorporated by reference into and are an integral part of this Confirmation Order and the Debtors are authorized to implement their provisions and consummate the Plan without any further authorization except as expressly required by the Plan or this Confirmation Order.

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2.                                      Notice. Notice of the Plan, its exhibits, and all amendments and modifications thereto, the Disclosure Statement and the Solicitation Packages was proper and adequate.

3.                                      Objections. For the reasons stated on the record at the Confirmation Hearing, all Objections and all reservations of rights that have not been withdrawn, waived, or settled pertaining to the Confirmation of the Plan are overruled on the merits.

4.                                      Authorization to Implement the Plan. Upon the entry of this Confirmation Order, the Debtors, the Liquidating Debtor, the Plan Administrator, the Litigation

Trust, the Litigation Trustee, the Oversight Committee, and any third party Distribution Agent, as applicable, and their respective professionals, are authorized to take, or cause to be taken, all actions necessary or appropriate to implement all provisions of, and to consummate, the Plan, and to execute, enter into, or otherwise make effective all documents arising in connection therewith, prior to, on, and after the Effective Date. All such actions taken or caused to be taken shall be, and hereby are, authorized and approved by this Court, such that no further approval, act, or action need be taken under any applicable law, order, rule, or regulation, including, without limitation, (a) the incurrence of all obligations contemplated by the Plan and the making of Distributions and (b) the implementation of all settlements and compromises as set forth in or contemplated by the Plan.

5.                                      The Debtors are authorized to make payments required to be made under the Plan at any time on and after the Effective Date.

6.                                      Releases, Injunctions, Limitations of Liability, and Exculpation. All releases, injunctions, limitations of liability, and exculpation provisions in the Plan, including, without limitation, those in Article IX of the Plan, are fair and equitable and given for valuable

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consideration and are in the best interest of the Debtors and all parties in interest, and such provisions shall be effective and binding on all persons and entities, to the extent provided therein, and are incorporated in this Confirmation Order as if set forth in full herein and are hereby approved in their entirety.

7.                                      Plan Classification and Treatment. All Claims and Interests shall be, and hereby are, classified and treated as set forth in the Plan. The Plan’s classification scheme shall be, and hereby is, approved. The classifications set forth in connection with voting on the Plan: (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims under the Plan for distribution purposes; (c) may not be relied upon by any creditor as representing the actual classification of such Claims under the Plan for distribution purposes; and (d) shall not bind the Debtors, the Liquidating Debtor, the Plan Administrator, the Litigation Trust, the Litigation Trustee, or any third party Distribution Agent. The treatment of Claims and Interests as provided for in the Plan is approved.

8.                                      Cancellation of Existing Securities and Agreements. Except as otherwise provided in the Plan, on and after the Effective Date, all notes, instruments, certificates, agreements, indentures, mortgages, security documents, and other documents evidencing Claims or Interests, including Term Loan Claims, Senior Notes Claims, and Interests in Synergy Pharmaceuticals, shall be deemed canceled and surrendered without any need for further action or approval of the Bankruptcy Court or any Holder or other person and the obligations of the Debtors or the Liquidating Debtor, as applicable, thereunder or in any way related thereto shall be deemed satisfied in full, and the Senior Notes Indenture Trustee and the Term Loan Agent shall be released from all duties thereunder; provided that any such indenture or agreement that

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governs rights of the Holder of a Claim shall continue in effect solely for purposes of: (a) allowing Holders to receive distributions under the Plan; (b) allowing the Senior Notes Indenture Trustee and the Term Loan Agent to enforce their rights, claims, and interests vis-à-vis any parties other than the Debtors, the Liquidating Debtor or the Released Parties; (c) allowing the Senior Notes Indenture Trustee and the Term Loan Agent to make the distributions in accordance with the Plan (if any), as applicable; (d) preserving any rights of the Senior Notes Indenture Trustee and the Term Loan Agent to payment of fees, expenses, and indemnification obligations solely as against any money or property distributable to the Holders under the relevant indenture or the relevant credit agreement, including any rights to priority of payment or to exercise charging liens; (e) allowing the Senior Notes Indenture Trustee and the Term Loan Agent to enforce any obligations owed to each of them under the Plan; (f) allowing the Senior Notes Indenture Trustee and the Term Loan Agent to exercise rights and obligations relating to the interests of the Holders under the relevant indentures and credit agreements; (g) allowing the Senior Notes Indenture Trustee and the Term Loan Agent to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court, including, but not limited, to enforce the respective obligations owed to such parties under the Plan; and (h) permitting the Senior Notes Indenture Trustee and the Term Loan Agent to perform any functions that are necessary to effectuate the foregoing; provided, further, that except as provided in the Plan, the preceding proviso shall not affect the settlement and release of Claims or Interests pursuant to the Bankruptcy Code, this Confirmation Order, the Plan, the Settlement Order, the Stipulation and Order, or the CRG-ESH Settlement Order, as applicable, or result in any expense or liability to the Debtors or the Liquidating Debtor, as applicable.

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9.                                      Substantive Consolidation. In light of the fact that substantive consolidation will promote a more equitable distribution of the Debtors’ assets, the substantive consolidation of the Chapter 11 Cases and Estates that comprise the Debtors is in the best interests of the Debtors’ stakeholders and is appropriate under Bankruptcy Code section 105(a) and is hereby approved for distribution purposes only. On the Effective Date, each Claim filed or to be filed against any Debtor shall be deemed filed only against Synergy Pharmaceuticals and shall be deemed a single Claim against and a single obligation of Synergy Pharmaceuticals for distribution purposes only and the claims register shall be updated accordingly without the need for further Court Order.

10.                               Merger and Dissolution of the Debtors. Immediately following the occurrence of the Effective Date and without further order of the Bankruptcy Court: (a) the members of the boards of directors of the Debtors shall be deemed to have resigned; (b) Synergy Advanced shall be deemed merged with and into Synergy Pharmaceuticals; (c) Synergy Pharmaceuticals Inc. shall convert into Synergy Pharmaceuticals, LLC; and (d) Synergy Pharmaceuticals, LLC shall continue to exist as the Liquidating Debtor after the Effective Date in accordance with the laws of the State of Delaware and pursuant to its certificate of conversion, certificate of formation, limited liability company agreement, and other organizational documents in effect prior to the Effective Date, except to the extent such organizational documents are amended under the Plan, for the limited purposes set forth in the Plan Administrator Agreement, which include (i) liquidating certain assets of the Estates and making distributions in accordance with the Plan, (ii) administering or settling Administrative Claims, Professional Claims, Priority Tax Claims, and Other Priority Claims, subject to the Administrative Claims Protocol set forth in Section 5.11(b) of the Plan, (iii) administering and

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winding down the Debtors’ employee benefit plans, (iv) preserving applicable privileges of the Liquidating Debtor as set forth in more detail in Section 5.16 of the Plan, (v) maintaining and administering the Administrative and Priority Claims Reserve, the Disputed Claims Reserve, the Professional Claims Reserve, and the Wind-Down Reserve, and establishing any other necessary reserves that may be required as set forth in Section 5.11(e) of the Plan, and (vi) administering the CRG—ESH Settlement Fund in accordance with the terms of the CRG—ESH Settlement Order and the Plan and making payments under the CRG—ESH Settlement Fund; in each case, without the necessity of any other or further actions to be taken by or on behalf of the Debtors or payments to be made in connection therewith; provided, however, that the Debtors or the Plan Administrator, on behalf of the Liquidating Debtor, may execute and file documents and take all other actions as they deem appropriate relating to the foregoing corporate actions under the laws of the State of Delaware and, in such event, all applicable regulatory or governmental agencies shall take all steps necessary to allow and effect the prompt merger of the Debtors as provided herein and under the Plan, without the payment of any fee, tax or charge and without the need for the filing of reports or certificates. Moreover, on and after the first day following the Effective Date, Synergy Pharmaceuticals and Synergy Advanced (1) shall be deemed to have withdrawn their business operations from any state in which they were previously conducting, or are registered or licensed to conduct, their business operations, and shall not be required to file any document, pay any sum or take any other action in order to effectuate such withdrawal, and (2) shall not be liable in any manner to any taxing or other authority for franchise, business, license or similar taxes accruing on or after the Effective Date.

11.                               Exemption from Certain Transfer Taxes and Recording Fees. To the fullest extent contemplated by section 1146(a) of the Bankruptcy Code, any transfers of property

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pursuant to the Plan or any transfers of property made in connection therewith (whether such transfers are made by the Debtors, Liquidating Debtor, or other Person) shall not be subject to any stamp tax or similar tax, and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. The Bankruptcy Court shall retain specific jurisdiction with respect to these matters.

12.                               Utility Deposits. On the Effective Date, the Debtors are authorized to release any and all funds deposited into any segregated accounts maintained for the benefit of any utility companies pursuant to any interim or final order of the Court approving the Debtors’ proposed form of adequate assurance of payment for future utility services and granting related relief.

Unexpired Leases and Executory Contracts

13.                               Rejection and Assumption of Executory Contracts and Unexpired Leases. The Executory Contract and Unexpired Lease provisions of Article VI of the Plan are approved.

(a)                                 Automatic Rejection. Except as otherwise provided in the Plan, each Executory Contract and Unexpired Lease shall be deemed automatically rejected pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such Executory Contract or Unexpired Lease: (i) is listed on the Schedule of Assumed Executory Contracts contained in Exhibit C to the Plan Supplement; (ii) has been previously assumed by the Debtors by Final Order of the Bankruptcy Court or has been assumed by the Debtors by order of the Bankruptcy Court as of the Effective Date, which order becomes a Final Order after the Effective Date; (iii) is the subject of a motion to assume pending as of the Effective Date; (iv)

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is an Insurance Contract; or (v) is otherwise assumed pursuant to the terms of the Plan. This Confirmation Order constitutes an order of the Bankruptcy Court approving such rejections pursuant to sections 365 and 1123 of the Bankruptcy Code, with such rejections to be effective as of the Effective Date.

(b)                                 Assumption of Executory Contracts. On the Effective Date, each Executory Contract listed on the Schedule of Assumed Executory Contracts in Exhibit C to the Plan Supplement shall be assumed and shall vest in and be fully enforceable by the Plan Administrator on behalf of the Liquidating Debtor or its assignee (if any) in accordance with its terms, except as modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. Assumption of any Executory Contract pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Cure Amount, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change-in-control or ownership-interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract at any time prior to the effective date of assumption or assumption and assignment.

(c)                                  Cure Procedures and Payments Related to Assumption of Executory Contracts. The Cure procedures and any payments related to the assumption of any Executory Contract shall be in accordance with Section 6.02 of the Plan and the Cure Notices served upon counterparties to such Executory Contracts.

Bar Dates and Other Deadlines

14.                               Administrative Claims Bar Date. Except as otherwise provided herein or in the Plan and as set forth in Sections 2.02 and 2.03 of the Plan, all requests for payment of an Administrative Claim must be filed, in substantially the form of the Administrative Claim Request Form contained in Exhibit J to the Plan Supplement, with the Claims and Solicitation

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Agent and served on counsel for the Debtors, the Plan Administrator, and the Litigation Trustee no later than the Administrative Claims Bar Date, which shall be thirty days after the Effective Date of the Plan, unless otherwise ordered by the Bankruptcy Court (except with respect to (a) Professional Claims, including Restructuring Expenses, (b) Administrative Claims Allowed by a Final Order of the Bankruptcy Court on or before the Effective Date of the Plan, (c) Administrative Claims that are not Disputed and arose in the ordinary course of business and were paid or are to be paid in accordance with the terms and conditions of the particular transaction giving rise to such Administrative Claim, or (d) Administrative Claims arising under chapter 123 of title 28 of the United States Code). Holders of Administrative Claims that are required to, but do not, file and request payment of such Administrative Claim(s) by the applicable Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors or their property and such Administrative Claims shall be deemed disallowed in full as of the Effective Date.

15.                               Administrative Claims Protocol. On or before ten Business Days prior to the Effective Date, the Debtors will provide the Creditors’ Committee with a schedule of estimated Administrative Claims, Priority Tax Claims and Other Priority Claims to be funded from the Administrative and Priority Claims Reserve (the “Administrative and Priority Claims Schedule”). On or before five Business Days prior to the Effective Date, the Creditors’ Committee will provide the Debtors with a schedule which lists the individual Administrative Claims, Priority Tax Claims and Other Priority Claims set forth in the Administrative and Priority Claims Schedule over which the Litigation Trustee shall reserve consent rights (collectively, the “Reserved Claims”). With respect to any Reserved Claim and any other Administrative Claim, Priority Tax Claim and Other Priority Claim that was not included in the

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Administrative and Priority Claims Schedule, such claim shall only be Allowed (i) upon agreement of the Plan Administrator and the Litigation Trust or (ii) as determined by Final Order of this Court (the “Administrative Claims Protocol”). The Debtors have complied with each of their obligations under the Administrative Claims Protocol as of the date of the Confirmation Hearing.

16.                               Professional Claims. In accordance with and pursuant to Section 2.03 of the Plan, the amount of Professional Claims owing to the Professionals will be paid in Cash upon approval of such Claims by the Bankruptcy Court; provided that, in accordance with Section 2.03 of the Plan, all final requests for payment of Professional Claims must be filed no later than 45 days after the Effective Date; provided further that, notwithstanding the foregoing, on the Effective Date, the Debtors or the Plan Administrator, as applicable, shall pay all unpaid fees earned and expenses incurred to the investment bankers retained by the Debtors, the Creditors’ Committee, and the Equity Committee;  provided that the fees and expenses of Houlihan Lokey Capital, Inc. shall be capped at $625,000; provided further that each of the foregoing investment bankers shall file a final request for Professional Claims, and any such fees and expenses shall be subject to clawback if not approved by the Bankruptcy Court in accordance with Section 2.03 of the Plan. Notwithstanding anything to the contrary in this Court’s Order Granting Debtors’ Motion for Order Pursuant to Bankruptcy Code Sections 105(a) and 331, Bankruptcy Rule 2016, and Local Bankruptcy Rule 2016-1 Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals [Docket No. 262], pursuant to Section 2.03 of the Plan, all final requests for payment of Professional Claims (including any first and final fee applications) must be filed no later than 45 days after the Effective Date.

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17.                               Distribution Record Date.  Notwithstanding anything in the Plan or this Confirmation Order to the contrary, the Distribution Record Date for determining which Holders of certain Allowed Claims are eligible to receive distributions under the Plan shall be the Confirmation Date.

Plan Administrator and Litigation Trust

18.                               Plan Administrator Agreement. The form of Amended Plan Administrator Agreement attached as Exhibit A to the Second Plan Supplement is hereby approved, and the Debtors are authorized to execute and to take any action necessary or appropriate to implement, effectuate, or consummate the Plan Administrator Agreement. The appointment of Portage Point Partners, LLC, as Plan Administrator is hereby approved.

19.                               The Plan Administrator shall seek to preserve and protect all applicable privileges of the Liquidating Debtor, as applicable, including any attorney-client privilege or work-product privilege attaching to any documents or communications (whether written or oral) as set forth in more detail in Section 5.16 of the Plan. In addition, the duties to be exercised by the Plan Administrator on behalf of the Liquidating Debtor and the Estates pursuant to the Plan and the Plan Administrator Agreement, shall include, among others, (1) making distributions to Holders of Allowed Claims and Interests as provided for in the Plan, (2) administering, reconciling and resolving Administrative Claims, Professional Claims, Priority Tax Claims and Other Priority Claims, subject to the Administrative Claims Protocol set forth in Section 5.11(b) of the Plan, (3) filing tax returns and paying taxes, (4) administering the Debtors’ 401(k) benefit plans, (5) defending the Debtors in the Securities Litigation and any other pending or future securities litigation against the Debtors and (6) dissolving the Liquidating Debtor. All material

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decisions of the Plan Administrator, including the settlement of the Securities Litigation, shall be subject to the approval of the Oversight Committee.

20.                               The Plan Administrator or its designee is authorized to execute and file tax returns on behalf of the Debtors after the Effective Date.

21.                               Oversight Committee. The appointment of (a) one representative from each of (i) 1992 MSF International Ltd., (ii) 1992 Tactical Credit Master Fund, L.P., and (iii) Wilmington Savings Fund Society, FSB, designees of the Creditors’ Committee; and (b) Michael L. Meyer and Samuel Goldstein, designees of the Equity Committee, to the Oversight Committee is hereby approved. Each of the members of the Oversight Committee shall have all rights, powers, duties, and protections afforded the Oversight Committee and its members under the Plan and the Plan Administrator Agreement. The members of the Oversight Committee designated by the Creditors’ Committee shall resign upon the earlier of (a) the payment in full of all Allowed Class 4 Claims and (b) the termination of the Plan Administrator Agreement and Litigation Trust Agreement in accordance with their terms. All members of the Oversight Committee shall resign upon the earlier of (a) the payment in full of all Allowed Claims and Interests and (b) the termination of the Plan Administrator Agreement and Litigation Trust Agreement in accordance with their terms.

22.                               Litigation Trust. The formation, rights, powers, duties, structure, obligations, and other matters pertaining to the Litigation Trust shall be governed by Article V of the Plan and the amended Litigation Trust Agreement (which such agreement shall be substantially in the form of Exhibit B to the Second Plan Supplement) is hereby approved. John W. Noble of Morris James LLP is hereby appointed as the Litigation Trustee.

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23.                               The Oversight Committee shall oversee the Litigation Trustee and the Litigation Trustee shall consult with, and seek the consent of, the Oversight Committee as to all material decisions. In furtherance of and consistent with the purpose of the Litigation Trust, the Plan, and this Confirmation Order, subject to the terms and conditions contained in the Litigation Trust Agreement, in the Plan, or in this Confirmation Order, the Litigation Trustee shall (a) hold the Litigation Trust Assets for the benefit of Beneficiaries (as defined in the Litigation Trust Agreement), (b) authorize and effectuate distributions of proceeds and other Litigation Trust Assets, if any, in its commercially reasonable determination (in consultation with the Oversight Committee), and (c) investigate, settle, compromise, object to, and litigate the Litigation Trust Claims (as defined in the Litigation Trust Agreement) in its commercially reasonable determination (in consultation with the Oversight Committee). The Litigation Trustee shall be responsible for all decisions and duties with respect to the Litigation Trust and the Litigation Trust Assets. In all circumstances, the Litigation Trustee shall act in the best interests of all Beneficiaries and in furtherance of the purpose of the Litigation Trust, and shall use commercially reasonable efforts to dispose of the Litigation Trust Assets and to make timely distributions and not unduly prolong the duration of the Litigation Trust.

24.                               Transfer of Litigation Trust Assets. On the Effective Date, (a) the Litigation Trust Cash Contribution less $155,054 representing the Litigation Trust’s allocable share of compensation for post-Effective Date employees, shall be transferred by the Debtors to the Litigation Trust; provided that $50,000 of the Litigation Trust Cash Contribution shall be escrowed with the Litigation Trustee to be used solely for the benefit of the Equity Committee designees on the Oversight Committee to investigate and object to any settlement of Claims proposed by the Litigation Trustee, and (b) all Avoidance Actions and Causes of Action

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belonging to the Debtors that are neither (i) acquired by the Purchaser or otherwise released pursuant to the Asset Purchase Agreement nor (ii) released pursuant to the Plan or the Final DIP Order shall be vested in the Litigation Trust. The Litigation Trustee shall have the authority to determine, for each pending derivative action on behalf of the Debtors, whether to dismiss such action or to be deemed the plaintiff in such matter with respect to the pending derivative action on behalf of the Debtors. The Litigation Trust will be controlled by the Oversight Committee and administered by the Litigation Trustee. The Debtors, the Liquidating Debtor, and the Plan Administrator shall have no direct or indirect control, influence or authority over the Litigation Trust, the Litigation Trustee or the Oversight Committee or any of their respective decisions. The Litigation Trust shall be a legally separate and distinct Entity from the Debtors or the Liquidating Debtor, and the Litigation Trustee shall be a separate and distinct Entity from the Plan Administrator. Notwithstanding anything to the contrary herein, the Oversight Committee and the Litigation Trustee shall collectively have the exclusive control over all aspects of the Causes of Action and Avoidance Actions that vest in the Litigation Trust, including the investigation, prosecution and disposition of same, in accordance with the terms of the Litigation Trust Agreement, and the Liquidating Debtor and the Plan Administrator shall have no rights, powers or duties with respect to any aspect of any of the Causes of Action and Avoidance Actions that vest in the Litigation Trust.

25.                               Preservation of Privileges and Defenses. On the Effective Date, all of the Debtors’ privileges and work product related to Causes of Action and Avoidance Actions that vest in the Litigation Trust, including but not limited to any attorney-client privilege or work-product privilege attaching to any documents or communications (whether written or oral), shall be vested in the Litigation Trust, which—except as expressly set forth below—will have

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exclusive authority to waive or not waive the Debtors’ privileges in its sole discretion. Notwithstanding the foregoing and for the avoidance of doubt, the privileges transferred to the Litigation Trust do not include any privileges (including but not limited to attorney-client privilege or work-product privilege) of the current and former individual directors and officers of the Debtors, including but not limited to any such privilege attaching to any documents or communications (whether written or oral) between the directors and officers of the Debtors and Davis Polk & Wardwell LLP (“Davis Polk”). Each individual director or officer shall retain all privileges and work product, including but not limited to any attorney-client privilege or work-product privilege attaching to any personal documents or communications (whether written or oral) between such director or officer, on the one hand, and Davis Polk, on the other hand. Nothing in the Plan (including Section 5.16 thereto) or this Confirmation Order is intended to, does, or may be construed to expand the privileges or other protections against disclosure, if any, belonging to the Debtors as of the Effective Date, it being understood that the purpose of Section 5.16 of the Plan and the corresponding provisions in this Confirmation Order is to ensure that any privileges and other protections against disclosure existing as of the Effective Date are preserved and are not waived by the creation and vesting of certain of the Debtors’ assets in the Litigation Trust.

26.                               Although the Liquidating Debtor shall retain the right to maintain or access privileged documents and communications between the Debtors and Davis Polk relating to any matter where Davis Polk was representing both the Debtors and individual directors or officers, the Liquidating Debtor and the Plan Administrator shall not provide any such documents or communications to the Litigation Trust. For the avoidance of doubt, any joint representation of the Debtors and Debtors’ officers and directors (including, but not limited to, representation in

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connection with the Securities Action) shall not provide a basis for the Litigation Trust to seek to compel the production of any documents or communications to the extent containing or reflecting communications between Davis Polk on the one hand and the Debtors or the Debtors’ directors and officers on the other. Nor shall any joint communications from Davis Polk to both the Debtors and the individual directors and officers be deemed to provide a basis for the Litigation Trust to seek to compel the production of any documents or communications containing or reflecting communications between Davis Polk on the one hand and the Debtors or the Debtors’ directors and officers on the other. Nor shall any production, inadvertent or otherwise, by the Liquidating Debtor or the Plan Administrator of any documents or communications (whether written or oral) between the directors and officers of the Debtors and Davis Polk (if any) to the Litigation Trust, the Litigation Trustee, the Oversight Committee, or any party or person associated with the Litigation Trust, the Litigation Trustee or the Oversight Committee, constitute a waiver of such privileged information, which shall remain privileged to the same extent, if any, such information was privileged on the Effective Date.

27.                               The Plan Administrator will seek to preserve and protect all applicable privileges and work product vested in the Liquidating Debtor (which for the avoidance of doubt excludes the privileges and work product vested in the Litigation Trust). The Plan Administrator’s receipt of such information shall not waive any privileges and such privileges are preserved. The Litigation Trust, the Liquidating Debtor and the individual directors and officers of the Debtors shall remain in control of all of their respective privileges (subject to the provisions of the foregoing paragraphs), and the Litigation Trust, the Liquidating Debtor, and the individual directors and officers of the Debtors, each as applicable, retain the right to waive their own privileges prospectively. For the avoidance of doubt, nothing herein or in the Plan shall be

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deemed to permit any party to waive any privilege in connection with a joint representation without the affirmative consent of all parties holding such privilege.

28.                               Injunction on Enforcement of Judgments. The Litigation Trust shall not, subject to Section 9.08 of the Plan, enforce any judgment or settlement obtained against the Specified Individuals unless such judgment or settlement is actually paid from any available insurance coverage under the D&O Policies; provided that such prohibition shall not apply to any Specified Individual in the event such Specified Individual (a) fails to reasonably cooperate with any D&O Insurer to the fullest extent requested by such D&O Insurer in the defense and/or settlement of any Cause of Action brought against such Specified Individual or any other party, (b) knowingly or unreasonably takes any action that has the effect of impairing, or knowingly or unreasonably fails to take any action necessary to preserve, coverage under the D&O Policies for any Cause of Action brought against such Specified Individual or any other party (provided that a Specified Individual’s election to satisfy these conditions and take steps to qualify such Specified Individual for the protections of the injunction described above shall not under any circumstances be deemed to be knowingly or unreasonably taking an action or failing to take an action for purposes of this subsection (b)), (c) fails to satisfy any required co-insurance obligations, if any, under the D&O Policies arising from any Cause of Action brought against such Specified Individuals, or (d) asserts any Claim relating to any prepetition Indemnification Obligations in violation of the Claims Assertion Protocol set forth in Section 9.14 of the Plan, without prejudice to any subrogation or other rights of any D&O Insurer under the D&O Policies. For the avoidance of doubt, each Specified Individual may, in his/her sole discretion, elect to satisfy the foregoing conditions that qualify such Specified Individual to the protections of the

39

injunction described in this section and the decision or acts and/or omissions of one Specified Individual shall have no impact on any other Specified Individual.

Injunction, Release, and Exculpation Provisions

29.                               Injunction. Effective as of the Effective Date, to the fullest extent permissible under applicable law, and except as otherwise expressly provided in the Plan or this Confirmation Order or for obligations required to be paid pursuant to the Plan or this Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests or Causes of Action that (a) are subject to compromise and settlement pursuant to the terms of the Plan; (b) have been released pursuant to Section 9.04 of the Plan; (c) have been released pursuant to Section 9.05 of the Plan; (d) are subject to the exculpation pursuant to Section 9.06 of the Plan; or (e) are otherwise stayed or terminated pursuant to the terms of the Plan, are permanently enjoined and precluded, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Liquidating Debtor, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind including on account of or in connection with or with respect to any such Claims, Interests or Causes of Action that have been compromised or settled against the Debtors or any Entity so released or exculpated (or the property or estate of the Debtors or any Entity so released or exculpated) on account of or in connection with or with respect to any released, settled, compromised or exculpated Claims, Interests or Causes of Action; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against the Debtors or any Entity so released or exculpated (or the property or estate of the Debtors or any Entity so released or exculpated) on account of or in connection with or with respect to any released, settled, compromised or exculpated Claims, Interests or Causes of Action; (3) creating, perfecting, or enforcing any Lien, claim or encumbrance of any kind against the

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Debtors or any entity so released or exculpated (or the property or estate of the Debtors or any Entity so released or exculpated) on account of or in connection with or with respect to any released, settled, compromised or exculpated Claims, Interests or Causes of Action; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due to the Debtors or any Entity so released or exculpated (or the property or estate of the Debtors or any Entity so released or exculpated) on account of or in connection with or with respect to any released, settled, compromised or exculpated Claims, Interests or Causes of Action, except as set forth in Section 8.10 of the Plan, and notwithstanding an indication in a Claim or Interest or otherwise that such holder asserts, has, or intends to preserve any right of setoff or subrogation pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind against the Debtors or any Entity so released or exculpated (or the property or estate of the Debtors or any Entity so released or exculpated) on account of or in connection with or with respect to any released, settled, compromised or exculpated Claims, Interests or Causes of Action. Notwithstanding anything to the contrary in the foregoing or in the Plan, the injunction set forth above shall not enjoin the Securities Claims. For the avoidance of doubt, the Debtors are not receiving a discharge under section 524(a) of the Bankruptcy Code.

30.                               Debtor Release. Pursuant to section 1123(b) of the Bankruptcy Code, as of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors, the Liquidating Debtor, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Claim or Cause of Action, directly or derivatively, by, through, for, or because of any of the foregoing Entities, shall be deemed to have conclusively,

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absolutely, unconditionally, irrevocably, and forever released, waived, and discharged the Released Parties from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims, asserted or assertable on behalf of the Debtors, the Liquidating Debtor or their Estates, as applicable, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, the Liquidating Debtor, or their Estates or Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or any other Entity, based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring and sale efforts, the Chapter 11 Cases, the Acceptable Sale, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, preparation, dissemination and filing of the Plan (including, for the avoidance of doubt, the Plan Supplement), the Disclosure Statement, the DIP Credit Agreement, the Asset Purchase Agreement, the Sale Order or related agreements, instruments, or other documents, the pursuit of the Acceptable Sale, the pursuit of consummation of the Acceptable Sale, the pursuit of Confirmation of the Plan, the pursuit of consummation of the Plan, the administration and implementation of the Plan, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan; provided that, nothing in the foregoing or in Section 9.04 of the Plan shall be construed to release the Released Parties from gross negligence, willful misconduct, or fraud as determined by a Final Order. Notwithstanding anything to the contrary

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herein or in the Plan, the foregoing release shall not affect the releases granted to the applicable entities pursuant to Sections 5.1.2 and 5.2 of the Final DIP Order. Notwithstanding anything to the contrary in the foregoing or in the Plan, the releases set forth above do not release any post-Effective Date obligation or liability of any Entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

31.                               Pursuant to Bankruptcy Rule 9019, the Court hereby approves the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, finds that the Debtor Release is: (1) in exchange for the good and valuable consideration provided by the Released Parties, (2) a good-faith settlement and compromise of the claims released by the Debtor Release; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Debtors or the Liquidating Debtor or their respective Estates or the Litigation Trust asserting any claim, Cause of Action, or liability related thereto, of any kind whatsoever, against any of the Released Parties or their property, released pursuant to the Debtor Release.

32.                               Third Party Release. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, including the obligations of the Debtors under the Plan and the contributions of the Released Parties to facilitate and implement the Plan, to the fullest extent permissible under applicable law, as such law may be extended after the Effective Date, each of the Releasing Parties shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released, waived, and discharged each Released Party from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen,

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existing or hereinafter arising, in law, equity, or otherwise, including any derivative claims, asserted or assertable on behalf of any of the Debtors, the Liquidating Debtor, or their Estates, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring and sale efforts, the Chapter 11 Cases, the Acceptable Sale, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, preparation, dissemination and filing of the Plan (including, for the avoidance of doubt, the Plan Supplement), the Disclosure Statement, the DIP Credit Agreement, the Asset Purchase Agreement, the Sale Order, or related agreements, instruments, or other documents, the pursuit of the Acceptable Sale, the pursuit of consummation of the Acceptable Sale, the pursuit of Confirmation of the Plan, the pursuit of consummation of the Plan, the administration and implementation of the Plan, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan, provided that, nothing in the foregoing or in Section 9.05 of the Plan shall be construed to release the Released Parties from gross negligence, willful misconduct, or fraud as determined by a Final Order; provided, further, that notwithstanding anything to the contrary herein or in the Plan, the foregoing release shall not affect the releases granted to the applicable entities pursuant to Sections 5.1.2 of the Final DIP Order; provided, further, that this release shall not (1) preclude the United States Securities and Exchange Commission from enforcing its regulatory or police powers or (2) operate to release any claims or causes of action held directly (but not derivatively)

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by the United States Securities and Exchange Commission against any non-Debtor person or non-Debtor entity; provided, further, that this release shall not release any Securities Claims. Notwithstanding anything to the contrary in the foregoing or in the Plan, the releases set forth above do not release any post-Effective Date obligation or liability of any Entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

33.                               Pursuant to Bankruptcy Rule 9019, the Court hereby approves the Third Party Release set forth at Section 9.05 of the Plan, which includes by reference each of the related provisions and definitions contained in the Plan, and further, finds that the Third Party Release is: (1) in exchange for the good and valuable consideration provided by the Released Parties, (2) a good-faith settlement and compromise of claims released by the Third Party Release; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Releasing Parties asserting any claim, Cause of Action, or liability related thereto, of any kind whatsoever, against any of the Released Parties or their property, released pursuant to the Third Party Release.

34.                               Exculpation and Limitation of Liability. Effective as of the Effective Date, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or the Third Party Release, and notwithstanding anything herein or in the Plan to the contrary, each Exculpated Party is hereby released and exculpated from any claim, obligation, Cause of Action, or liability for any postpetition action taken or omitted to be taken during the period commencing on the Petition Date through and including the Effective Date in connection with, or related to formulating, negotiating, soliciting, preparing, disseminating,

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confirming, administering, or implementing the Plan, or consummating the Plan, the Disclosure Statement, the Asset Purchase Agreement, the DIP Credit Agreement, the Chapter 11 Cases, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Plan or any other postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors, provided that, nothing in the foregoing or in Section 9.06 of the Plan shall be construed to release the Exculpated Parties from gross negligence, willful misconduct, or fraud as determined by a Final Order. Each Exculpated Party has, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the restructuring of Claims and Interests in the Chapter 11 Cases, the negotiation, formulation, or preparation of the agreements, instruments, or other documents pursuant to the Plan, and the solicitation and distribution of the Plan and, therefore, is not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing or in the Plan, the exculpation set forth above does not release any post-Effective Date obligation or liability of any Entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

35.                               CRG Release. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, including the contributions of the Debtors and the Specified Individuals to facilitate and implement the Plan, to the fullest extent permissible under applicable law, as such law may be extended after the Effective Date, each of the CRG Parties, in its individual capacity, shall be deemed to have conclusively, absolutely,

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unconditionally, irrevocably, and forever released, waived, and discharged each Specified Individual and the Debtors from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such CRG Party would have been legally entitled to assert, in its individual capacity, based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring and sale efforts, the Chapter 11 Cases, the Acceptable Sale, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any CRG Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, preparation, dissemination and filing of the Plan (including, for the avoidance of doubt, the Plan Supplement), the Disclosure Statement, the DIP Credit Agreement, the Asset Purchase Agreement, the Sale Order, or related agreements, instruments, or other documents, the pursuit of the Acceptable Sale, the pursuit of consummation of the Acceptable Sale, the pursuit of Confirmation of the Plan, the pursuit of consummation of the Plan, the administration and implementation of the Plan, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan; provided that the foregoing or Section 9.07 of the Plan shall not affect or impair the allowance and treatment of Allowed Term Loan Claims as set forth in Section 3.02(c) of the Plan. Each CRG Party shall be prohibited from assigning to any other Entity any Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities released, waived or discharged pursuant to Section 9.07 of the Plan. For the avoidance of doubt, nothing in the foregoing or in Section 9.07

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of the Plan shall release any of the Debtors’ Causes of Action against the Specified Individuals that are vested in the Litigation Trust on the Effective Date.

Notice and Other Provisions

36.                               Notice of Confirmation Order and Occurrence of Effective Date. The Plan Administrator shall file with this Court a notice of the occurrence of the Effective Date within a reasonable time after the conditions in Section 10.01 of the Plan have been satisfied or waived pursuant to Section 10.02 of the Plan. The Plan Administrator shall serve notice of entry of this Confirmation Order and occurrence of the Effective Date pursuant to Bankruptcy Rules 2002(f)(7), 2002(k), and 3020(c), on (a) known Holders of Claims and Interests, (b) parties that requested notice in accordance with Bankruptcy Rule 2002, and (c) all other parties included in the Debtors’ creditor and notice party matrix, by causing a notice of this Confirmation Order and the occurrence of the Effective Date in substantially the form of the notice annexed hereto as Exhibit B (the “Notice of Effective Date”), which form is hereby approved, to be delivered to such parties by first class mail, postage prepaid. The Notice of Effective Date shall also be published in the national and international editions of The New York Times. Notice need not be given or served under the Bankruptcy Code, the Bankruptcy Rules, or this Confirmation Order to any Entity to whom the Debtors mailed a notice of the Bar Date or Confirmation Hearing, but received such notice returned marked “undeliverable as addressed,” “moved—left no forwarding address,” “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Person of that Person’s new address. The notice described herein is adequate and appropriate under the particular circumstances of the Chapter 11 Cases, and no other or further notice is necessary.

37.                               Post-Effective Date Notice Pursuant to Bankruptcy Rule 2002. After the Effective Date, to continue to receive notice of documents pursuant to Bankruptcy Rule 2002,

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all creditors and other parties in interest (except those listed in the following sentence) must file a renewed notice of appearance requesting receipt of documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Plan Administrator is authorized to limit the list of parties in interest receiving notice of documents pursuant to Bankruptcy Rule 2002 to the Office of the United States Trustee, Counsel to CRG, Counsel to the Plan Administrator, Counsel to the Litigation Trustee, and those creditors who have filed such renewed requests (the “Post-Confirmation Master Service List”); provided, however, that the Plan Administrator also shall serve those parties directly affected by, or having a direct interest in, the particular filing in accordance with Local Rule 2002-1(b). Notice given in accordance with the foregoing procedures shall be deemed adequate pursuant to the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules.

38.                               Restructuring Expenses. On the Effective Date, the Debtors, the Liquidating Debtor or the Plan Administrator, as applicable, shall pay in full in Cash all outstanding Restructuring Expenses not previously paid pursuant to an order of the Bankruptcy Court in accordance with the terms of the applicable engagement letters entered into or acknowledged by the Debtors or other applicable arrangements, without the need for any application or notice to or approval by the Bankruptcy Court. Restructuring Expenses invoiced after the Effective Date, covering the period prior to or on the Effective Date, shall be paid promptly by the Plan Administrator from the Administrative and Priority Claims Reserve following receipt of invoices therefor and the terms of the applicable documents giving rise to such rights; provided, however, that the Debtors or the Plan Administrator, as applicable, reserve their right to dispute the reasonableness of any such Restructuring Expenses, and any such dispute that is not consensually resolved among the parties shall be resolved by the Bankruptcy Court.

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39.                               Plan Modifications. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 (and those restrictions on modifications set forth in the Plan) and any consent rights as set forth in the Plan, the Debtors, may revoke or withdraw, alter, amend, or modify the Plan with respect to each Debtor one or more times after Confirmation, and to the extent necessary, may institute proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan after Confirmation, or remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or this Confirmation Order, in such matters as may be necessary to carry out the purposes and effects of the Plan and this Confirmation Order, provided that any modifications or amendments that impact the treatment of the Term Loan Claims shall require the consent of the Term Loan Agent and any such modifications or amendments that impact the treatment of the DIP Claims shall require the consent of the DIP Agent.

40.                               Failure to Consummate Plan and Substantial Consummation. If the Effective Date does not occur, then the Plan, any settlement or compromise embodied in the Plan (except for the Stipulation and Order, the Settlement Order, and the CRG-ESH Settlement), the assumption or rejection of executory contracts or unexpired leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be null and void in all respects. In such event, nothing contained in the Plan, the Disclosure Statement, or this Confirmation Order, and no acts taken in preparation for consummation of the Plan, shall be deemed to (a) constitute a waiver or release of any Claims, Interests, or Causes of Action by or against the Debtors or any other Entity; (b) to prejudice in any manner the rights and defenses of the Debtors, the Holder of a Claim or Interest, or any Entity in any further proceedings involving the Debtors; (c) constitute

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an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity; or (d) be construed as a finding of fact or conclusion of law with respect thereto.

41.                               Dissolution of Statutory Committees. On the Effective Date, any statutory committee appointed in the Chapter 11 Cases, including the Creditors’ Committee and the Equity Committee, shall dissolve, and the members thereof shall be released from all rights and duties from or relating to the Chapter 11 Cases in accordance with Section 12.04 of the Plan, provided, however, that the Creditors’ Committee and Equity Committee will stay in existence solely for the limited purpose of filing and prosecuting final fee applications.

42.                               Exhibits. Each reference to a document, agreement or summary description that is in the form attached as an Exhibit to the Plan in this Confirmation Order or in the Plan shall be deemed to be a reference to such document, agreement or summary description in substantially the form of the latest version of such document, agreement or summary description filed with the Court (whether filed as an attachment to the Plan or filed separately).

43.                               Plan and Confirmation Order Mutually Dependent. The provisions of this Confirmation Order and the provisions of the Plan are hereby deemed nonseverable and mutually dependent.

44.                               Incorporation. The failure to specifically include any particular provision of the Plan in this Confirmation Order will not diminish the effectiveness of such provision, it being the intent of this Court that the Plan be by this Confirmation Order confirmed in its entirety and be incorporated herein by reference.

45.                               Confirmation Order Supersedes. Except as expressly provided in the Plan or this Confirmation Order, it is hereby ordered that this Confirmation Order shall

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supersede any orders of this Court issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order.

46.                               Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Plan, the Disclosure Statement, and any documents, instruments, or agreements, and any amendments or modifications thereto.

47.                               Conflicts Between Confirmation Order and Plan. The provisions of the Plan and of this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each. Notwithstanding the foregoing, in the event the provisions of the Plan and the Sale Order conflict with respect to the Acceptable Sale, the Sale Order shall govern, and further, if there is determined to be any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of this Confirmation Order shall control.

48.                               Retention of Jurisdiction. Notwithstanding the occurrence of the Effective Date, this Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases, the Plan, the Plan Administrator Agreement, and the Litigation Trust Agreement (without prejudice to the rights, if any, of any party in interest to seek to withdraw the bankruptcy reference pursuant to 28 U.S.C. § 157(d) and related law with respect to any issue or proceeding subject to mandatory or discretionary withdrawal) to the fullest extent permitted by law, including, among other things, jurisdiction over the matters set forth in Article XI of the Plan, which provisions are incorporated herein by reference.

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49.                               Enforceability of Plan. Pursuant to Bankruptcy Code sections 1123(a), 1141(a), and 1142, and the provisions of this Confirmation Order, the Plan shall be, and hereby is, valid, binding, and enforceable, notwithstanding any otherwise applicable non-bankruptcy law. The Debtors are authorized and directed to, and authorized and directed to take all actions necessary or appropriate to, enter into, amend, modify, implement, and consummate, as necessary, all agreements or documents created under or arising in connection with the Plan, without further order of this Court, in accordance with the provisions of the Plan, and only consistent therewith.

50.                               Final Order. Notwithstanding the stay contemplated by Bankruptcy Rule 3020(e) and except as otherwise provided in Bankruptcy Code section 1141(d), immediately after entry of this Confirmation Order, the Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Interests, whether or not such Holders shall receive or retain any property or interest in property under the Plan, and their respective successors and assigns, including, but not limited to, the Liquidating Debtor and all other parties in interest in the Chapter 11 Cases. Accordingly, as permitted by Bankruptcy Rule 3020(e), the fourteen (14) day period provided by such rule is hereby waived in its entirety.

Dated: New York, New York

April 25, 2019

/s/ James L. Garrity Jr.
HONORABLE JAMES L. GARRITY JR.
UNITED STATES BANKRUPTCY JUDGE

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EXHIBIT A

Modified Fourth Amended Joint Plan of Reorganization of Synergy Pharmaceuticals Inc. and Its Debtor Affiliate

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re	Chapter 11

SYNERGY PHARMACEUTICALS INC., et al.,	Case No. 18-14010 (JLG)

Debtors.(1)	Jointly Administered

MODIFIED FOURTH AMENDED JOINT PLAN OF REORGANIZATION OF SYNERGY PHARMACEUTICALS INC. AND ITS DEBTOR AFFILIATE

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

Lisa Laukitis	Ron E. Meisler
Christine A. Okike Four Times Square	Christopher M. Dressel Jennifer Madden
New York, New York 10036-3522	155 N. Wacker Drive
Telephone: (212) 735-3000	Chicago, Illinois 60606-1720
Fax: (212) 735-2000	Telephone: (312) 407-0700
Fax: (312) 407-0411

Counsel for Debtors and Debtors-in-Possession

Dated: April 24, 2019

New York, New York

(1)         The Debtors in these chapter 11 cases, along with the last four digits of their respective tax identification numbers, are as follows: Synergy Pharmaceuticals Inc. (5269); Synergy Advanced Pharmaceuticals, Inc. (4596). The address of the Debtors’ corporate headquarters is 620 Lee Road, Chesterbrook, Pennsylvania 19087.

i

Section 12.11	Governing Law	69
Section 12.12	Entire Agreement	70
Section 12.13	Severability	70
Section 12.14	No Waiver or Estoppel	70
Section 12.15	Conflicts	70

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INTRODUCTION

Synergy Pharmaceuticals Inc. and its debtor affiliate in the above-captioned chapter 11 cases jointly propose this chapter 11 plan of reorganization. Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor for the resolution of outstanding Claims against, and Interests in, such Debtor. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in Article I.A hereof or the Bankruptcy Code or Bankruptcy Rules. Holders of Claims and Interests should refer to the Disclosure Statement for a discussion of the Debtors’ history, business, assets, and operations, as well as a summary and description of the Plan and certain related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

ALL HOLDERS OF CLAIMS WHO ARE ELIGIBLE TO VOTE ON THIS PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT (INCLUDING ALL EXHIBITS THERETO) IN THEIR ENTIRETIES BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

ARTICLE I

DEFINED TERMS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME

A.                                    Defined Terms

As used in this Plan, capitalized terms have the meanings set forth below.

1.1                               “Acceptable Sale” means the sale of substantially all of the Debtors’ assets to the Purchaser pursuant to the Asset Purchase Agreement and the Sale Order.

1.2                               “Administrative and Priority Claims Estimate” means, no later than the Effective Date, the estimated amount, exclusive of Professional Claims which shall be paid from the Professional Claims Reserve, of all unpaid Claims that will be Allowed Administrative Claims, Allowed Priority Tax Claims, and Allowed Other Priority Claims.

1.3                               “Administrative and Priority Claims Reserve” means the reserve of Cash funded by the Debtors on the Effective Date in an amount equal to the Administrative and Priority Claims Estimate and maintained by the Plan Administrator, on behalf of the Liquidating Debtors, for the benefit of Holders of Allowed Administrative Claims (exclusive of Holders of Professional Claims which shall be paid from the Professional Claims Reserve), Allowed Priority Tax Claims and Allowed Other Priority Claims, provided that any excess Cash in the Administrative and Priority Claims Reserve shall constitute Excess Sale Proceeds and shall be promptly distributed to the Holders of Allowed Claims in Classes 3 and 4 in accordance with Section 3.02 of this Plan. Subject to entry of the CRG-ESH Settlement Order by April 10, 2019, the Administrative and Priority Claims Reserve shall include the CRG Discovery Expense Reserve, subject to the challenge rights of the Litigation Trustee set forth in Section 5.11(b) of the Plan.

1.4                               “Administrative and Priority Claims Schedule” has the meaning set forth in Section 5.11(b) of the Plan.

1.5                               “Administrative Claim” means a Claim for costs and expenses of administration of the Debtors’ Estates pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the business of the Debtors (such as wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) Professional Claims; (c) Restructuring Expenses and (d) all fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code.

1.6                               “Administrative Claim Bar Date” means the deadline for filing requests for payment of Administrative Claims, which shall be 30 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court, and except with respect to (a) Professional Claims, including Restructuring Expenses, (b) Administrative Claims Allowed by a Final Order of the Bankruptcy Court on or before the Effective Date, (c) Administrative Claims that are not Disputed and arose in the ordinary course of business and were paid or are to be paid in accordance with the terms and conditions of the particular transaction giving rise to such Administrative Claim, or (d) Administrative Claims arising under chapter 123 of title 28 of the United States Code.

1.7                               “Administrative Claim Request Form” means the form to be included in the Plan Supplement for submitting Administrative Claim requests.

1.8                               “Administrative Claims Protocol” has the meaning set forth in Section 5.11(b) of the Plan.

1.9                               “Affiliates” has the meaning set forth in section 101(2) of the Bankruptcy Code.

1.10                        “Allowed” means (a) any Claim against the Debtors that has been listed by the Debtors in the Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of Claim has been filed, (b) any Claim listed on the Schedules or included in a timely filed proof of Claim, as to which no objection to allowance has been, or subsequently is, interposed in accordance with this Plan or prior to the expiration of such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such Final Order is in favor of the respective Holder, (c) any Claim expressly allowed by the Plan, or (d) any Claim expressly allowed by a Final Order.

1.11                        “Appeals” means the Equity Committee’s appeal of (a) Order Approving Settlement of Objections to Prepetition Secured Obligations and Prepetition Liens [Docket No. 537] and (b) Final Order (I) Authorizing the Debtors to Obtain Postpetition Financing, (II) Authorizing the Debtors to Use Cash Collateral, (III) Granting Liens and Providing

Superpriority Administrative Expense Status, (IV) Granting Adequate Protection, (V) Modifying the Automatic Stay, and (VI) Granting Related Relief [Docket No. 538].

1.12                        “Asset Purchase Agreement” means that certain Asset Purchase Agreement, dated as of December 11, 2018, by and among Synergy Pharmaceuticals, Synergy Advanced, BH, and Purchaser, as may be amended from time to time.

1.13                        “Auction” has the meaning set forth in the Asset Purchase Agreement.

1.14                        “Avoidance Actions” means any and all actual or potential Claims or Causes of Action to avoid a transfer of property or an obligation incurred by any of the Debtors pursuant to any applicable section of the Bankruptcy Code, including sections 502(d), 544, 545, 547, 548, 549, 550, 551, 553(b), and 724(a) of the Bankruptcy Code, or under similar or related state or federal statutes and common law.

1.15                        “Back-End Facility Fee” means $2,151,023.84 pursuant to the Settlement Order and the Final DIP Order.

1.16                        “Bankruptcy Code” means title 11 of the United States Code, as amended from time to time and in effect during the pendency of these Chapter 11 Cases.

1.17                        “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made under section 157 of title 28 of the United States Code, the unit of such District Court having jurisdiction over the Chapter 11 Cases under section 151 of title 28 of the United States Code.

1.18                        “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases, and any local rules of the Bankruptcy Court.

1.19                        “Bar Date” means the deadlines set by the Bankruptcy Court pursuant to the Bar Date Order or other Final Order for filing proofs of Claim in the Chapter 11 Cases.

1.20                        “Bar Date Order” means the amended order entered by the Bankruptcy Court, dated January 7, 2019 [Docket No. 185], which established the Bar Date, and any subsequent order supplementing such order or relating thereto.

1.21                        “BH” means Bausch Health Companies Inc.

1.22                        “Business Day” means any day, excluding Saturdays, Sundays, and “legal holidays” (as defined in Bankruptcy Rule 9006(a)).

1.23                        “Cash” means legal tender of the United States of America.

1.24                        “Causes of Action” means any action, claim, cause of action, controversy, third-party claim, demand, right, action, Lien, indemnity, contribution, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset of any kind or character whatsoever, whether known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law, or in equity or pursuant to any other theory of law. For the avoidance of doubt, a “Cause of Action” includes: (a) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims or Interests; (c) any Claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress, and usury, and any other defense set forth in section 558 of the Bankruptcy Code; and (e) any state or foreign law fraudulent transfer or similar claim.

1.25                        “Certificate” means any instrument evidencing a Claim or an Interest.

1.26                        “Chapter 11 Cases” means the chapter 11 cases of the Debtors pending in the Bankruptcy Court and being jointly administered under Case No. 18-14010.

1.27                        “Claim” means a “claim” against the Debtors, as defined in section 101(5) of the Bankruptcy Code.

1.28                        “Claims and Solicitation Agent” means Prime Clerk LLC, or any successor thereto.

1.29                        “Claims Assertion Protocol” has the meaning set forth in Section 9.14 of the Plan.

1.30                        “Claims Objection Deadline” means the later of (a) (i) as to Rejection Damages Claims, the first Business Day that is at least 180 days after such Rejection Damages Claim is timely filed pursuant to Section 6.01(b) of the Plan; (ii) as to late-filed proofs of Claim, the first Business Day that is at least 60 days after a Final Order is entered deeming the late-filed Claim timely filed; and (iii) as to all other Claims the first Business Day that is at least one year after the Effective Date; or (b) such later date as may be established by the Bankruptcy Court by motion of the Litigation Trustee.

1.31                        “Class” means a category of Claims or Interests classified together under this Plan pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.

1.32                        “Closing” has the meaning ascribed to such term in the Asset Purchase Agreement.

1.33                        “Closing Date” means March 6, 2019.

1.34                        “Confirmation” means the entry, within the meaning of Bankruptcy Rules 5003 and 9012, of the Confirmation Order, on the docket of the Chapter 11 Cases.

1.35                        “Confirmation Date” means the date on which Confirmation occurs.

1.36                        “Confirmation Hearing” means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.37                        “Confirmation Order” means the order of the Bankruptcy Court confirming this Plan under section 1129 of the Bankruptcy Code.

1.38                        “Creditors’ Committee” means the statutory committee of unsecured creditors appointed by the U.S. Trustee on December 20, 2018 pursuant to section 1102(a)(1) of the Bankruptcy Code.

1.39                        “CRG” means CRG Servicing LLC.

1.40                        “CRG Discovery Expense Reserve” means, subject to entry of the CRG-ESH Settlement Order by April 10, 2019, the expenses of CRG for responding to discovery from (a) the Litigation Trust, (b) the parties in the Securities Litigation and/or (c) parties in any other litigation asserting claims under applicable securities laws against current or former directors or officers of the Debtors in an aggregate amount not to exceed $1.25 million.

1.41                        “CRG-ESH Settlement Fund” means, subject to entry of the CRG-ESH Settlement Order by April 10, 2019, an amount of Cash, not to exceed $1.375 million, that CRG will direct the Plan Administrator to retain from Excess Sale Proceeds allocable to the CRG Lenders in excess of $12 million (less (i) $50,000 to be escrowed with the Litigation Trustee to be used solely for the benefit of the Equity Committee designees on the Oversight Committee to investigate and object to any settlement of Claims proposed by the Litigation Trustee and (ii) payment of compensation to Stevens & Lee as approved by the Bankruptcy Court), which CRG-ESH Settlement Fund proceeds shall be paid to Holders of Allowed Class 8 Interests in accordance with Section 5.18 of the Plan.

1.42                        “CRG-ESH Settlement” means, subject to entry of the CRG-ESH Settlement Order by April 10, 2019, the settlement between the Debtors, the Creditors’ Committee, the Equity Committee and CRG set forth in Section 5.18 of the Plan.

1.43                        “CRG-ESH Settlement Order” means the Order (I) Approving Settlement Among the Debtors, CRG Servicing LLC, the Creditors’ Committee, the Equity Committee, and Houlihan Lokey Capital, Inc. and (II) Finding that the Proposed Modifications to the Proposed Plan Do Not Require Further Solicitation [Docket No. 651].

1.44                        “CRG Lenders” means CRG and any affiliated entities that are Term Loan Lenders.

1.45                        “CRG Parties” means the CRG Lenders and with respect to each CRG Lender, its current and former Affiliates, directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, participants, successors, assigns, subsidiaries, divisions, managed accounts or funds, principals, members, managing members, management companies, fund advisors, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, in each case in their capacity as such.

1.46                        “Cure Amount” means the payment of Cash or the distribution of other property (as the parties may agree or the Bankruptcy Court may order) as necessary to (i) cure a monetary default by the Debtors in accordance with the terms of an Executory Contract or Unexpired Lease of the Debtors and (ii) permit the Debtors to assume such Executory Contract or Unexpired Lease under section 365(a) of the Bankruptcy Code.

1.47                        “Cure Notice” means the notice of proposed Cure Amount provided to counterparties to assumed Executory Contracts or Unexpired Leases pursuant to Section 6.02(d) of the Plan.

1.48                        “Cure Objection Deadline” means the deadline for filing objections to a Cure Notice or proposed Cure Amount, which shall be on or before 14 days after the applicable counterparty was served with a Cure Notice.

1.49                        “D&O Insurer” means any insurance company that issued a D&O Policy, including Berkley Insurance Company, Illinois National Insurance Company, Hudson Insurance Group, Allied World Assurance Company, ACE American Insurance Company, Endurance American Insurance Company, Old Republic Insurance Company and XL Specialty Insurance Company.

1.50                        “D&O Policies” means, collectively, all unexpired directors’ and officers’ liability insurance policies (including any tail policy) issued to any of the Debtors covering potential liability of directors, officers and/or employees of the Debtors, including, for the avoidance of doubt those policies listed on Exhibit A to the Plan.

1.51                        “Debtor Release” means the release given on behalf of the Debtors and their Estates to the Released Parties as set forth in Section 9.04 of the Plan.

1.52                        “Debtors” means, collectively, Synergy Pharmaceuticals and Synergy Advanced.

1.53                        “DIP Agent” means CRG, solely in its capacity as administrative agent under the DIP Credit Agreement, or any successor agent thereunder.

1.54                        “DIP Claim” means any Claim arising under, derived from or based upon the DIP Credit Agreement.

1.55                        “DIP Credit Agreement” means the Senior Secured Priming and Superpriority Debtor-in-Possession Credit Agreement, dated as of December 21, 2018, as amended, by and among the Debtors, the DIP Agent and the DIP Lenders.

1.56                        “DIP Facility” means the debtor-in-possession credit facility established pursuant to the DIP Credit Agreement.

1.57                        “DIP Lenders” means the lenders party to the DIP Credit Agreement from time to time, each in their capacity as such.

1.58                        “DIP Roll Up Claim” means all Claims of the DIP Lenders arising out of the Roll Up DIP Loan. Such DIP Roll Up Claims shall be granted administrative priority as DIP Claims.

1.59                        “DIP Secured Parties” means, collectively, the DIP Agent and the DIP Lenders.

1.60                        “Disallowed” means, with respect to any Claim, or any portion thereof, that such Claim, or such portion thereof, is not Allowed.

1.61                        “Disclosure Statement” means the disclosure statement for this Plan, as may be amended, supplemented, or modified from time to time, including all exhibits and schedules thereto, which is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law.

1.62                        “Disclosure Statement Order” means the Final Order entered by the Bankruptcy Court approving the Disclosure Statement.

1.63                        “Disputed” means any Claim, or any portion thereof, that is not yet Allowed or Disallowed.

1.64                        “Disputed Claims Reserve” means the reserve of Cash funded by the Distribution Agent on each Distribution Date in an amount equal to the Disputed Claims Reserve Amount and maintained by the Distribution Agent, in each case, for the benefit of Holders of Disputed General Unsecured Claims that subsequently become Allowed General Unsecured Claims.

1.65                        “Disputed Claims Reserve Amount” means, as applicable, Cash equal to the aggregate Pro Rata Share that would be distributable to Holders of Disputed General Unsecured Claims in accordance with Section 3.02 (i) if such Claims were Allowed Claims on the Effective Date in the full amount asserted, or (ii) if any such Claim has been estimated or otherwise Provisionally Allowed by the Bankruptcy Court, in such estimated or Provisionally Allowed amount, whichever is lesser.

1.66                        “Dissolution Date” means the date that the Liquidating Debtors dissolve.

1.67                        “Distribution Agent” means (a) prior to the Effective Date, the Debtors, (b) on and after the Effective Date until the Dissolution Date, the Plan Administrator and (c) on and after the Dissolution Date, at the option of the Oversight Committee, the Plan Administrator or the Litigation Trustee; provided, however, that the Debtors, the Plan Administrator, the Oversight Committee or the Litigation Trustee, as applicable, may, in their discretion, retain a third party to act as Distribution Agent; provided, further, if, after the Dissolution Date, the Oversight Committee retains the Plan Administrator to act as Distribution Agent, the Litigation Trust shall indemnify the Plan Administrator in its capacity as the Distribution Agent.

1.68                        “Distribution Date” means each of the Initial Distribution Date and Periodic Distribution Date(s), as applicable.

1.69                        “Distribution Record Date” means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date.

1.70                        “Effective Date” means the first Business Day on which (i) all conditions precedent to the effectiveness of this Plan set forth in Section 10.01 of the Plan have been satisfied or waived in accordance with the terms of this Plan and (ii) no stay of the Confirmation Order is in effect.

1.71                        “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

1.72                        “Equity Committee” means the statutory committee of equity security holders appointed by the U.S. Trustee on January 29, 2019 pursuant to section 1102 of the Bankruptcy Code.

1.73                        “Estates” means the bankruptcy estates of the Debtors created under section 541 of the Bankruptcy Code.

1.74                        “Excess Sale Proceeds” means all of the Cash held by the Debtors’ Estates on each Distribution Date, including the Cash Consideration (as defined in the Asset Purchase Agreement) under the Asset Purchase Agreement, less the amounts used to pay the DIP Claims and Other Secured Claims, if any, in full, in cash, and the amounts used to fund the Professional Claims Reserve, the Administrative and Priority Claims Reserve and the Wind-Down Reserve; provided that Excess Sale Proceeds shall exclude any and all (a) proceeds of Avoidance Actions and (b) proceeds of Causes of Action of the Debtors, in each case, that are vested in the Litigation Trust on the Effective Date.

1.75                        “Exculpated Parties” means, collectively, each of the following in their respective capacities as such: (a) the Debtors; (b) the Liquidating Debtors; (c) the Debtors’ current officers, directors, and managers; (d) the Prepetition Secured Parties; (e) the DIP Secured Parties; (f) the Creditors’ Committee and each of its current and former members, but solely in their capacities as such; (g) the Equity Committee and each of its current, former and ex-officio members, but solely in their capacities as such; and (h) with respect to each of the foregoing entities in clauses (a) through (g) (excluding, in each case, the Debtors’ former officers and directors), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, participants, successors, assigns, Affiliates, subsidiaries, divisions, managed accounts or funds, and each of their respective current and former equity holders, officers, directors, managers, principals, shareholders, members, managing members, management companies, fund advisors, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, in each case in their capacity as such; provided that Holders of Interests in Synergy Pharmaceuticals (other than current, former and ex-officio members of the Equity Committee, but solely in their capacities as such) shall not be Exculpated Parties.

1.76                        “Executory Contract” means any contract to which any of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.77                        “Final Decree” means a final decree entered by the Bankruptcy Court closing the Chapter 11 Cases pursuant to Bankruptcy Rule 3022.

1.78                        “Final DIP Order” means the Final Order (I) Authorizing the Debtors to Obtain Postpetition Financing, (II) Authorizing the Debtors to Use Cash Collateral, (III) Granting Liens and Providing Superpriority Administrative Expense Status, (IV) Granting Adequate Protection, (V) Modifying the Automatic Stay and (VI) Granting Related Relief [Docket No. 454].

1.79                        “Final Order” means an order, the operation or effect of which has not been stayed, reversed, or amended and as to which order the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing by all Entities possessing such right, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or from which reargument or rehearing was sought or certiorari has been denied, and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Bankruptcy Rules may be filed with respect to such order shall not cause such order not to be a Final Order.

1.80                        “General Unsecured Claim” means any Claim that is not an Administrative Claim, DIP Claim, Priority Tax Claim, Other Priority Claim, Other Secured Claim, Term Loan Claim, Section 510(b) Claim or Intercompany Claim. Without limiting the foregoing, General Unsecured Claims include all (a) Senior Notes Claims, (b) Rejection Damages Claims and (c) Reclamation Claims that are not Allowed Section 503(b)(9) Claims.

1.81                        “Gibson Dunn” means Gibson Dunn & Crutcher LLP.

1.82                        “Governmental Bar Date” means June 10, 2019 at 5:00 p.m. (Prevailing Eastern Time).

1.83                        “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

1.84                        “Holdback Amount” means the sum of the aggregate amounts withheld by the Debtors as of the Effective Date as a holdback on payment of Professional Claims pursuant to the Interim Compensation Order.

1.85                        “Holder” means a holder of a Claim against or Interest in the Debtors.

1.86                        “Houlihan Lokey” means Houlihan Lokey Capital, Inc.

1.87                        “Impaired” means “impaired”, as defined in section 1124 of the Bankruptcy Code.

1.88                        “Indemnification Obligations” means obligations of the Debtors, if any, to indemnify, reimburse, advance, or contribute to the losses, liabilities, or expenses of an Indemnitee pursuant to the Debtors’ certificates of incorporation or functional equivalents thereof, as applicable, bylaws or functional equivalents thereof, as applicable, policies of providing employee indemnification, applicable law, or specific agreements in respect of any claims, demands, suits, causes of action, or proceedings against an Indemnitee based upon any act or omission related to an Indemnitee’s service with, for, or on behalf of the Debtors.

1.89                        “Indemnified Parties” shall have the meaning ascribed to such term in Section 5.09(e) of the Plan.

1.90                        “Indemnitee” means all directors, officers, or employees of the Debtors, in each case employed by the Debtors or serving as a director or officer immediately prior to or as of the Effective Date and acting in their respective capacities as such immediately prior to the Effective Date, who are entitled to assert Indemnification Obligations.

1.91                        “Initial Distribution Date” means the date on which the Distribution Agent makes an initial distribution to Holders of Allowed Claims, which date shall occur as soon as reasonably practicable but in no event later than thirty (30) calendar days after the Effective Date.

1.92                        “Insurance Contract” means all insurance policies that have been issued at any time to or provide coverage to any of the Debtors, and all agreements, documents or instruments relating thereto, including, without limitation, D&O Policies and any other insurance policies issued at any time providing directors and officers coverage to the Debtors.

1.93                        “Insurer” means any company or other entity that issued an Insurance Contract, any third party administrator, and any respective predecessors and/or affiliates thereof, including, without limitation, the D&O Insurers.

1.94                        “Intercompany Claim” means a Claim held by a Debtor against another Debtor.

1.95                        “Intercompany Interest” means all Interests in Synergy Advanced.

1.96                        “Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code) in a Debtor or direct or indirect subsidiary of a Debtor, including all shares, common stock or units, preferred stock or units, or other instrument evidencing any fixed or contingent ownership interest in any Debtor or any direct or indirect subsidiary of a Debtor, including any option, warrant, or other right, contractual or otherwise, to acquire any such interest in a Debtor or direct or indirect subsidiary of a Debtor, whether or not transferable and whether fully vested or vesting in the future, that existed immediately before the Effective Date.

1.97                        “Interim Compensation Order” means the Order Granting Debtors’ Motion for Order Pursuant to Bankruptcy Code Sections 105(a) and 331, Bankruptcy Rule 2016,

and Local Bankruptcy Rule 2016-1 Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals [Docket No. 262], entered by the Bankruptcy Court on January 24, 2019, as the same may be modified by a Bankruptcy Court order approving the retention of a specific Professional or otherwise.

1.98                        “Kirkland & Ellis” means, collectively, Kirkland & Ellis LLP and Kirkland & Ellis International LLP.

1.99                        “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

1.100                 “Liquidating Debtors” means the Debtors, or any successor thereto, by merger, consolidation or otherwise, on or after the Effective Date.

1.101                 “Litigation Trust” has the meaning ascribed to such term in Section 5.03 of the Plan.

1.102                 “Litigation Trust Agreement” means that certain trust agreement by and among the Debtors, the Liquidating Debtors, the Litigation Trust, the Litigation Trustee and the Oversight Committee, in form acceptable to the Creditors’ Committee and the Equity Committee. The Litigation Trust Agreement shall be filed with the Plan Supplement.

1.103                 “Litigation Trust Cash Contribution” means the not less than $1,500,000 of the Wind-Down Budget to be contributed by the Debtors or the Liquidating Debtors to the Litigation Trust on the Effective Date to fund (i) the investigation and/or prosecution of Avoidance Actions and Causes of Action that vest in the Litigation Trust on the Effective Date and (ii) the administration, reconciliation and resolution of Claims against and Interests in the Debtors; provided that, subject to entry of the CRG-ESH Settlement Order by April 10, 2019, $50,000 of the Litigation Trust Cash Contribution shall be escrowed with the Litigation Trustee to be used solely for the benefit of the Equity Committee designees on the Oversight Committee to investigate and object to any settlement of Claims proposed by the Litigation Trustee.

1.104                 “Litigation Trustee” means the Entity acceptable to Debtors, the Creditors’ Committee and the Equity Committee and identified in the Plan Supplement and approved by the Bankruptcy Court pursuant to the Confirmation Order to serve as trustee of the Litigation Trust in accordance with the terms of the Plan and the Litigation Trust Agreement.

1.105                 “Old SP Common Stock” means shares of common stock of Synergy Pharmaceuticals that are authorized, issued, and outstanding prior to the Effective Date.

1.106                 “Old SP Securities” means, collectively, the Senior Notes, the Old SP Common Stock, and all options, warrants, rights, and other instruments evidencing an ownership interest in the Debtors (whether fixed or contingent, matured or unmatured, disputed or undisputed), contractual, legal, equitable, or otherwise, to acquire any of the foregoing.

1.107                 “Other Priority Claim” means any Claim, other than an Administrative Claim, DIP Claim, or Priority Tax Claim, entitled to priority of payment as set forth in section 507(a) of the Bankruptcy Code.

1.108                 “Other Secured Claim” means a Claim, other than a Term Loan Claim, to the extent, it is (i) secured by a Lien on property of a Debtor’s Estate, the amount of which is equal to or less than the value of such property (A) as set forth in the Plan, (B) as agreed to by the Holder of such Claim and the Debtors, or (C) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code, or (ii) secured by the amount of any rights of setoff of the Holder thereof under section 553 of the Bankruptcy Code.

1.109                 “Oversight Committee” has the meaning ascribed to such term in Section 5.14 of the Plan.

1.110                 “Periodic Distribution Date” means, as applicable, (a) the first Business Day occurring 90 days after the Initial Distribution Date, (b) subsequently, the first Business Day occurring 90 days after the immediately preceding Periodic Distribution Date, (c) with respect to excess Cash in the Professional Claims Reserve, not later than the first Business Day occurring 30 days after adjudication of all Professional Claims and (d) with respect to excess Cash in the Administrative and Priority Claims Reserve, not later than the first Business Day occurring 30 days after the payment of all Allowed Administrative and Priority Claims.

1.111                 “Petition Date” means December 12, 2018, the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases.

1.112                 “Plan” means this joint plan of reorganization for the Debtors, including all appendices, exhibits, schedules, and supplements hereto, as it may be altered, amended, or modified from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the terms hereof.

1.113                 “Plan Administrator” means the Entity acceptable to the Debtors, the Creditors’ Committee and the Equity Committee, and identified in the Plan Supplement and approved by the Bankruptcy Court pursuant to the Confirmation Order to administer the Plan in accordance with the terms of the Plan and the Plan Administrator Agreement and to take such other actions as may be authorized under the Plan Administrator Agreement, and any successor thereto.

1.114                 “Plan Administrator Agreement” means the agreement by and among the Debtors, the Liquidating Debtors and the Plan Administrator, in form reasonably acceptable to the Creditors’ Committee and the Equity Committee, specifying the rights, duties and responsibilities of the Plan Administrator under the Plan and providing that the Plan Administrator may retain Plan Administrator Professionals. The Plan Administrator Agreement shall be filed with the Plan Supplement.

1.115                 “Plan Administrator Professionals” means the agents, financial advisors, attorneys, consultants, independent contractors, representatives and other professionals of the Plan Administrator and the Liquidating Debtors, in their capacities as such.

1.116                 “Plan Supplement” means the supplement or supplements to the Plan containing certain documents relevant to the implementation of the Plan, to be filed with the Bankruptcy Court on or before the Plan Supplement Filing Date, which, other than the Litigation Trust Agreement, shall be in form reasonably acceptable to CRG.

1.117                 “Plan Supplement Filing Date” means the date or dates on which the Plan Supplement shall be filed with the Bankruptcy Court. The first Plan Supplement Filing Date shall be at least seven days prior to the Voting Deadline or such later date as may be approved by the Bankruptcy Court without further notice.

1.118                 “Plan Termination Date” shall have the meaning ascribed to such term in Section 5.10(c) of the Plan.

1.119                 “Prepayment Premium” means $34,954,137.37 pursuant to the Settlement Order and the Final DIP Order.

1.120                 “Prepetition Secured Parties” means, collectively, the Term Loan Agent and the Term Loan Lenders.

1.121                 “Priority Tax Claim” means any Claim of a Governmental Unit entitled to priority of payment under section 507(a)(8) of the Bankruptcy Code.

1.122                 “Pro Rata Share” means the proportion that an Allowed Claim or Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class, or the proportion that Allowed Claims or Allowed Interests in a particular Class bear to the aggregate amount of Allowed Claims or Allowed Interests in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claims or Allowed Interests under the Plan.

1.123                 “Professional” means any Entity retained by order of the Bankruptcy Court in connection with these Chapter 11 Cases pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code; provided, however, that Professional does not include any Entity retained pursuant to an order of the Bankruptcy Court authorizing the retention of “ordinary-course professionals.”

1.124                 “Professional Claim” means an Administrative Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses, or other charges and disbursements incurred relating to services rendered or expenses incurred after the Petition Date and prior to and including the Confirmation Date; provided that, subject to entry of the CRG-ESH Settlement Order by April 10, 2019, the Professional Claims of Gibson Dunn and Houlihan Lokey shall not exceed $2.5 million in the aggregate (the “Equity Professional Cap”), provided that subject to Bankruptcy Court approval, no more than (a) $625,000 of the Equity Professional Cap shall be payable to Houlihan Lokey (or its affiliates) and (b) $1.875 million of the Equity Professional Cap shall be payable to Gibson Dunn; provided, further that, subject to entry of the CRG-ESH Settlement Order by April 10, 2019, (i) the Debtors, the Creditors’ Committee and CRG agree not to challenge any Professional Claims of the Professionals for the Equity Committee (not including Stevens & Lee) that are within the Equity Professional Cap and (ii) the Debtors, the Creditors’ Committee and CRG agree not to object to the retention of

Stevens & Lee, as special litigation counsel for the Equity Committee, provided that any Professional Claim of Stevens & Lee. is paid from the CRG-ESH Settlement Fund; provided, further that, Gibson Dunn and, subject to Bankruptcy Court approval, Houlihan Lokey and Stevens & Lee shall be the only Professionals sought to be retained by the Equity Committee in these Chapter 11 Cases.

1.125                 “Professional Claim Estimate” means the sum of (a) the Holdback Amount, (b) the billed but unpaid fees and expenses of Professionals as of the Effective Date, and (c) the unbilled fees and expenses of Professionals estimated pursuant to Section 2.03(b) of the Plan attributable to fees and expenses to be incurred as of the Effective Date; provided, however, that if a Professional does not provide an estimate pursuant to Section 2.03(b) of the Plan, the Debtors may estimate the unbilled fees and expenses of such Professional incurred as of the Effective Date, and the sum of clause (a) above and the total amount so estimated shall comprise the Professional Claim Estimate.

1.126                 “Professional Claims Reserve” means the interest-bearing escrow account, maintained by the Plan Administrator, on behalf of the Liquidating Debtors, into which Cash equal to the Professional Claim Estimate shall be deposited on the Effective Date to fund all Professional Claims of Professionals employed by the Debtors, the Creditors’ Committee and the Equity Committee.

1.127                 “Provisionally Allowed” means a Disputed Claim or Interest (a) that has been deemed temporarily allowed for voting purposes pursuant to Bankruptcy Rule 3018, or (b) the maximum amount of which has been estimated pursuant to Bankruptcy Code section 502(c) and the procedures set forth in Section 7.05 of the Plan; provided, however, that, if a Claim or Interest has been subject to multiple such estimation or temporary allowance proceedings, the Provisionally Allowed amount shall refer to the lowest amount established in any such proceedings, unless the Bankruptcy Court orders otherwise.

1.128                 “Purchaser” means Bausch Health Ireland Limited.

1.129                 “Reclamation Claim” means any Claim for the reclamation of goods delivered to the Debtors and asserted under section 546(c) of the Bankruptcy Code.

1.130                 “Rejection Damages Claim” means any Claim on account of the rejection of an Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code.

1.131                 “Released Parties” means, collectively, each of the following in their respective capacities as such: (a) the Prepetition Secured Parties; (b) the DIP Secured Parties; (c) the Debtors’ Professionals; (d) the Creditors’ Committee and each of its current and former members, but solely in their capacities as such; (e) the Equity Committee and each of its current, former and ex-officio members, but solely in their capacities as such; and (f) with respect to each of the foregoing entities in clauses (a) through (e), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, participants, successors, assigns, Affiliates, subsidiaries, divisions, managed accounts or funds, and each of their respective current and former equity holders, officers, directors, managers, principals, shareholders, members, managing members, management companies, fund advisors, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, in each case solely in their capacity as such. For the avoidance of doubt, and notwithstanding anything herein to the contrary, in no event shall holders of Interests in Synergy Pharmaceuticals (other than current, former and ex-officio members of the Equity Committee, but solely in their capacities as such), be considered “Released Parties”.

1.132                 “Releasing Parties” means, collectively, each of the following in their respective capacities as such: (a) the Released Parties identified in subsections (a)–(e) of the definition of “Released Parties” and those Released Parties identified in subsection (f) of the definition of “Released Parties” on behalf of whom the parties identified in subsections (a)–(e) of the definition of “Released Parties” have the authority, including pursuant to any agreement or applicable non-bankruptcy law, to grant the Third Party Release set forth in Section 9.05; (b) all Holders of Claims that vote to accept the Plan; (c) all Holders of Claims entitled to vote on the Plan who abstain from voting on the Plan and elect on their ballot to opt-in to the Third Party Release; and (d) with respect to each of the foregoing entities in clauses (a) through (c), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, participants, successors, assigns, Affiliates, managed accounts or funds, and each of their respective current and former equity holders, officers, directors, managers, principals, shareholders, members, managing members, management companies, fund advisors, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, in each case in their capacity as such and on behalf of whom the Releasing Parties identified in clauses (a)–(c) have the authority, including pursuant to any agreement or applicable non-bankruptcy law, to grant the Third Party Release set forth in Section 9.05; provided, however, that Entities identified in this subsection (d) shall not be considered “Releasing Parties” where their respective Holder has not checked the box on the ballot and returned the ballot in accordance with the Disclosure Statement Order to opt in to the Third Party Release contained in Section 9.05 of the Plan; provided, further, that holders of Interests in Synergy Pharmaceuticals (other than current, former and ex-officio members of the Equity Committee, but solely in their capacities as such) shall not be considered “Releasing Parties”.

1.133                 “Reserved Claims” has the meaning set forth in Section 5.11(b) of the Plan.

1.134                 “Restructuring Expenses” means the reasonable and documented professional fees and expenses incurred pursuant to the Asset Purchase Agreement, the Senior Notes Indenture, or other applicable agreement pursuant to which the Debtors have agreed to reimburse the reasonable professional fees and expenses of the respective party, including the Stipulation and Order.

1.135                 “Roll Up DIP Loan” has the meaning ascribed to such term in the DIP Credit Agreement.

1.136                 “Sale Motion” means the Debtors’ Motion For (I) an Order (A) Approving the Bidding Procedures for the Sale of Substantially All of the Debtors’ Assets, (B) Establishing the Notice Procedures and Approving the Form and Manner of Notice Thereof, (C) Approving Procedures for the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, (D) Scheduling a Sale Hearing, and (E) Granting Related Relief and (II) an Order (A) Approving the Sale of the Debtors’ Assets Free and Clear of All Liens, Claims, Encumbrances, and Other Interests, (B) Approving the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases Related Thereto, and (C) Granting Related Relief [Docket No. 17].

1.137                 “Sale Order” means the Order (A) Approving the Sale of Substantially All of the Debtors’ Assets Free and Clear of All Claims, Liens, Rights, Interests, and Encumbrances, (B) Authorizing the Debtors to Enter Into and Perform Their Obligations Under the Purchase Agreement, (C) Approving Assumption and Assignment of Certain Executory Contracts, and (D) Granting Related Relief [Docket No. 484], entered on March 1, 2019.

1.138                 “Schedule of Assumed Executory Contracts” means the schedule of certain Executory Contracts to be assumed by the Debtors pursuant to the Plan, along with the proposed Cure Amount, if any, with respect to each such Executory Contract, in the form filed as part of the Plan Supplement, as the same may be amended, modified, or supplemented from time to time.

1.139                 “Scheduled” means, with respect to any Claim, the status, priority, and amount, if any, of such Claim as set forth in the Schedules.

1.140                 “Schedules” means the schedules of assets and liabilities, statements of financial affairs, lists of Holders of Claims and Interests and all amendments or supplements thereto filed by the Debtors with the Bankruptcy Court to the extent such filing is not waived pursuant to an order of the Bankruptcy Court.

1.141                 “Section 503(b)(9) Claim” means any Claim asserted under section 503(b)(9) of the Bankruptcy Code equal to the value of any goods received by the Debtors within 20 days before the Petition Date in which the goods have been sold to the Debtors in the Debtors’ ordinary course of business.

1.142                 “Section 510(b) Claim” means any Claim arising from rescission of a purchase or sale of an equity security of the Debtors or an Affiliate of the Debtors, for damages arising from the purchase or sale of such an equity security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

1.143                 “Section 510(c) Claim” means any Claim subordinated under section 510(c) of the Bankruptcy Code.

1.144                 “Secured Claim” means a Claim to the extent it is (i) secured by a Lien on property of a Debtor’s Estate, the amount of which is equal to or less than the value of such property (A) as set forth in this Plan, (B) as agreed to by the Holder of such Claim and the Debtors, or (C) as determined by a Final Order in accordance with section 506(a) of the

Bankruptcy Code, or (ii) secured by the amount of any rights of setoff of the Holder thereof under section 553 of the Bankruptcy Code.

1.145                 “Securities Claims” means any claims and Causes of Action arising from the Securities Litigation.

1.146                 “Securities Litigation” means the litigation captioned as In re Synergy Pharmaceuticals, Inc. Securities Litigation, Case No. 18-cv-00873-AMD-VMS (E.D.N.Y.).

1.147                 “Senior Noteholders” means the Holders of Senior Notes Claims.

1.148                 “Senior Notes” means the 7.50% convertible senior notes due 2019 issued by Synergy Pharmaceuticals.

1.149                 “Senior Notes Claim” means a Claim of a Holder of Senior Notes arising under, derived from or based upon the Senior Notes.

1.150                 “Senior Notes Indenture” means that certain Indenture, dated as of November 3, 2014, among Synergy Pharmaceuticals and Wilmington Savings Fund Society, FSB, as successor indenture trustee, as may be amended from time to time.

1.151                 “Senior Notes Indenture Trustee” means Wilmington Savings Fund Society, FSB, in its capacity as the successor indenture trustee for the Senior Notes under the Senior Notes Indenture.

1.152                 “Servicer” means any indenture trustee, agent, servicer, or other authorized representative of Holders of Claims or Interests recognized by the Debtors, including without limitation, the DIP Agent, the Term Loan Agent and the Senior Notes Indenture Trustee.

1.153                 “Settlement Agreement” means that certain settlement between the Debtors, the Term Loan Lenders and the Creditors’ Committee on the terms set forth on Exhibit 1 to the Settlement Order as approved by the Bankruptcy Court pursuant to the Settlement Order.

1.154                 “Settlement Order” means that certain Order Approving Settlement of Objections to Prepetition Secured Obligations and Prepetition Liens [Docket No. 450].

1.155                 “Specified Individuals” means each of the directors and officers of the Debtors as of the Confirmation Date.

1.156                 “Stevens & Lee” means Stevens & Lee P.C.

1.157                 “Stipulation and Order” means that certain Stipulation and Order [Docket No. 553] between the Debtors, the Creditors’ Committee, the Equity Committee and CRG resolving the objections to the Debtors’ Motion for Entry of Order Approving Appointment and Compensation of Independent Director Nunc Pro Tunc to February 13, 2019 [Docket No. 394] and Debtors’ Application for Entry of an Order Authorizing the Retention and Employment of Kirkland & Ellis LLP and Kirkland & Ellis International LLP as Attorneys for Synergy Pharmaceuticals Inc. Effective Nunc Pro Tunc to February 13, 2019 [Docket No. 433].

1.158                 “Synergy Advanced” means Synergy Advanced Pharmaceuticals, Inc.

1.159                 “Synergy Pharmaceuticals” means Synergy Pharmaceuticals Inc.

1.160                 “Term Loan Agent” means CRG, in its capacity as administrative agent and collateral agent under the Term Loan Agreement, or any successor agent thereunder.

1.161                 “Term Loan Agreement” means that certain Term Loan Agreement, dated as of September 1, 2017, among Synergy Pharmaceuticals as borrower, Synergy Advanced as the subsidiary guarantor, CRG as administrative and collateral agent and the lenders party thereto, as may be amended from time to time.

1.162                 “Term Loan Claim” means a Claim arising under, derived from, or based upon the Term Loan Agreement, including, but not limited to, the Prepayment Premium (calculated in accordance with section 3.03(a)(i)(B) of the Term Loan Agreement), the Back-End Facility Fee and other unpaid costs, expenses, charges, and amounts due and payable under the Term Loan Agreement and its related documentation; provided, however, that Term Loan Claims shall not include any DIP Roll Up Claims.

1.163                 “Term Loan Interest” means, if the Effective Date does not occur on or before May 8, 2019, interest accruing at 13.5% per month on the Allowed Term Loan Claims of $37,105,161.21 from May 8, 2019 through the Effective Date, provided that, notwithstanding the foregoing, nothing in the Plan, shall be deemed to constitute a consent by CRG of an extension of the Effective Date beyond May 8, 2019.

1.164                 “Term Loan Lenders” means lenders party to the Term Loan Agreement from time to time, each in their capacity as such.

1.165                 “Third Party Release” means the release given by each of the Releasing Parties to the Released Parties as set forth in Section 9.05 of the Plan.

1.166                 “Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim to a Holder that has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated and/or cashed such check; (b) given notice to the Liquidating Debtors or the Litigation Trustee, as applicable, of an intent to accept a particular distribution; (c) responded to the Debtors’, the Liquidating Debtors’ or the Litigation Trustee’s, as applicable, request for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution.

1.167                 “Unexpired Lease” means a lease of nonresidential real property to which any of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.168                 “Unimpaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is not Impaired.

1.169                 “Voting Deadline” means the date and time established by order of the Bankruptcy Court as the deadline for ballots to be received by the Claims and Solicitation Agent.

1.170                 “Wind-Down Budget” means a budget to be prepared by the Debtors, and acceptable to the Creditors’ Committee and the Equity Committee, which shall be filed with the Bankruptcy Court as part of the Plan Supplement, and which may be amended from time to time after entry of the Confirmation Order, subject to the consent of the Plan Administrator and the Litigation Trustee, which consent shall not be unreasonably withheld, and which shall estimate the funds necessary to administer the Plan and wind down the Debtors’ affairs, including the costs of holding and liquidating the Estates’ remaining property, reconciling, objecting to and resolving Claims and Interests, making the distributions required by the Plan, prosecuting Causes of Action and Avoidance Actions that are vested in the Litigation Trust, paying taxes, filing tax returns, paying professionals’ fees and expenses, paying the fees and expenses of the Plan Administrator and the Litigation Trustee, funding payroll and other employee costs, providing for the purchase of errors and omissions insurance and/or other forms of indemnification for the Plan Administrator and the Litigation Trustee, dissolving the Liquidating Debtors and for all such items and other costs of administering the Plan and the Estates (other than the Administrative and Priority Claims Reserve, the Disputed Claims Reserve, and the Professional Claims Reserve); provided that the Wind-Down Budget shall conform to the DIP Budget; provided, further that (a) $1,500,000 of the Wind-Down Budget shall be earmarked for the funding of the prosecution of Avoidance Actions and Causes of Action vested in the Litigation Trust and (b) $1,500,000 of the Wind-Down Budget shall be used to fund the Wind-Down Reserve including disbursements under the Wind-Down Budget for customary expenses of winding-down the Debtors’ Estates (and any unused portion of the amount set forth in this subsection (b) shall be transferred to the Litigation Trust on the Dissolution Date and may be used to fund litigation expenses); provided, further that the Wind-Down Budget shall not exceed $3,000,000 without the consent of CRG.

1.171                 “Wind-Down Reserve” means the reserve of Cash funded by the Debtors in the amount of clause (b) of the Wind-Down Budget, less a portion of such amount to be allocated to the Litigation Trust for administering, reconciling and resolving Claims (other than Administrative Claims, Professional Claims, Priority Tax Claims and Other Priority Claims), and maintained by the Plan Administrator on behalf of the Liquidating Debtors.

B.                                    Rules of Interpretation. For purposes of this Plan, unless otherwise provided herein, (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) each pronoun stated in the masculine, feminine, or neuter shall include the masculine, feminine, and neuter; (c) any reference in the Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified, or supplemented; (d) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (e) all references in this Plan to Sections, Articles, and Exhibits are references to Sections, Articles, and Exhibits of or to this Plan; (f) the words “herein,” “hereunder,” “hereto,” and the like refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (h) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (i) to the extent the Disclosure Statement is inconsistent with the terms of this Plan, this Plan shall control; (j) to the extent this Plan is inconsistent with the Confirmation Order, the Confirmation Order shall control; (k) references to “shares,” “shareholders,” “directors,” and/or “officers” shall also include “membership units,” “members,” “managers,” or other functional equivalents, as applicable, as such terms are defined under the applicable state limited liability company or alternative comparable laws, as applicable; and (l) any immaterial effectuating provision may be interpreted by the Liquidating Debtors in a manner that is consistent with the overall purpose and intent of the Plan without further order of the Bankruptcy Court.

C.                                    Computation of Time. In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

D.                                    Reference to Monetary Figures. All references in the Plan to monetary figures shall refer to the legal tender of the United States of America, unless otherwise expressly provided.

E.                                    Exhibits. All Exhibits are incorporated into and are part of this Plan as if set forth in full herein and such Exhibits shall be filed with the Bankruptcy Court on or before the Plan Supplement Filing Date. After the Plan Supplement Filing Date, copies of Exhibits may be obtained upon email request to the Claims and Solicitation Agent at synergyinfo@primeclerk.com, or by downloading such Exhibits from the Debtors’ informational website at https://cases.primeclerk.com/Synergy.

ARTICLE II

ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

Section 2.01                            Administrative Claims. Except to the extent that the Debtors or the Plan Administrator (and the Litigation Trustee, as applicable, in accordance with Section 5.11(b) of the Plan), and a Holder of an Allowed Administrative Claim agree to a less favorable treatment, a Holder of an Allowed Administrative Claim (other than a Professional Claim, which shall be subject to Section 2.03 of this Plan) shall receive, in full satisfaction, settlement, and release of, and in exchange for, such Administrative Claim, Cash equal to the unpaid portion of such Allowed Administrative Claim either (a) on the later of (i) the Initial Distribution Date or (ii) the first Periodic Distribution Date occurring after the later of (1) 30 days after the date when the Administrative Claim becomes an Allowed Administrative Claim; or (2) 30 days after the date when the Administrative Claim becomes payable pursuant to any agreement between the Debtors or the Plan Administrator (and the Litigation Trustee, as applicable, in accordance with Section 5.11(b) of the Plan) and the Holder of the Administrative Claim; or (b) if the Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim, without any further action by the Holder of such Allowed Administrative Claim; provided, however, that other than the Holder of (v) a DIP Claim, (w) a Professional Claim, (x) an Administrative Claim Allowed by a Final Order of the Bankruptcy Court on or before the Effective Date, (y) an Administrative Claim that is not Disputed and arose in the ordinary course of business and was paid or is to be paid in accordance with the terms and conditions of the particular transaction giving rise to such Administrative Claim, or (z) an Administrative Claim arising under chapter 123 of title 28 of the United States Code, the Holder of any Administrative Claim shall have filed a proof of Claim form no later than the Administrative Claim Bar Date and such Claim shall have become an Allowed Claim. Except as otherwise provided herein and as set forth in Section 2.02 and Section 2.03 of this Plan, all requests for payment of an Administrative Claim must be filed, in substantially the form of the Administrative Claim Request Form contained in the Plan Supplement, with the Claims and Solicitation Agent and served on counsel for the Debtors, the Plan Administrator and the Litigation Trustee, no later than the Administrative Claim Bar Date. Any request for payment of an Administrative Claim pursuant to this Section 2.01 that is not timely filed and served shall be Disallowed automatically without the need for any objection from the Debtors, the Plan Administrator or the Litigation Trustee. The Plan Administrator (and the Litigation Trustee, as applicable, in accordance with Section 5.11(b) of the Plan) may settle any Administrative Claim without further Bankruptcy Court approval. In the event that the Debtors or the Plan Administrator (and the Litigation Trustee, as applicable, in accordance with Section 5.11(b) of the Plan) object to an Administrative Claim and there is no settlement, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. For the avoidance of doubt, any payments made by the Distribution Agent on account of Allowed Administrative Claims (other than Professional Claims) shall be paid solely from the Administrative and Priority Claims Reserve.

Section 2.02                            DIP Claims.

(a)                                 Except to the extent that a Holder of a DIP Claim agrees to less favorable treatment, or has been paid in full prior to the Effective Date, in full and final satisfaction, settlement, and release of and in exchange for each and every DIP Claim, each Holder of an Allowed DIP Claim shall be paid in full in Cash on the Effective Date, with such payments to be distributed to the DIP Agent for the ratable benefit of the Holders of the DIP Claims.

(b)                                 Upon the date the DIP Claims are paid in full, in Cash, all Liens and security interests granted to secure the DIP Facility shall attach to the proceeds of the sale of substantially all of the Debtors’ assets for the benefit of Holders of the Allowed Term Loan Claims to secure the distribution to the Holders of Allowed Term Loan Claims set forth in Section 3.02(c)(iii). To the extent that the DIP Lenders or the DIP Agent have filed or recorded publicly any Liens and/or security interests to secure the Debtors’ obligations under the DIP Facility, the DIP Lenders or the DIP Agent, as the case may be, shall take any commercially reasonable steps requested by the Debtors that are necessary to cancel and/or extinguish such publicly-filed Liens and/or security interests.

Section 2.03                            Professional Claims.

(a)                                 Final Fee Applications. All final requests for payment of Professional Claims must be filed no later than 45 days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules and prior orders of the Bankruptcy Court, the Allowed amounts of such Professional Claims shall be determined by the Bankruptcy Court.

(b)                                 Payment of Interim Amounts. Subject to the Holdback Amount, on the Effective Date, the Plan Administrator on behalf of the Liquidating Debtors shall pay all amounts owing to

Professionals for all outstanding amounts billed relating to prior periods through the Effective Date as to which no objection has been filed. No later than two days prior to the Effective Date, the Professionals shall estimate fees and expenses due for periods that have not or will not have been billed as of the Effective Date and shall deliver such estimate to the Notice Parties (as defined in the Interim Compensation Order) and such estimate shall be included in the Professional Claim Estimate. As soon as reasonably practicable after the Effective Date, a Professional seeking payment for estimated amounts as of the Effective Date shall submit a detailed invoice covering such period to the Notice Parties (as defined in the Interim Compensation Order). Each Notice Party will have 15 days after service of the invoice to review the invoice and object to the requested fees and expenses in accordance with the procedures set forth in the Interim Compensation Order (the “Objection Deadline”). Upon expiration of the Objection Deadline, each Professional may file with the Court a certificate of no objection or a certificate of partial objection, whichever is applicable, after which the Debtors shall pay such Professional from the Professional Claims Reserve an amount equal to 80% of the invoiced fees and 100% of the invoiced expenses not subject to an objection.

(c)                                  Professional Claims Reserve. On the Effective Date, the Plan Administrator shall fund the Professional Claims Reserve with Cash equal to the aggregate Professional Claim Estimate for all Professionals. The Plan Administrator shall hold the Professional Claims Reserve in trust for all Professionals with respect to whom fees have been held back pursuant to the Interim Compensation Order. Subject to entry of the CRG-ESH Settlement Order by April 10, 2019, the Professional Claims Estimate of Professionals for the Equity Committee (not including Stevens & Lee which shall be paid from the CRG-ESH Settlement Fund) shall not exceed $2.5 million in the aggregate, less any fees and expenses previously paid to such Professionals. The funds in the Professional Claims Reserve shall not be considered property of the Debtors, the Liquidating Debtors, the Litigation Trust, the Plan Administrator, the Litigation Trustee or the Estates, as applicable. Following any payments from the Professional Claims Reserve as set forth in Section 2.03(b) above, the remaining amount of Professional Claims owing to the Professionals shall be paid to such Professionals by the Plan Administrator from the Professional Claims Reserve when such Claims are finally Allowed by the Bankruptcy Court.

(d)                                 Post-Effective Date Retention. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after the Effective Date shall terminate, and the Plan Administrator shall be permitted to employ and pay Professionals in its discretion (including the fees and expenses incurred by professionals in preparing, reviewing, prosecuting, defending, or addressing any issues with respect to final fee applications).

Section 2.04                            Priority Tax Claims. On the later of (a) the Initial Distribution Date or (b) the first Periodic Distribution Date occurring after the later of (i) 30 days after the date when a Priority Tax Claim becomes an Allowed Priority Tax Claim or (ii) 30 days after the date when a Priority Tax Claim becomes payable pursuant to any agreement between the Debtors (or the Plan Administrator) and the Holder of such Priority Tax Claim, except to the extent that the Debtors (or Plan Administrator) and a Holder of an Allowed Priority Tax Claim agree to a less favorable treatment, each Holder of an Allowed Priority Tax Claim due and payable on or before the Effective Date shall receive, in full and final satisfaction, settlement, and release of and in exchange for each and every Allowed Priority Tax Claim, one of the following treatments on account of such Claim: (1) Cash in an amount equal to the amount of such Allowed Priority Tax Claim, (2) Cash in an amount agreed to by the Debtors (or the Plan Administrator) and such Holder, provided, however, that the parties may further agree for the payment of such Allowed Priority Tax Claim to occur at a later date, or (3) at the sole option of the Debtors, Cash in the aggregate amount of such Allowed Priority Tax Claim payable in installment payments over a period of not more than five years after the Petition Date pursuant to section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the Holder of such Claim, or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business. For the avoidance of doubt, any payments made by the Plan Administrator on account of Allowed Priority Tax Claims shall be paid solely from the Administrative and Priority Claims Reserve.

ARTICLE III

CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS

Section 3.01                            Classification of Claims and Interests.

(a)                                 The Plan, though proposed jointly, constitutes a separate plan for each of the Debtors for voting purposes and, except as set forth in Section 5.01 of the Plan, does not constitute a substantive consolidation of the Debtors’ Estates. Therefore, all Claims against and Interests in a particular Debtor are placed in the Classes set forth below with respect to such Debtor. Classes that are not applicable as to a particular Debtor shall be eliminated as set forth more fully in Section 4.03 of the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified and their treatment is set forth in Article II above.

A Claim or Interest is placed in a particular Class for all purposes, including voting, Confirmation, and distribution under the Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided, however, that a Claim or Interest is placed in a particular Class for the purpose of voting on the Plan and, to the extent applicable, receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Allowed Claim or Allowed Interest has not been satisfied, released, or otherwise settled prior to the Effective Date.

(b)                                 Claims and Interests are divided into the numbered Classes set forth below:

CLASS	CLAIM OR INTEREST	STATUS	VOTING RIGHTS
1	Other Priority Claims	Unimpaired	Presumed to Accept
2	Other Secured Claims	Unimpaired	Presumed to Accept
3	Term Loan Claims	Impaired	Entitled to Vote
4	General Unsecured Claims	Impaired	Entitled to Vote
5	Section 510(b) Claims	Impaired	Deemed to Reject
6	Intercompany Claims	Impaired	Deemed to Reject

7	Intercompany Interests	Impaired	Deemed to Reject
8	Interests	Impaired	Deemed to Reject

Section 3.02    Treatment and Voting of Claims and Interests.

(a)                                 Class 1 — Other Priority Claims

(i)                                     Classification. Class 1 consists of all Other Priority Claims.

(ii)                                  Treatment. Except as otherwise provided in and subject to Section 8.05 of this Plan, and except to the extent that a Holder of an Allowed Other Priority Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, and release of and in exchange for each and every Allowed Other Priority Claim, each such Holder of an Allowed Other Priority Claim shall be paid in full in Cash on the later of (A) the Initial Distribution Date or (B) the first Periodic Distribution Date occurring after the later of (1) 30 days after the date when an Other Priority Claim becomes an Allowed Other Priority Claim or (2) 30 days after the date when an Other Priority Claims becomes payable pursuant to any agreement between the Debtors (or the Plan Administrator) and the Holder of such Other Priority Claim; provided, however, that Other Priority Claims that arise in the ordinary course of the Debtors’ business and which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

(iii)                               Voting. Class 1 is Unimpaired, and Holders of Allowed Other Priority Claims are conclusively presumed to have accepted the Plan.

(b)                                 Class 2 — Other Secured Claims

(i)                                     Classification. Class 2 consists of all Other Secured Claims.

(ii)                                  Treatment. Except as otherwise provided in and subject to Section 8.05 of this Plan, and except to the extent that a Holder of an Allowed Other Secured Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, and release of and in exchange for each and every Allowed Other Secured Claim, each such Holder of an Allowed Other Secured Claim shall be paid in full in Cash in an amount equal to such Allowed Other Secured Claim, including postpetition interest, if any, on such Allowed Other Secured Claim required to be paid pursuant to section 506 of the Bankruptcy Code, on the later of (A) the Initial Distribution Date or (B) the first Periodic Distribution Date occurring after the later of (1) 30 days after the date such Other Secured Claim becomes an Allowed Other Secured Claim, or (2) 30 days after the date when such Other Secured Claim becomes payable pursuant to any agreement between the Debtors (or the Plan Administrator) and the Holder of such Other Secured Claim; provided, however, that nothing in this Section 3.02 or elsewhere in this Plan shall preclude the Debtors or the Litigation Trustee, as applicable, from challenging the validity of any alleged Lien on any asset of the Debtors or the value of the property that secures any alleged Lien.

(iii)                               Voting. Class 2 is Unimpaired, and Holders of Allowed Other Secured Claims are conclusively presumed to have accepted the Plan.

(c)                                  Class 3 — Term Loan Claims

(i)                                     Classification. Class 3 consists of all Term Loan Claims.

(ii)                                  Allowance. The Term Loan Claims shall be Allowed in the aggregate amount of $37,105,161.21 plus (A) unpaid interest on the Allowed amount of the Term Loan Claims accruing at 13.5% per month from the date of entry of the Final DIP Order until the earlier of the Effective Date and May 8, 2019 and (B) unpaid fees and expenses incurred by the Term Loan Agent and Term Loan Lenders in connection with their participation in these Chapter 11 Cases.

(iii)                               Treatment.

(A)                               Except to the extent that a Holder of an Allowed Term Loan Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, and release of and in exchange for each and every Allowed Term Loan Claim, on the Initial Distribution Date and each applicable Periodic Distribution Date thereafter, each Holder of an Allowed Term Loan Claim shall receive:

(1) first, from the Administrative and Priority Claims Reserve, unpaid expenses that become due and payable from time to time, which shall not exceed the estimated amount of such expenses included in the Administrative and Priority Claims Reserve;

(2) second, its Pro Rata Share of the amount equal to 50% of Excess Sale Proceeds until the earlier of (x) payment in full of all Allowed General Unsecured Claims (including allowed post-petition interest, if any) or (y) payment of $36 million of the Allowed Term Loan Claims (plus Term Loan Interest, if any);

(3) third, if (x) occurs before (y) as set forth in Section 3.02(c)(iii)(A)(2) above, its Pro Rata Share of 100% of the Excess Sale Proceeds until payment of $36 million of the Allowed Term Loan Claims (plus Term Loan Interest, if any); and

(4) fourth, after (x) payment in full of all Allowed General Unsecured Claims (including allowed post-petition interest, if any) and (y) payment of $36 million of the Allowed Term Loan Claims  (plus Term Loan Interest, if any), its Pro Rata Share of the amount equal to 50% of Excess Sale Proceeds until all Allowed Term Loan Claims (plus Term Loan Interest, if any) are paid in full.

(B)                               On the Effective Date, in return for the distributions set forth in Section 3.02(c)(iii)(A) hereof, the Term Lenders shall release any and all security interests and Liens, including without limitation security interests and Liens on Sale proceeds, Avoidance Actions and/or the proceeds thereof, and other Causes of Action of the Debtors, to the Debtors.

(C)                               On the Effective Date, in return for the distributions set forth in Section 3.02(c)(iii)(A) hereof, all Liens and security interests granted to secure the Term Loan shall be deemed cancelled and released and shall be of no further force and effect. To the extent that the Prepetition Secured Parties have filed or recorded publicly any Liens and/or security interests to secure the Debtors’ obligations under the Term Loan, the Prepetition Secured Parties shall take any commercially reasonable steps requested by the Debtors or the Plan Administrator that are necessary to cancel and/or extinguish such publicly-filed Liens and/or security interests

(iv)                              Voting. Class 3 is Impaired, and Holders of Allowed Term Loan Claims are entitled to vote to accept or reject the Plan.

(d)                                 Class 4  — General Unsecured Claims

(i)                                     Classification. Class 4 consists of all General Unsecured Claims.

(ii)                                  Treatment. Except as otherwise provided in and subject to Section 8.05 of this Plan, and except to the extent that a Holder of an Allowed General Unsecured Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, and release of and in exchange for each and every Allowed General Unsecured Claim, each Holder of an Allowed General Unsecured Claim shall receive beneficial interests in the Litigation Trust entitling each Holder of an Allowed General Unsecured Claim to receive its Pro Rata Share of any recovery from Causes of Action or Avoidance Actions that vest in the Litigation Trust on the Effective Date in accordance with Section 5.03 and:

(A) first, its Pro Rata Share of the amount equal to 50% of Excess Sale Proceeds until the earlier of (1) payment in full of all Allowed General Unsecured Claims (including allowed post-petition interest, if any) or (2) payment of $36 million of the Allowed Term Loan Claims (plus Term Loan Interest, if any);

(B) second, if (2) occurs before (1) as set forth in Section 3.02(d)(ii)(A) above, its Pro Rata Share of 100% of the Excess Sale Proceeds until all Allowed General Unsecured Claims (including allowed post-petition interest, if any) are paid in full; and

(C) third, its Pro Rata Share of the recoveries from the Litigation Trust, if any, until such Allowed General Unsecured Claim (including allowed post-petition interest, if any) is paid in full.

(iii)                               Voting. Class 4 is Impaired, and Holders of Allowed General Unsecured Claims are entitled to vote to accept or reject the Plan.

(e)                                  Class 5 — Section 510(b) Claims

(i)                                     Classification. Class 5 consists of all Section 510(b) Claims.

(ii)                                  Allowance. Notwithstanding anything to the contrary herein, a Section 510(b) Claim, if any such Claim exists, may only become Allowed by Final Order.

(iii)                               Treatment. On the Effective Date, or as soon as reasonably practicable thereafter, each Holder of an Allowed Section 510(b) Claim, if any, shall receive beneficial interests in the Litigation Trust entitling each Holder of Allowed Section 510(b) Claims to receive its Pro Rata Share of any recovery from Causes of Action or Avoidance Actions that vest in the Litigation Trust on the Effective Date in accordance with Section 5.03 and:

(A) first, after (x) payment in full of all Allowed General Unsecured Claims (including allowed post-petition interest, if any) and (y) payment of $36 million of the Allowed Term Loan Claims (plus Term Loan Interest, if any), if such Allowed Section 510(b) Claim has not been paid in full on account of any other distributions pursuant to this section or otherwise, its Pro Rata Share of the amount equal to 50% of Excess Sale Proceeds, if any, shared ratably with Holders of Allowed Interests in Synergy Pharmaceuticals in the manner set forth below, until the earlier of payment in full of (1) the Allowed Term Loan Claims (plus Term Loan Interest, if any) and (2) such Allowed Section 510(b) Claim;

(B) after (x) payment in full of all Allowed General Unsecured Claims (including allowed post-petition interest, if any) and (y) payment in full of all Allowed Term Loan Claims (plus Term Loan Interest, if any), if such Allowed Section 510(b) Claim has not been paid in full on account of any other distributions pursuant to this section or otherwise, its Pro Rata Share of the Excess Sale Proceeds, if any, shared ratably with Holders of Allowed Interests in Synergy Pharmaceuticals in the manner set forth below, until such Allowed Section 510(b) Claim is paid in full; and

(C) after payment in full of all Allowed General Unsecured Claims (including allowed post-petition interest, if any), if such Allowed Section 510(b) Claim has not been paid in full on account of any other distributions pursuant to this section or otherwise, its Pro Rata Share of the recoveries from the Litigation Trust, if any, shared ratably with Holders of Allowed Interests in Synergy Pharmaceuticals in the manner set forth below, until such Allowed Section 510(b) Claim is paid in full.

With respect to distributions, if any, of Excess Sale Proceeds or recoveries from the Litigation Trust, to be shared ratably between Holders of Allowed Section 510(b) Claims and Allowed Interests in Synergy Pharmaceuticals, each holder of an Allowed Section 510(b) Claim shall be entitled to its Pro Rata Share of the Excess Sale Proceeds or recoveries from the Litigation Trust to be distributed to Holders of Allowed Section 510(b) Claims and Allowed Interests in Synergy Pharmaceuticals, multiplied by the quotient of the value of all Allowed Section 510(b) Claims as determined by a Final Order divided by the sum of (x) the value of the Excess Sale Proceeds or recoveries from the Litigation Trust to be distributed and (y) the value of all Allowed Section 510(b) Claims as determined by a Final Order.

(iv)                              Voting. Class 5 is Impaired, and Holders of Allowed Section 510(b) Claims are deemed to have rejected the Plan.

(f)                                   Class 6 — Intercompany Claims

(i)                                     Classification. Class 6 consists of all Intercompany Claims.

(ii)                                  Treatment. On the Effective Date, all Intercompany Claims shall be eliminated and the Holders of Intercompany Claims shall not receive or retain any property under the Plan on account of such Claims.

(iii)                               Voting. Class 6 is Impaired, and Holders of Allowed Intercompany Claims are deemed to have rejected the Plan.

(g)                                  Class 7 — Intercompany Interests

(i)                                     Classification. Class 7 consists of all Intercompany Interests.

(ii)                                  Treatment. On the Effective Date, all Intercompany Interests held by the Debtors shall be deemed automatically cancelled, released, and extinguished without further action by the Debtors or the Plan Administrator, and the Holders of Allowed Intercompany Interests shall not receive or retain any property under the Plan on account of such Interests.

(iii)                               Voting. Class 7 is Impaired, and Holders of Allowed Intercompany Interests are deemed to have rejected the Plan.

(h)                                 Class 8  — Interests

(i)                                     Classification. Class 8 consists of all Interests in Synergy Pharmaceuticals.

(ii)                                  Treatment. On the Effective Date, Allowed Interests in Synergy Pharmaceuticals, including the Old SP Common Stock, shall be deemed automatically cancelled, released, and extinguished without further action by the Debtors or the Plan Administrator, and each Holder of Allowed Interests in Synergy Pharmaceuticals shall receive beneficial interests in the Litigation Trust entitling each Holder of Allowed Interests in Synergy Pharmaceuticals to receive its Pro Rata Share of any recovery from Causes of Action or Avoidance Actions that vest in the Litigation Trust on the Effective Date in accordance with Section 5.03:

(A) after (x) payment in full of all Allowed General Unsecured Claims (including allowed post-petition interest, if any) and (y) payment of $36 million of the Allowed Term Loan Claims (plus Term Loan Interest, if any), its Pro Rata Share of the amount equal to 50% of Excess Sale Proceeds, if any, shared ratably with Holders of Allowed Section 510(b) Claims in the manner set forth below, until payment in full of the Allowed Term Loan Claims (plus Term Loan Interest, if any);

(B) after (x) payment in full of all Allowed General Unsecured Claims (including allowed post-petition interest, if any) and (y) payment in full of all Allowed Term Loan Claims (plus Term Loan Interest, if any), its Pro Rata Share of the Excess Sale Proceeds, if any, shared ratably with Holders of Allowed Section 510(b) Claims in the manner set forth below, until all Allowed Section 510(b) Claims are paid in full; and

(C) after payment in full of all Allowed General Unsecured Claims (including allowed post-petition interest, if any), its Pro Rata Share of the recoveries from the Litigation Trust, if any, shared ratably with Holders of Allowed Section 510(b) Claims in the manner set forth below, until all Allowed Section 510(b) Claims are paid in full.

With respect to distributions, if any, of Excess Sale Proceeds or recoveries from the Litigation Trust, to be shared ratably between Holders of Allowed Section 510(b) Claims and Allowed Interests in Synergy Pharmaceuticals, each holder of an Allowed Interest in Synergy Pharmaceuticals shall be entitled to its Pro Rata Share of the Excess Sale Proceeds or recoveries from the Litigation Trust to be distributed to Holders of Allowed Section 510(b) Claims and Allowed Interests in Synergy Pharmaceuticals, multiplied by the quotient of the value of the Excess Sale Proceeds or recoveries from the Litigation Trust to be distributed divided by the sum of (x) the value of the Excess Sale Proceeds or recoveries from the Litigation Trust to be distributed and (y) the value of all Allowed Section 510(b) Claims as determined by a Final Order.

(iii)                               Voting. Class 8 is Impaired, and Holders of Allowed Interests in Synergy Pharmaceuticals are deemed to have rejected the Plan.

ARTICLE IV

ACCEPTANCE

Section 4.01                            Classes Entitled to Vote. Classes 3 and 4 are Impaired and are entitled to vote to accept or reject this Plan. By operation of law, Classes 1 and 2 are Unimpaired and are conclusively presumed to have accepted this Plan and, therefore, are not entitled to vote. By operation of law, Classes 5, 6, 7 and 8 are deemed to have rejected this Plan and are not entitled to vote.

Section 4.02                            Acceptance by Impaired Classes. An Impaired Class of Claims shall have accepted this Plan if (a) the Holders of at least two-thirds (2/3) in amount of the Allowed Claims actually voting in such Class have voted to accept this Plan and (b) the Holders of more than one-half (1/2) in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

Section 4.03                            Elimination of Classes. To the extent applicable, any Class that does not contain any Allowed Claims or any Claims temporarily allowed for voting purposes under Bankruptcy Rule 3018 as of the date of commencement of the Confirmation Hearing for all Debtors or with respect to any particular Debtor shall be deemed to have been deleted from this Plan for all Debtors or for such particular Debtor, as applicable, for purposes of (a) voting to accept or reject this Plan and (b) determining whether it has accepted or rejected this Plan under section 1129(a)(8) of the Bankruptcy Code.

Section 4.04                            Deemed Acceptance if No Votes Cast. If no Holders of Claims eligible to vote in a particular Class vote to accept or reject the Plan, this Plan shall be deemed accepted by the Holders of such Claims in such Class.

Section 4.05                            Cramdown. To the extent necessary, the Debtors shall request Confirmation of this Plan under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to modify, amend, or withdraw this Plan, with respect to all Debtors or any individual Debtor, to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

ARTICLE V

MEANS OF IMPLEMENTATION OF THE PLAN

Section 5.01                            Substantive Consolidation. This Plan contemplates and is predicated upon the deemed substantive consolidation of the Estate and Chapter 11 Case of each Debtor with the Estate and Chapter 11 Case of each other Debtor for distribution purposes only. On the Effective Date, each Claim filed or to be filed against any Debtor shall be deemed filed only against Synergy Pharmaceuticals and shall be deemed a single Claim against and a single obligation of Synergy Pharmaceuticals for distribution purposes only and the claims register shall be updated accordingly. This limited substantive consolidation effected pursuant to this Section 5.01 of the Plan shall not otherwise affect the rights of any Holder of any Claim, or affect the obligations of any Debtor with respect to such Claim.

Section 5.02                      Merger and Dissolution of Debtors.

Immediately following the occurrence of the Effective Date, (a) the respective boards of directors of the Debtors shall be terminated and the members of the boards of directors of the Debtors shall be deemed to have resigned and (b) the Debtors shall continue to exist as the Liquidating Debtors after the Effective Date in accordance with the laws of the State of Delaware and pursuant to their respective certificates of incorporation, by-laws, articles of formation, operating agreements, and other organizational documents in effect prior to the Effective Date, except to the extent such organizational documents are amended under the Plan, for the limited purposes of liquidating all of the assets of the Estates and making distributions in accordance with the Plan.

On the Effective Date, and without further order of the Bankruptcy Court, Synergy Advanced shall be deemed merged with and into Synergy Pharmaceuticals, without the necessity of any other or further actions to be taken by or on behalf of the Debtors or payments to be made in connection therewith; provided, however, that the Debtors or the Plan Administrator, on behalf of the Liquidating Debtors, may execute and file documents and take all other actions as they deem appropriate relating to the foregoing corporate actions under the laws of the State of Delaware and, in such event, all applicable regulatory or governmental agencies shall take all steps necessary to allow and effect the prompt merger of the Debtors as provided herein, without the payment of any fee, tax or charge and without the need for the filing of reports or certificates.

Moreover, on and after the first day following the Effective Date, Synergy Pharmaceuticals and Synergy Advanced (i) shall be deemed to have withdrawn their business operations from any state in which they were previously conducting, or are registered or licensed to conduct, their business operations, and shall not be required to file any document, pay any sum or take any other action in order to effectuate such withdrawal, and (ii) shall not be liable in any manner to any taxing or other authority for franchise, business, license or similar taxes accruing on or after the Effective Date.

As soon as practicable after the conclusion of all litigation relating to the Debtors and/or the Debtors’ directors and officers, the Plan Administrator shall at the expense of the Debtors’ Estates (i) provide for the retention and storage of the books, records and files that shall have been delivered to or created by the Plan Administrator until such time as all such books, records and files are no longer required to be retained under applicable law, and file a certificate informing the Bankruptcy Court of the location at which such books, records and files are being stored; provided that any tax records shall be turned over to the Purchaser in accordance with the Asset Purchase Agreement no later than the issuance of the Final Decree in the Chapter 11 Cases; (ii) file a certificate stating that the assets of the Debtors’ Estates have been exhausted and final distributions of Cash have been made under the Plan; (iii) file the necessary paperwork in the state of Delaware to effectuate the dissolution of the Liquidating Debtors in accordance with the laws of such jurisdiction; and (iv) resign as the sole officer and manager, as applicable, of the Liquidating Debtors. Upon the filing of the certificate described in clause (ii) of the preceding sentence, Synergy Pharmaceuticals and Synergy Advanced shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Liquidating Debtors or payments to be made in connection therewith other than the filing of a motion for final decree.

Section 5.03                            Litigation Trust

On the Effective Date, a litigation trust will be established for the benefit of Holders of Allowed General Unsecured Claims, Allowed Section 510(b) Claims and Allowed Interests in Synergy Pharmaceuticals, as applicable, pursuant to documentation, including the Litigation Trust Agreement, approved by the Liquidating Debtors, the Litigation Trustee, and the Oversight Committee, for the primary purpose of (1) receiving Causes of Action and Avoidance Actions vested in the Litigation Trust, and distributing the proceeds of such Causes of Action and Avoidance Actions pursuant to the Plan and (2) administering, reconciling and resolving Claims ((A) other than (i) Professional Claims and (ii) Administrative Claims, Priority Tax Claims and Other Priority Claims that are not subject to the Administrative Claims Protocol set forth in Section 5.11(b) of the Plan and (B) with respect to Administrative Claims, Priority Tax Claims and Other Priority Claims that are subject to the Administrative Claims Protocol set forth in Section 5.11(b) of the Plan, subject to such protocol), with no objective to continue or engage in the conduct of a trade or business except to the extent reasonably necessary to and consistent with, the liquidating purpose of the trust (any such trust, the “Litigation Trust”). On the

Effective Date, the Litigation Trust Cash Contribution will be transferred by the Debtors or the Plan Administrator on behalf of the Liquidating Debtors to the Litigation Trust; provided that $50,000 of the Litigation Trust Cash Contribution shall be escrowed with the Litigation Trustee to be used solely for the benefit of the Equity Committee designees on the Oversight Committee to investigate and object to any settlement of Claims proposed by the Litigation Trustee. Holders of Allowed Class 3 Term Loan Claims shall not receive any interest in, and shall not be entitled to any distributions from Causes of Action or Avoidance Actions transferred to the Litigation Trust. The Litigation Trust will be controlled by the Oversight Committee and administered by the Litigation Trustee. The Debtors, the Liquidating Debtors and the Plan Administrator shall have no direct or indirect control, influence or authority over the Litigation Trust, the Litigation Trustee or the Oversight Committee or any of their respective decisions. The Litigation Trust shall be a legally separate and distinct Entity from the Debtors and/or the Liquidating Debtors, and the Litigation Trustee shall be a separate and distinct Entity from the Plan Administrator. In no event shall the Litigation Trust be deemed a successor of either the Debtors or the Liquidating Debtors. The post-Effective Date structure and governance of the Liquidating Debtors and the Litigation Trust is set forth on Exhibit B to the Plan.

On the Effective Date, all Avoidance Actions and Causes of Action belonging to the Debtors that are neither (x) acquired by the Purchaser or otherwise released pursuant to the Asset Purchase Agreement nor (y) released pursuant to this Plan or the Final DIP Order, shall be vested in the Litigation Trust. For the avoidance of doubt, all derivative Causes of Action that have been, or may be, brought on behalf of the Debtors, including any pending or future derivative Causes of Action against the Specified Individuals, will be vested in the Litigation Trust on the Effective Date. The Litigation Trustee shall have the authority to determine, for each pending derivative action on behalf of the Debtors, whether to dismiss such action or to be deemed the plaintiff in such matter with respect to the pending derivative action on behalf of the Debtors. Any recovery from Causes of Action or Avoidance Actions that vest in the Litigation Trust on the Effective Date (1) shall become available for Pro Rata distribution (x) first, to Holders of Allowed Class 4 General Unsecured Claims until such Claims are paid in full in cash and (y) second, ratably to Holders of Allowed Class 5 Section 510(b) Claims until such Claims are paid in full and Holders of Allowed Class 8 Interests in Synergy Pharmaceuticals. Notwithstanding anything to the contrary herein, the Oversight Committee and the Litigation Trustee shall collectively have the exclusive control over all aspects of the Causes of Action that vest in the Litigation Trust, including the investigation, prosecution and disposition of same, in accordance with the terms of the Litigation Trust Agreement, and the Liquidating Debtors and the Plan Administrator shall have no rights, powers or duties with respect to any aspect of any of the Causes of Action that vest in the Litigation Trust.

It is intended that the Litigation Trust qualify as a “liquidating trust” within the meaning of Treasury Regulations Section 301.7701-4(d). In general, a liquidating trust is not a separate taxable entity but rather is treated for U.S. federal income tax purposes as a “grantor” trust (i.e., a pass-through entity). The IRS, in Revenue Procedure 94-45, 1994-2 C.B. 684, set forth the general criteria for obtaining an IRS ruling as to the grantor trust status of a liquidating trust under a chapter 11 plan. The Litigation Trust will be structured with the intention of complying with such general criteria. Pursuant to the Plan, and in conformity with Revenue Procedure 94-45, all parties (including the Litigation Trustee and the holders of beneficial interests in the Litigation Trust) would be required to treat for U.S. federal income tax purposes the Litigation

Trust as a grantor trust of which the Holders of Allowed General Unsecured Claims, Allowed Section 510(b) Claims and Allowed Interests in Synergy Pharmaceuticals are the owners and grantors. The Litigation Trustee is hereby appointed in such instance pursuant to section 1123(b)(3)(B) of the Bankruptcy Code to handle all of the Litigation Trust’s tax matters, including without limitation, the filing of all tax returns, and the handling of tax audits and proceedings, of the Litigation Trust. Notwithstanding the forgoing, the Litigation Trustee, after consultation with the Oversight Committee, may make an election under Treasury Regulations Section 1.468B-9(c)(2)(ii) to treat the Litigation Trust (or any portion thereof) as a disputed ownership fund. The Litigation Trustee shall be responsible for filing information on behalf of the Litigation Trust as grantor trust pursuant to Treasury Regulation Section 1.671-4(a) or as a disputed ownership fund.

Section 5.04                            General Settlement of Claims and Interests. Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests or Causes of Action that (a) are subject to compromise and settlement pursuant to the terms of the Plan; (b) have been released pursuant to Section 9.04 of the Plan; (c) have been released pursuant to Section 9.05 of the Plan; (d) are subject to the exculpation pursuant to Section 9.06 of the Plan; or (e) are otherwise stayed or terminated pursuant to the terms of the Plan.

Section 5.05                            Plan Funding. Distributions under this Plan and the Plan Administrator’s and the Litigation Trustee’s post-Effective Date operations will be funded from the proceeds of the sale of substantially all of the Debtors’ assets to Purchaser, as contemplated by the Asset Purchase Agreement and approved by the Sale Order and Cash existing in the Estates as of the Effective Date, and as otherwise set forth in the Litigation Trust Agreement and the Plan Administrator Agreement.

Section 5.06                            Certificate of Incorporation and By-laws. The certificate and articles of incorporation and by-laws of each Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, a provision (a) prohibiting the issuance of non-voting equity securities under section 1123(a)(6) of the Bankruptcy Code and (b) limiting the activities of the Liquidating Debtors to matters authorized under the Plan.

Section 5.07                            Cancellation of Old SP Securities and Agreements.  Except as otherwise provided in the Plan, on and after the Effective Date, all notes, instruments, certificates, agreements, indentures, mortgages, security documents, and other documents evidencing Claims or Interests, including Term Loan Claims, Senior Notes Claims, and Interests in Synergy Pharmaceuticals, shall be deemed canceled and surrendered without any need for further action or approval of the Bankruptcy Court or any Holder or other person and the obligations of the Debtors or the Liquidating Debtors, as applicable, thereunder or in any way related thereto shall be deemed satisfied in full, and the Senior Notes Indenture Trustee and the Term Loan Agent shall be released from all duties thereunder; provided that notwithstanding Confirmation or consummation of the Plan, any such indenture or agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of:  (1) allowing

Holders to receive distributions under the Plan; (2) allowing the Senior Notes Indenture Trustee and the Term Loan Agent to enforce their rights, claims, and interests vis-à-vis any parties other than the Debtors or the Liquidating Debtors; (3) allowing the Senior Notes Indenture Trustee and the Term Loan Agent to make the distributions in accordance with the Plan (if any), as applicable; (4) preserving any rights of the Senior Notes Indenture Trustee and the Term Loan Agent to payment of fees, expenses, and indemnification obligations as against any money or property distributable to the Holders under the relevant indenture or the relevant credit agreement, including any rights to priority of payment and/or to exercise charging liens; (5) allowing the Senior Notes Indenture Trustee and the Term Loan Agent to enforce any obligations owed to each of them under the Plan; (6) allowing the Senior Notes Indenture Trustee and the Term Loan Agent to exercise rights and obligations relating to the interests of the Holders under the relevant indentures and credit agreements; (7) allowing the Senior Notes Indenture Trustee and the Term Loan Agent to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court, including, but not limited, to enforce the respective obligations owed to such parties under the Plan; and (8) permitting the Senior Notes Indenture Trustee and the Term Loan Agent to perform any functions that are necessary to effectuate the foregoing; provided, further, that except as provided herein, the preceding proviso shall not affect the settlement and release of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, as applicable, or result in any expense or liability to the Debtors or the Liquidating Debtors, as applicable.

Section 5.08                            Compliance with the Asset Purchase Agreement. Notwithstanding anything in the Plan to the contrary, nothing herein shall eliminate any post-closing obligations of the Debtors or the Purchaser under the Asset Purchase Agreement.

Section 5.09                            The Plan Administrator.

(a)                                 Appointment of the Plan Administrator

From and after the Effective Date, an Entity to be designated by the Debtors, and acceptable to the Creditors’ Committee and the Equity Committee, shall serve as the Plan Administrator pursuant to the Plan Administrator Agreement and the Plan, until the resignation or discharge and the appointment of a successor Plan Administrator in accordance with the Plan Administrator Agreement and the Plan. The Debtors shall file a notice providing the information set forth in sections 1129(a)(4) and (5) of the Bankruptcy Code on a date that is not less than ten days prior to the hearing to consider confirmation of the Plan designating the Entity who the Debtors have selected as Plan Administrator. The appointment of the Plan Administrator shall be approved in the Confirmation Order, and such appointment shall be effective as of the Effective Date. The Plan Administrator shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Plan and the Plan Administrator Agreement. The Oversight Committee shall oversee, and have the right to replace for good cause or resignation, the Plan Administrator.

(b)                                 The Plan Administrator Agreement

Prior to or on the Effective Date, the Debtors shall execute a Plan Administrator Agreement in substantially the same form as set forth in the Plan Supplement. Any nonmaterial modifications to the Plan Administrator Agreement made by the Debtors prior to the Effective Date are hereby ratified. The Plan Administrator Agreement will contain provisions permitting the amendment or modification of the Plan Administrator Agreement as necessary to implement the provisions of the Plan.

(c)                                  Rights, Powers, and Duties of the Liquidating Debtors and the Plan Administrator

The Liquidating Debtors shall retain and have all the rights, powers and duties necessary to carry out their responsibilities under the Plan, which for the avoidance of doubt, shall exclude any aspect of the Causes of Action or their investigation, prosecution or disposition that vest in the Litigation Trust. The Plan Administrator shall seek to preserve and protect all applicable privileges of the Liquidating Debtors, as applicable, including any attorney-client privilege or work-product privilege attaching to any documents or communications (whether written or oral) as set forth in more detail in Section 5.16 of the Plan. Such rights, powers and duties, which shall be exercisable by the Plan Administrator on behalf of the Liquidating Debtors and the Estates pursuant to the Plan and the Plan Administrator Agreement, shall include, among others, (1) making distributions to Holders of Allowed Claims and Interests as provided for in the Plan, (2) administering, reconciling and resolving Administrative Claims, Professional Claims, Priority Tax Claims and Other Priority Claims, subject to the Administrative Claims Protocol set forth in Section 5.11(b) of the Plan, (3) filing tax returns and paying taxes, (4) administering the Debtors’ 401(k) benefit plans, (5) defending the Debtors in the Securities Litigation and any other pending or future securities litigation against the Debtors and (6) dissolving the Liquidating Debtors. All material decisions of the Plan Administrator, including but not limited to the settlement of any claim against the Debtor in the Securities Litigation to the extent such claim proceeds against the Debtor in the Securities Litigation and any Section 510(b) Claim in the Bankruptcy Court based on the allegations in the Securities Litigation, shall be subject to the approval of the Oversight Committee.

(d)                                 Compensation of the Plan Administrator

The Plan Administrator shall be compensated from the Wind-Down Reserve pursuant to the terms of the Plan Administrator Agreement. Any professionals retained by the Plan Administrator shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred from the Wind-Down Reserve. The payment of the fees and expenses of the Plan Administrator and its retained professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court; provided, however, that any disputes related to such fees and expenses shall be brought before the Bankruptcy Court.

(e)                                  Indemnification

The Liquidating Debtors shall indemnify and hold harmless (i) the Plan Administrator (in its capacity as such and as officer and director of the Liquidating Debtors), (ii) such individuals that may serve as officers and directors of the Liquidating Debtors, if any, and (iii) the Plan Administrator Professionals (collectively, the “Indemnified Parties”), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys’ fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, other than acts or omissions resulting from such Indemnified Party’s willful misconduct or gross negligence, with respect to the Liquidating Debtors or the implementation or administration of the Plan or the Plan Administrator Agreement. To the extent an Indemnified Party asserts a claim for indemnification as provided above, the legal fees and related costs incurred by counsel to the Plan Administrator in monitoring and participating in the defense of such claims giving rise to the asserted right of indemnification shall be advanced to such Indemnified Party (and such Indemnified Party undertakes to repay such amounts if it ultimately shall be determined that such Indemnified Party is not entitled to be indemnified therefore) out of the Wind-Down Reserve or any insurance purchased using the Wind-Down Reserve. The indemnification provisions of the Plan Administrator Agreement shall remain available to and be binding upon any former Plan Administrator or the estate of any decedent of the Plan Administrator and shall survive the termination of the Plan Administrator Agreement.

(f)                                   Exculpation

The organizational documents of the Liquidating Debtors shall provide for the exculpation of the Plan Administrator to the fullest extent permitted by applicable law.

(g)                                  Insurance

The Plan Administrator shall be authorized to obtain and pay for out of the Wind-Down Reserve all reasonably necessary insurance coverage for itself, its agents, representatives, employees or independent contractors, and the Liquidating Debtors, including, but not limited to, coverage with respect to (i) any property that is or may in the future become the property of the Liquidating Debtors or their Estates and (ii) the liabilities, duties and obligations of the Plan Administrator and its agents, representatives, employees or independent contractors under the Plan Administrator Agreement (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may remain in effect for a reasonable period of time as determined by the Plan Administrator after the termination of the Plan Administrator Agreement.

(h)                                 Revesting of Assets

Except as expressly provided elsewhere in this Plan, on the Effective Date, the property of each Debtor’s Estate, if any, shall revest in the applicable Liquidating Debtor and be distributed according to this Plan.

Section 5.10                            Distributions to Holders of General Unsecured Claims.

(a)                                 Initial Distributions

On the Initial Distribution Date, the Plan Administrator shall make, or shall make adequate reserves in the Disputed Claims Reserve for, the distributions required to be made under the Plan to Holders of Allowed General Unsecured Claims, if any. The Distribution Agent shall not make any distributions to the Holders of Allowed General Unsecured Claims unless the Distribution Agent retains and reserves in the Disputed Claims Reserve such amounts as are required under Section 8.05(c) of the Plan.

(b)                                 Interim Distributions

The Distribution Agent shall make interim distributions of Cash in accordance with this Plan (i) to Holders of Allowed General Unsecured Claims at least once each three-month period, unless the aggregate amount of such distributions, except for the last anticipated distributions, is $50.00 or less, and (ii) from the Disputed Claims Reserve as Disputed General Unsecured Claims become Allowed General Unsecured Claims.

(c)                                  Final Distributions

The Liquidating Debtors shall be dissolved and their affairs wound up and the Plan Administrator shall make the final distributions on the date when, in the reasonable judgment of the Plan Administrator, substantially all of the assets of the Liquidating Debtors have been liquidated and there are no substantial potential sources of additional Cash for distribution. The date on which the Plan Administrator determines that all obligations under the Plan and the Plan Administrator Agreement have been satisfied is referred to as the “Plan Termination Date.” On the Plan Termination Date, the Plan Administrator shall, to the extent not already done, request that the Bankruptcy Court enter an order closing the Chapter 11 Cases.

Upon dissolution of the Liquidating Debtors in accordance with Section 5.02 of the Plan, the Plan Administrator shall transfer any remaining Cash in the Wind-Down Reserve to the Litigation Trust.

Section 5.11                            Accounts and Reserves.

(a)                                 Professional Claims Reserve

On or before the Effective Date, the Debtors shall create and fund the Professional Claims Reserve in Cash in the amount of the Professional Claim Estimate. Subject to entry of the CRG-ESH Settlement Order by April 10, 2019, the Professional Claims Estimate of Gibson Dunn and Houlihan Lokey shall not exceed $2.5 million in the aggregate, less any fees and expenses previously paid to such Professionals. For the avoidance of doubt, the Professional Claims Estimate shall not include any Professional Claims of Stevens & Lee, which shall be paid solely from the CRG-ESH Settlement Fund. Subject to Section 5.11(e), the Cash so transferred shall not be used for any purpose other than to pay Allowed Professional Claims, and no payments on account of such Claims shall be made from any source other than the Professional Claims Reserve. Notwithstanding anything to the contrary, the Plan Administrator (i) shall segregate and shall not commingle the Cash held in the Professional Claims Reserve and (ii) shall pay each Professional Claim of a Professional employed by the Debtors (subject to the $2.5 million cap for Gibson Dunn and Houlihan Lokey effective upon entry of the CRG-ESH Settlement Order), on or as soon as reasonably practicable after the date such Claim becomes an Allowed Claim, upon entry of a Final Order allowing such Claim. After all Professional Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Plan Administrator, any remaining Cash in the Professional Claims Reserve shall (1) first, be transferred to the Administrative and Priority Claims Reserve until such time as all Administrative Claims, Priority Tax Claims and Other Priority Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid in full by the Plan Administrator and (2) second, become Excess Sale Proceeds available for Pro Rata distribution in accordance with Section 3.02 of the Plan. Only Professionals employed in the Chapter 11 Cases by the Debtors, the Creditors’ Committee and the Equity Committee, and whose retention and compensation has been approved by the Bankruptcy Court, shall be entitled to payment from the Professional Claims Reserve.

The Professionals employed by the Debtors shall be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Effective Date activities authorized by an order of the Bankruptcy Court, this Plan, the Oversight Committee, the Plan Administrator or the Litigation Trustee, including the preparation, filing and prosecution (subject to applicable law) of such Professional’s final fee applications (if applicable), upon the submission of redacted invoices to the Plan Administrator for payment from the Professional Claims Reserve. Any time or expenses incurred in the preparation, filing and prosecution of final fee applications shall be disclosed by each Professional in its final fee application and shall be subject to approval of the Bankruptcy Court.

(b)                                 Administrative and Priority Claims Reserve

On or before the Effective Date, the Debtors shall create and fund the Administrative and Priority Claims Reserve in Cash in the amount of the Administrative and Priority Claims Estimate. The Creditors’ Committee will have consent rights over the aggregate amount of the Administrative and Priority Claims Reserve. Subject to entry of the CRG-ESH Settlement Order by April 10, 2019, the Administrative and Priority Claims Reserve shall include the CRG Discovery Expense Reserve, subject to the rights of the Litigation Trustee to challenge such expenses and to seek for cause shown Bankruptcy Court approval of a reduction of the CRG Discovery Expense Reserve. On or before ten Business Days prior to the Effective Date, the Debtors will provide the Creditors’ Committee with a schedule of estimated Administrative Claims, Priority Tax Claims and Other Priority Claims to be funded from the Administrative and Priority Claims Reserve (the “Administrative and Priority Claims Schedule”). On or before five Business Days prior to the Effective Date, the Creditors’ Committee will provide the Debtors with a schedule which lists the individual Administrative Claims, Priority Tax Claims and Other Priority Claims set forth in the Administrative and Priority Claims Schedule over which the Litigation Trustee shall reserve consent rights (collectively, the “Reserved Claims”). With respect to any Reserved Claim and any other Administrative Claim, Priority Tax Claim and Other Priority Claim that was not included in the Administrative and Priority Claims Schedule, such claim shall only be Allowed (i) upon agreement of the Plan Administrator and the Litigation Trust or (ii) as determined by Final Order of the Bankruptcy Court (the “Administrative Claims Protocol”). The Cash in the Administrative and Priority Claims Reserve shall not be used for any purpose other than to pay Allowed Administrative Claims (except Professional Claims, which shall be paid from the Professional Claims Reserve), Priority Tax Claims and Other Priority Claims, and, subject to Section 5.11(e), no payments on account of the foregoing Claims shall be made from any source other than the Administrative and Priority Claims Reserve. The Plan Administrator (i) shall segregate and shall not commingle the Cash held in the Administrative and Priority Claims Reserve and (ii) shall pay each Administrative Claim (except Professional Claims, which shall be paid from the Professional Claims Reserve), Priority Tax Claim and Other Priority Claim, on or as soon as reasonably practicable after the date such Claim becomes an Allowed Claim. After all Administrative

Claims (including Professional Claims), Priority Tax Claims and Other Priority Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Plan Administrator, any remaining Cash in the Administrative and Priority Claims Reserve shall become Excess Sale Proceeds available for Pro Rata distribution in accordance with Section 3.02 of the Plan; provided that unless CRG, in its sole discretion, consents to the earlier release of any unused portion of the CRG Discovery Expense Reserve, the unused portion of the CRG Discovery Expense Reserve remaining as of the later of (i) the second year anniversary of the Effective Date and (ii) if any discovery requests remain outstanding to CRG from the Litigation Trust, the parties in the Securities Litigation and/or parties in any other litigation asserting claims under applicable securities laws against current or former directors or officers of the Debtors, the first business day on which CRG has completed its response to all such discovery requests (including any depositions) and has been paid for all expenses reimbursable from the Administrative and Priority Claims Reserve, shall be released from the Administrative and Priority Claims Reserve and distributed in accordance with Section 3.02 of the Plan.

(c)                                  Disputed Claims Reserve

On or before the Initial Distribution Date, the Plan Administrator shall create the Disputed Claims Reserve. On each Distribution Date, the Distribution Agent, as applicable, shall fund the Disputed Claims Reserve in Cash in the amount of the Disputed Claims Estimate. Subject to Section 5.11(e), no payments made on account of Disputed General Unsecured Claims that become Allowed General Unsecured Claims after the Effective Date shall be made from any source other than the Disputed Claims Reserve. After all Disputed Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid their respective Pro Rata distribution by the Distribution Agent, any remaining Cash in the Disputed Claims Reserve shall be available for Pro Rata distribution to Holders of Allowed Claims in Class 4.

(d)                                 Wind-Down Reserve

On or before the Effective Date, the Debtors shall create and fund the Wind-Down Reserve in Cash in the amount of the Wind-Down Budget. Subject to Section 5.11(e), no payments to the Plan Administrator and Plan Administrator Professionals shall be made from any source other than the Wind-Down Reserve. The Plan Administrator shall segregate and shall not commingle the Cash held in the Wind-Down Reserve. Upon the dissolution of the Liquidating Debtors, any remaining Cash in the Wind-Down Reserve shall be transferred to the Litigation Trust.

(e)                                  Other Reserves and Modification to Reserves

Subject to and in accordance with the provisions of the Plan Administrator Agreement and the Wind-Down Budget, the Plan Administrator may establish and administer any other necessary reserves that may be required under the Plan or the Plan Administrator Agreement. Notwithstanding anything to the contrary contained in the Plan, the Plan Administrator may, in consultation with the Oversight Committee, make transfers of money between the reserves established hereunder to satisfy Claims and other obligations in accordance with the Plan and the Wind-Down Budget.

Section 5.12                            Exemption from Certain Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment to the fullest extent contemplated by section 1146(a) of the Bankruptcy Code, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall be directed to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

Section 5.13                            Preservation of Causes of Action. In accordance with section 1123(b)(3) of the Bankruptcy Code, the Debtors and their Estates shall retain all of the Debtors’ Causes of Action other than any Causes of Action that are Acquired Assets under the Asset Purchase Agreement or released pursuant to the terms of this Plan or an order of the Bankruptcy Court, including the Final DIP Order, and such retained Causes of Action of the Debtors shall be vested in the Litigation Trust on the Effective Date. The Litigation Trustee, on behalf of the Litigation Trust, may enforce all rights to commence and pursue any and all Causes of Action that are vested in the Litigation Trust, whether arising before or after the Petition Date, including, without limitation, any actions or categories of actions specifically enumerated in a list of retained Causes of Action contained in the Plan Supplement, and such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date or the dissolution of the Debtors. The Litigation Trustee, in its sole and absolute discretion, shall determine whether to bring, settle, release, compromise, or enforce such Causes of Action vested in the Litigation Trust (or decline to do any of the foregoing), and shall not be required to seek further approval of the Bankruptcy Court for such action. The Litigation Trustee may pursue Causes of Action vested in the Litigation Trust in accordance with the best interests of the beneficiaries of the Litigation Trust. No Entity may rely on the absence of a specific reference in this Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Litigation Trustee will not pursue any and all available Causes of Action against it. The Litigation Trustee expressly reserves all rights to prosecute any and all Causes of Action of the Debtors against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in this Plan or an order of the Bankruptcy Court, or acquired by the Purchaser or otherwise released pursuant to the Asset Purchase Agreement, the Litigation Trustee expressly reserves all of the Debtors’ Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of Confirmation or consummation of the Plan.

Section 5.14                            Oversight Committee

As of the Effective Date, a post-confirmation committee to oversee the administration of the Litigation Trust and the Plan Administrator (the “Oversight Committee”) shall be formed. The Oversight Committee shall be comprised of five (5) members, three (3) of which shall be designated by the Creditors’ Committee and two (2) of which shall be designated by the Equity Committee, subject in each case, to consultation with the Debtors. The members of the Oversight

Committee shall be identified in the Plan Supplement. Upon the death or resignation of a member of the Oversight Committee, the remaining designee(s) of the Creditors’ Committee or Equity Committee, as applicable, shall fill the applicable vacancy on the Oversight Committee. After the Effective Date, the Litigation Trustee shall consult with the Oversight Committee regarding Causes of Action and Avoidance Actions vested in the Litigation Trust for which the Litigation Trustee proposes a settlement in the amount of $25,000 and above in accordance with the terms of the Litigation Trust Agreement. The Oversight Committee shall have all of the rights and benefits accorded to it in the Litigation Trust Agreement, including, but not limited to, the rights to: employ and compensate professionals on behalf of the Oversight Committee, receive compensation, indemnification, and replace the Litigation Trustee, all as further set forth in the Litigation Trust Agreement.

The compensation of the members of the Oversight Committee shall be determined by the Debtors, the Creditors’ Committee and the Equity Committee and provided in the Plan Supplement. Upon the closing of the Chapter 11 Cases, the Oversight Committee shall be dissolved and its members shall have no further duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation.

Section 5.15                            Insured Claims. Notwithstanding anything to the contrary contained herein, to the extent any Insurance Contract(s) provides coverage with respect to any General Unsecured Claim or Section 510(b) Claim, the Holder of such Claim shall (a) be paid in accordance with the terms of any applicable Insurance Contract(s), and (b) if applicable, receive the treatment provided for in this Plan for Allowed General Unsecured Claims or Allowed Section 510(b) Claims to the extent the applicable Insurance Contract(s) does not provide coverage with respect to any portion of the Claim.

Section 5.16                            Preservation of Privilege and Defenses.

The Confirmation Order shall provide that, on the Effective Date, all of the Debtors’ privileges and work product, including but not limited to any attorney-client privilege or work-product privilege attaching to any documents or communications (whether written or oral), related to Avoidance Actions and Causes of Action that vest in the Litigation Trust, shall be vested in the Litigation Trust, which — except as expressly set forth below — will have exclusive authority to waive or not waive the Debtors’ privileges in its sole discretion. Notwithstanding the foregoing and for the avoidance of doubt, the privileges transferred to the Litigation Trust do not include any privileges (including but not limited to attorney-client privilege or work-product privilege) of the current and former individual directors and officers of the Debtors, including but not limited to any such privilege attaching to any documents or communications (whether written or oral) between the directors and officers of the Debtors and Davis Polk & Wardwell LLP (“Davis Polk”).  Each individual director or officer shall retain all privileges and work product, including but not limited to any attorney-client privilege or work-product privilege attaching to any personal documents or communications (whether written or oral) between such director or officer, on the one hand, and Davis Polk, on the other hand. The Confirmation Order shall further provide that nothing in the Plan (including this Section 5.16) or the Confirmation Order is intended to, does, or may be construed to expand the privileges or other protections against disclosure, if any, belonging to the Debtors as of the Effective Date, it being understood that the purpose of this Section 5.16 and any corresponding provisions in the Confirmation Order is to ensure that any privileges and other protections against disclosure existing as of the Effective Date are preserved and are not waived by the creation and vesting of certain of the Debtors’ assets in the Litigation Trust.

Although the Liquidating Debtors shall retain the right to maintain and/or access privileged documents and communications between the Debtors and Davis Polk relating to any matter where Davis Polk was representing both the Debtors and individual directors or officers, the Liquidating Debtors and the Plan Administrator shall not provide any such documents or communications to the Litigation Trust. For the avoidance of doubt, any joint representation of the Debtors and Debtors’ officers and directors (including, but not limited to, representation in connection with the Securities Action) shall not provide a basis for the Litigation Trust to seek to compel the production of any documents or communications to the extent containing or reflecting communications between Davis Polk on the one hand and the Debtors and/or the Debtors’ directors and officers on the other. Nor shall any joint communications from Davis Polk to both the Debtors and the individual directors and officers be deemed to provide a basis for the Litigation Trust to seek to compel the production of any documents or communications containing or reflecting communications between Davis Polk on the one hand and the Debtors and/or the Debtors’ directors and officers on the other. Nor shall any production, inadvertent or otherwise, by the Liquidating Debtors or the Plan Administrator of any documents or communications (whether written or oral) between the directors and officers of the Debtors and Davis Polk (if any) to the Litigation Trust, the Litigation Trustee, the Oversight Committee, or any party or person associated with the Litigation Trust, the Litigation Trustee or the Oversight Committee, constitute a waiver of such privileged information, which shall remain privileged to the same extent, if any, such information was privileged on the Effective Date.

The Plan Administrator will seek to preserve and protect all applicable privileges and work product vested in the Liquidating Debtors (which for the avoidance of doubt excludes the privileges and work product vested in the Litigation Trust). The Plan Administrator’s receipt of such information shall not waive any privileges and such privileges are preserved. The Litigation Trust, the Liquidating Debtors and the individual directors and officers of the Debtors shall remain in control of all of their respective privileges (subject to the provisions of the foregoing paragraphs), and the Litigation Trust, the Liquidating Debtors, and the individual directors and officers of the Debtors, each as applicable, retain the right to waive their own privileges prospectively. For the avoidance of doubt, nothing herein shall be deemed to permit any party to waive any privilege in connection with a joint representation without the affirmative consent of all parties holding such privilege.

Section 5.17                            Books and Records. On the Effective Date, all books and records of the Debtors that have not been transferred to the Purchaser pursuant to the terms of the Asset Purchase Agreement or the Sale Order shall be transferred to the Liquidating Debtors. Until the entry of a final and non-appealable order of judgment or settlement with respect to all defendants now or hereafter named in the Securities Litigation, the Debtors, the Plan Administrator on behalf of the Liquidating Debtors, the Litigation Trust, the Litigation Trustee and any other transferee or custodian of the Debtors’ books, records, documents, files, electronic data (in whatever format, including native format, and from every source and location, including but not limited to all hard drives, servers, and cloud-based storage located in the United States and overseas), or any tangible object or other item of evidence relevant or potentially relevant to the Securities Litigation, wherever stored (collectively, the “Potentially Relevant Books and Records”), shall preserve and maintain the Potentially Relevant Books and Records as if they were the subject of a continuing request for production of documents from an opposing party under the Federal Rules of Civil Procedure, and shall not destroy, abandon, transfer, or otherwise render unavailable such Potentially Relevant Books and Records. For the avoidance of doubt, the Plan Injunction shall not impact in any manner any rights of the lead plaintiffs and the proposed class in the Securities Litigation to seek and obtain Potentially Relevant Books and Records through discovery in the Securities Litigation. Notwithstanding anything herein to the contrary, the Litigation Trust will have access to the Debtors’ books and records for the purpose of investigating and pursuing the Avoidance Actions and Causes of Action that vest in the Litigation Trust; provided that such access by the Litigation Trust shall be subject to the treatment of the Debtors’ privileges set forth in Section 5.16.

Section 5.18                            CRG-ESH Settlement.

The provisions of the Plan relating to the CRG-ESH Settlement constitute a good faith compromise and settlement among the Debtors, the Prepetition Secured Parties, the Equity Committee and the Creditors’ Committee of all Claims and controversies among such parties relating to the Appeals. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the CRG-ESH Settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that the CRG-ESH Settlement is fair, equitable, reasonable, and in the best interests of the Debtors and their Estates.

Upon the occurrence of the Effective Date of the Plan, each Holder of Allowed Class 8 Interests shall receive its Pro Rata Share of up to $1.375 million of Cash from the CRG-ESH Settlement Fund. The proceeds of the CRG-ESH Settlement Fund shall be distributed to Holders of Allowed Class 8 Interests on the first Distribution Date following the entry of a Final Order for each final fee application for each Professional for the Equity Committee. Any amount of Excess Sale Proceeds allocable to the CRG Lenders in excess of $13.375 million shall remain solely the property of the CRG Lenders and shall be distributed to the CRG Lenders pursuant to Section 3.02 of the Plan.

ARTICLE VI

UNEXPIRED LEASES AND EXECUTORY CONTRACTS

Section 6.01                            Executory Contracts and Unexpired Leases to Be Rejected. Upon the occurrence of the Effective Date, each Executory Contract and Unexpired Lease shall be deemed rejected in accordance with, and subject to, sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such Executory Contract or Unexpired Lease: (i) is listed on the Schedule of Assumed Executory Contracts contained in the Plan Supplement; (ii) has been previously assumed by the Debtors by Final Order of the Bankruptcy Court or has been assumed by the Debtors by order of the Bankruptcy Court as of the Effective Date, which order becomes a Final Order after the Effective Date; (iii) is the subject of a motion to assume pending as of the Effective Date; (iv) is an Insurance Contract; or (v) is otherwise assumed pursuant to the terms herein. The Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections pursuant to sections 365 and 1123 of the

Bankruptcy Code as of the Effective Date. Counterparties to Executory Contracts or Unexpired Leases that are deemed rejected as of the Effective Date shall have the right to assert any Claim on account of the rejection of such Executory Contracts or Unexpired Leases subject to compliance with the requirements herein.

(a)                                 Preexisting Obligations to Debtors. Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors under such contracts or leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Debtors, the Liquidating Debtors, and the Plan Administrator expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties, or continued maintenance obligations on goods previously purchased by the contracting Debtors from counterparties to rejected or repudiated Executory Contracts.

(b)                                 Rejection Damages Claim Procedures. Unless otherwise provided by a Bankruptcy Court order, any proofs of Claim asserting Claims arising from the rejection of the Executory Contracts and Unexpired Leases pursuant to the Plan or otherwise must be filed with the Claims and Solicitation Agent no later than 30 days after the later of the Effective Date, the effective date of rejection, or the date notice of such rejection is transmitted by the Debtors or the Plan Administrator, as applicable, to the counterparty to such Executory Contract or Unexpired Lease. Any proofs of Claim arising from the rejection of Executory Contracts or Unexpired Leases that are not timely filed shall be Disallowed automatically and forever barred, estopped, and enjoined from assertion and shall not be enforceable against the Debtors or the Liquidating Debtors, without the need for any objection by the Litigation Trustee or any further notice to or action, order, or approval of the Bankruptcy Court, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied and released, notwithstanding anything in the Schedules or a proof of Claim to the contrary. All Allowed Claims arising from the rejection of Executory Contracts and Unexpired Leases shall be classified as General Unsecured Claims.

(c)                                  Reservation of Rights. Notwithstanding anything to the contrary herein, prior to the Effective Date, the Debtors may amend their decision with respect to the rejection of any Executory Contract or Unexpired Lease.

Section 6.02                            Executory Contracts to Be Assumed. Upon the occurrence of the Effective Date, each Executory Contract that is listed on the Schedule of Assumed Executory Contracts contained in the Plan Supplement, shall be deemed assumed, in accordance with, and subject to, sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.

The Confirmation Order will constitute an order of the Bankruptcy Court approving such assumptions pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. To the extent any provision in any Executory Contract assumed pursuant to the Plan (including any “change of control” provision) restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the Liquidating Debtors’ assumption of such Executory Contract, then such provision shall be deemed modified such that the transactions contemplated by the Plan will not entitle the non-Debtor party thereto to terminate such Executory Contract or to exercise any other default-related rights with respect thereto. Each Executory Contract assumed pursuant to this Article VI of the Plan will revest in and be fully enforceable by the Plan Administrator on behalf of the Liquidating Debtors, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law.

(a)                                 Modifications, Etc. Unless otherwise provided in the Plan, each Executory Contract that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements have been previously rejected or repudiated or are rejected or repudiated pursuant to this Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract, or the validity, priority, or amount of any Claims that may arise in connection therewith.

(b)                                 Proofs of Claim Based on Assumed Contracts or Leases. Any and all proofs of Claim based on Executory Contracts that have been assumed or assumed and assigned in the Chapter 11 Cases, including hereunder, except proofs of Claim asserting Cure Amounts, pursuant to the order approving such assumption or assumption and assignment, including the Sale Order and the Confirmation Order, shall be deemed Disallowed and expunged from the Claims register as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court.

(c)                                  Cure Proceedings and Payments. With respect to each of the Executory Contracts assumed hereunder, the Debtors or the Plan Administrator shall designate a proposed Cure Amount, and the assumption of such Executory Contract shall be conditioned upon the disposition of all issues with respect to the Cure Amount. Except as otherwise set forth on the Schedule of Assumed Executory Contracts, the Cure Amount with respect to each of the Executory Contracts assumed hereunder is designated by the Debtors as zero dollars, subject to the determination of a different Cure Amount pursuant to the procedures set forth herein (including Section 6.02(e) below) and in the Cure Notices. Except with respect to Executory Contracts for which the Cure Amount is zero dollars, or for which the Cure Amount is in dispute, the Cure Amount shall be satisfied by the Liquidating Debtors, if any, by payment of the Cure Amount in Cash within 30 days following the occurrence of the Effective Date or as soon as reasonably practicable thereafter, or on such other terms as may be ordered by the Bankruptcy Court or agreed upon by the parties to the applicable Executory Contract without any further notice to or action, order, or approval of the Bankruptcy Court.

Any provisions or terms of the Executory Contracts to be assumed pursuant to the Plan that are, or may be, alleged to be in default, shall be satisfied solely by payment of the Cure Amount, or by an agreed-upon waiver of the Cure Amount. If there is a dispute regarding such Cure Amount, the ability of the Liquidating Debtors to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of the Cure Amount shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption, or as may be agreed upon by the Debtors or the Plan Administrator, as applicable, and the counterparty to the Executory Contract; provided, however, that the Debtors or the Plan Administrator, as applicable, shall have the right either to reject or nullify the assumption of any Executory Contract after entry of a Final Order determining the Cure Amount or any request for adequate assurance of future performance required to assume such Executory Contract.

Assumption of any Executory Contract pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Cure Amount, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract at any time prior to the effective date of assumption, as applicable.

(d)                                 Cure Notice. No later than seven days before the Confirmation Hearing, the Debtors shall serve upon counterparties to such Executory Contracts a Cure Notice that will (i) notify the counterparty of the proposed assumption of the applicable Executory Contract, (ii) list the applicable Cure Amount, if any, set forth on the Schedule of Assumed Executory Contracts, (iii) describe the procedures for filing objections to the proposed assumption of the applicable Executory Contract, (iv) describe the procedures for filing objections to the proposed Cure Amount of the applicable Executory Contract, and (v) explain the process by which related disputes will be resolved by the Bankruptcy Court. If no objection is timely received, (A) the non-Debtor party to the assumed Executory Contract shall be deemed to have consented to the assumption of the applicable Executory Contract and shall be forever barred from asserting any objection with regard to such assumption, and (B) the proposed Cure Amount shall be controlling, notwithstanding anything to the contrary in any applicable Executory Contract or other document as of the date of the filing of the Plan, and the non-Debtor party to an applicable Executory Contract shall be deemed to have consented to the Cure Amount and shall be forever barred from asserting, collecting, or seeking to collect any additional amounts relating thereto against the Debtors or the Liquidating Debtors, or the property of any of them.

(e)                                  Cure Objections. If a proper and timely objection to the Cure Notice or proposed Cure Amount was filed by the Cure Objection Deadline, the Cure Amount shall be equal to (i) the amount agreed to between the Debtors or Litigation Trustee, as applicable, and the applicable counterparty or (ii) to the extent the Debtors or Plan Administrator and counterparty do not reach an agreement regarding any Cure Amount or any other matter related to assumption, the Bankruptcy Court shall determine the Allowed amount of such Cure Amount and any related issues. Objections, if any, to the proposed assumption and/or Cure Amount must be in writing, filed with the Bankruptcy Court, and served in hard-copy form on the parties identified in the Cure Notice so that they are actually received by the Cure Objection Deadline.

(f)                                   Hearing with Respect to Objections. If an objection to the proposed assumption of an Executory Contract and/or to the proposed Cure Amount thereof is timely filed and received in accordance with the procedures set forth in Section 6.02(e) of the Plan, and the parties do not reach a consensual resolution of such objection, a hearing with respect to such objection shall be held at such time scheduled by the Bankruptcy Court or the Debtors or the Litigation Trustee, as applicable. Objections to the proposed Cure Amount or assumption of an Executory Contract will not be treated as objections to Confirmation of the Plan.

(g)                                  Reservation of Rights. Notwithstanding anything to the contrary herein, prior to the Effective Date, the Debtors may amend their decision with respect to the assumption of any Executory Contract and provide a new notice amending the information provided in the applicable notice. In the case of an Executory Contract designated for assumption that is the subject of a Cure Amount objection that has not been resolved prior to the Effective Date, the Debtors or the Litigation Trustee, as applicable, may designate such Executory Contract for rejection at any time prior to the payment of the Cure Amount, as set forth in Section 6.02(c) of the Plan.

Section 6.03                            General Reservation of Rights. Neither the exclusion nor inclusion of any contract or lease on the Schedule of Assumed Executory Contracts, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that the Debtors, the Liquidating Debtors, the Plan Administrator, or any of their Affiliates, has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Plan Administrator, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

Section 6.04                            Insurance Contracts. Notwithstanding anything to the contrary in the Disclosure Statement, the Plan, the Plan Supplement, the Plan Administrator Agreement, the Litigation Trust Agreement, the Confirmation Order, any bar date order or notice or claim objection order, any other document related to any of the foregoing or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening, grants an injunction or release, or requires a party to opt in to any releases, or any provision that sets a reserve): (a) all Insurance Contracts shall continue in effect after the Effective Date pursuant to their respective terms and conditions and shall be treated as if assumed by the Plan Administrator on behalf of the Liquidating Debtors, and subject to the occurrence of the Effective Date, the entry of the Confirmation Order shall constitute both approval of such assumption pursuant to sections 105 and 365 of the Bankruptcy Code and a finding by the Bankruptcy Court that such assumption is in the best interests of the Estates; (b) all rights and obligations of the Debtors under any Insurance Contracts shall automatically become vested in the Plan Administrator on behalf of the Liquidating Debtors, unaltered and without necessity for further approvals or orders and nothing shall alter the legal, equitable or contractual rights, obligations and defenses of the Debtors and the Insurers under the Insurance Contracts or modify the coverage provided thereunder or the terms and conditions thereof except that on and after the Effective Date, the Plan Administrator on behalf of the Liquidating Debtors, shall become and remain liable for all of the Debtors’ obligations under the Insurance Contracts regardless of whether such obligations arise before or after the Effective Date and without the need or requirement for any Insurer to file a proof of Claim or Administrative Claim. For the avoidance of doubt, the Debtors or the Plan Administrator on behalf of the Liquidating Debtors, as applicable, shall retain the right, if any, to challenge any amounts owed under the Insurance Contracts in accordance with their terms; and (c) the automatic stay of Bankruptcy Code section 362(a) and the injunctions set forth in Article IX of the Plan, if and to the extent applicable, shall be deemed lifted without further order of this Court, solely to permit: (I) claimants with valid workers’ compensation claims or direct action claims against an Insurer under applicable non-bankruptcy law to proceed with their claims; (II) the Insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Bankruptcy

Court, (A) workers’ compensation claims, (B) claims where a claimant asserts a direct claim against any Insurer under applicable non-bankruptcy law, or an order has been entered by the Bankruptcy Court granting a claimant relief from the automatic stay to proceed with its claim, and (C) all costs in relation to each of the foregoing; and (III) the Insurers to cancel any Insurance Contracts, and take other actions relating thereto, to the extent permissible under applicable non-bankruptcy law, and in accordance with the terms of the Insurance Contracts.

The Debtors or the Plan Administrator on behalf of the Liquidating Debtors, as the case may be, shall maintain D&O Policies providing coverage for those insureds currently covered by such policies for the remaining term of such policies and shall maintain runoff policies or tail coverage under policies in effect as of the Effective Date for a period of six years after the Effective Date, to the fullest extent permitted by such provisions, in each case insuring such parties in respect of any claims, demands, suits, Causes of Action, or proceedings against such insureds in at least the scope and amount as currently maintained by the Debtors; provided, however, that nothing in the Plan or the Confirmation Order alters the terms and conditions of the D&O Policies. Nothing in this Plan shall be deemed to impair any Entity’s claim, if any, to proceeds of the D&O Policies or the priority of payment on such claim, if any, under the D&O Policies.

ARTICLE VII

PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS

Section 7.01                            Determination of Claims and Interests. After the Effective Date, the Plan Administrator and/or Litigation Trustee, as applicable, shall have and retain any and all rights and defenses the Debtors had with respect to any Claim or Interest immediately prior to the Effective Date, including the Causes of Action retained pursuant to Section 5.13 of the Plan, except with respect to any Claim or Interest deemed Allowed under the Plan.

Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date, including the Confirmation Order, no Claim or Interest shall become an Allowed Claim or Interest unless and until such Claim or Interest is deemed Allowed or the Bankruptcy Court has entered a Final Order, including the Confirmation Order, in the Chapter 11 Cases allowing such Claim or Interest. All settled Claims approved prior to the Effective Date pursuant to a Final Order of the Bankruptcy Court, pursuant to Bankruptcy Rule 9019 or otherwise, shall be binding on all parties. For the avoidance of doubt, any Claim determined and liquidated pursuant to (a) an order of the Bankruptcy Court or (b) applicable non-bankruptcy law (which determination has not been stayed, reversed, or amended and as to which determination or any revision, modification, or amendment thereof as to which the time to appeal or seek review or rehearing has expired and no appeal or petition for review or rehearing was filed or, if filed, remains pending) shall be deemed an Allowed Claim in such liquidated amount and satisfied in accordance with this Plan.

Nothing contained in this Section 7.01 shall constitute or be deemed a waiver of any claim, right, or Cause of Action that the Debtors or the Liquidating Debtors may have against any Entity in connection with or arising out of any Claim, including any rights under section 157(b) of title 28 of the United States Code.

Section 7.02                            Claims Administration Responsibility. Notwithstanding anything to the contrary herein, after the Effective Date, (1) the Litigation Trustee shall retain responsibility for administering, disputing, objecting to, compromising, or otherwise resolving all Claims ((A) other than (i) Professional Claims and (ii) Administrative Claims, Priority Tax Claims and Other Priority Claims that are not subject to the Administrative Claims Protocol set forth in Section 5.11(b) of the Plan and (B) with respect to Administrative Claims, Priority Tax Claims and Other Priority Claims that are subject to the Administrative Claims Protocol set forth in Section 5.11(b) of the Plan, subject to such protocol) against and Interests in the Debtors and (2) the Plan Administrator shall retain responsibility for administering, disputing, objecting to, compromising or otherwise resolving all Administrative Claims, Professional Claims, Priority Tax Claims and Other Priority Claims, subject to the Administrative Claims Protocol set forth in Section 5.11(b) of the Plan, including, in each case, (i) filing, withdrawing, or litigating to judgment objections to Claims or Interests, (ii) settling or compromising any Disputed Claim or Disputed Interest without any further notice to or action, order, or approval by the Bankruptcy Court, and (iii) administering and adjusting the Claims register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

Section 7.03                            Objections to Claims. Unless otherwise extended by the Bankruptcy Court, any objections to Claims (other than Administrative Claims) shall be served and filed on or before the Claims Objection Deadline (or such later date as may be established by the Bankruptcy Court upon request of the Litigation Trustee without further notice to parties-in-interest). Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the Holder of the Claim if the Debtors or the Litigation Trustee effect service in any of the following manners: (a) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (b) to the extent counsel for a Holder of a Claim or Interest is unknown, by first class mail, postage prepaid, on the signatory on the proof of Claim or other representative identified on the proof of Claim or any attachment thereto (or at the last known addresses of such Holder if no proof of Claim is filed or if the Debtors have been notified in writing of a change of address); or (c) by first class mail, postage prepaid, on any counsel that has appeared on behalf of the Holder of the Claim in the Chapter 11 Cases and has not withdrawn such appearance.

Section 7.04                            Disallowance of Claims. Except as otherwise agreed, any and all proofs of Claim filed after the applicable deadline for filing such proofs of Claim shall be deemed Disallowed and expunged as of the Effective Date without any further notice to, or action, order, or approval of the Bankruptcy Court, and Holders of such Claims shall not receive any distributions on account of such Claims, unless any such late proof of Claim is deemed timely filed by a Final Order of the Bankruptcy Court.

Nothing herein shall in any way alter, impair, or abridge the legal effect of the Bar Date Order, or the rights of the Debtors, the Litigation Trustee, or other parties-in-interest to object to Claims on the grounds that they are time barred or otherwise subject to disallowance or modification. Nothing in this Plan shall preclude amendments to timely filed proofs of Claim to the extent permitted by applicable law.

All Claims of any Entity from which property is sought by the Debtors under section 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Plan Administrator allege is a transferee of a transfer that is avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be Disallowed if (a) the Entity, on the one hand, and the Debtors or the Plan Administrator, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

Section 7.05                            Estimation of Claims. Before the Effective Date, the Debtors, and after the Effective Date, the Litigation Trustee, may (but are not required to) at any time request that the Bankruptcy Court estimate a Disputed Claim pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Disputed Claim, including during the litigation of any objection to any Disputed Claim or during the pendency of any appeal relating to such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan, without prejudice to the Holder of such Claim’s right to request that estimation should be for the purpose of determining the Allowed amount of such Claim, and the Litigation Trustee may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. All of the objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another. All estimation procedures set forth in the Plan shall be applied in accordance with section 502(c) of the Bankruptcy Code. Disputed Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Plan or the Bankruptcy Court.

Section 7.06                            No Interest on Disputed Claims. Unless otherwise specifically provided for in this Plan or as otherwise required by section 506(b) of the Bankruptcy Code, postpetition interest shall not accrue or be paid on Claims or Interests, and no Holder of a Claim or Interest shall be entitled to interest accruing on or after the Petition Date on any Claim or Interest. Additionally, and without limiting the foregoing, unless otherwise specifically provided for in this Plan or as otherwise required by section 506(b) of the Bankruptcy Code, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a final distribution is made, when and if such Disputed Claim becomes an Allowed Claim.

Section 7.07                            Amendments to Claims. On or after the Effective Date, except as otherwise provided herein, a Claim may not be filed or amended without the authorization of the Bankruptcy Court or the Liquidating Debtors, and, to the extent such authorization is not received, any such new or amended Claim filed shall be deemed Disallowed in full and expunged without any further notice to or action, order, or approval of the Bankruptcy Court.

ARTICLE VIII

PROVISIONS GOVERNING DISTRIBUTIONS

Section 8.01                            Time of Distribution. Except as otherwise provided for herein or ordered by the Bankruptcy Court, distributions under this Plan shall be made on the later of (a) the Initial Distribution Date or (b) on the first Periodic Distribution Date occurring after the later of, (i) 30 days after the date when a Claim is Allowed or (ii) 30 days after the date when a Claim becomes payable pursuant to any agreement between the Debtors, the Liquidating Debtors, the Plan Administrator, the Litigation Trust or the Litigation Trustee, as applicable, and the Holder of such Claim; provided, however, that the Plan Administrator may, in its sole discretion, make one-time distributions on a date that is not a Periodic Distribution Date.

Section 8.02                            Currency. Except as otherwise provided in the Plan or Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate as of the Effective Date at 4:00 p.m. prevailing Eastern Time, mid-range spot rate of exchange for the applicable currency as published in the next The Wall Street Journal following the Effective Date.

Section 8.03                            Distribution Agent. The Distribution Agent shall make all distributions required under this Plan, subject to the terms and provisions of this Plan. If the Distribution Agent is an independent third party designated to serve in such capacity, such Distribution Agent shall receive, without further Court approval, reasonable compensation from the Wind-Down Reserve for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses. No Distribution Agent shall be required to give any bond or surety or other security for the performance of its duties. The Distribution Agent shall be authorized and directed to rely upon the Debtors’ books and records and, as applicable, the Plan Administrator’s or the Litigation Trustee’s representatives and professionals in determining Allowed Claims not entitled to distributions under the Plan in accordance with the terms and conditions of this Plan. The Distribution Agent shall be empowered to (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof.

Section 8.04                            Claims Administered by Servicers. In the case of Holders of Claims governed by an agreement and administered by a Servicer, the respective Servicer shall be deemed to be the Holder of such Claims for purposes of distributions to be made hereunder. The Distribution Agent shall make all distributions on account of such Claims to the Servicers or as directed by the Servicers, in the Servicers’ sole discretion. Each Servicer shall, at its option, hold or direct such distributions for the beneficial Holders of such Allowed Claims, as applicable; provided, however, that the Servicer shall retain all rights under its respective agreement in connection with delivery of distributions to the beneficial Holders of such Allowed Claims, including rights on account of its charging lien; provided, further, however, that the

Debtors’ and the Liquidating Debtors’ obligations to make distributions pursuant to this Plan shall be deemed satisfied upon delivery of distributions to each Servicer or the Entity or Entities designated by the Servicers. The Servicers shall not be required to give any bond, surety, or other security for the performance of their duties with respect to such distributions.

Section 8.05                            Distributions on Claims Allowed After the Effective Date.

(a)                                 No Distributions Pending Allowance. No payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order of the Bankruptcy Court, and the Disputed Claim has become an Allowed Claim.

(b)                                 Special Rules for Distributions to Holders of Disputed Claims. Notwithstanding any provision to the contrary in the Plan, and except as otherwise agreed by the relevant parties, no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order. All distributions made pursuant to the Plan on account of a Disputed Claim that is later deemed an Allowed Claim by the Bankruptcy Court shall be made together with any other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed Claim on the dates distributions were previously made to Holders of Allowed Claims included in the applicable Class; provided, however, that no interest shall be paid on account of such Allowed Claims unless required under applicable bankruptcy law.

(c)                                  Disputed Claims Reserve. The Plan Administrator shall establish and administer the Disputed Claims Reserve. Each Holder of a Disputed General Unsecured Claim that becomes an Allowed General Unsecured Claim after the Effective Date shall receive the treatment set forth in Section 3.02(d)(ii) of the Plan. On each Periodic Distribution Date, all amounts in the Disputed Claims Reserve on account of a Disputed General Unsecured Claim that has become Disallowed in whole or in part (or has been Allowed in an amount less than its Provisionally Allowed amount) shall be redistributed ratably among (A) Holders of Allowed General Unsecured Claims and (B) the Disputed Claims Reserve.

Section 8.06                            Delivery of Distributions.

(a)                                 Record Date for Distributions. On the Distribution Record Date, the Claims register shall be closed and the Distribution Agent shall be authorized and entitled to recognize only those record Holders listed on the Claims register as of the close of business on the Distribution Record Date. The Term Loan Agent shall have no obligation to recognize any transfer of any Term Loan Claims occurring after the close of business on the Distribution Record Date and shall instead be entitled to recognize and deal for all purposes under the Plan with only those Holders of record as of the close of business on the Distribution Record Date. Further, the Senior Notes Indenture Trustee shall have no obligation to recognize any transfer of any Senior Notes Claims occurring after the close of business on the Distribution Record Date and shall instead be entitled to recognize and deal for all purposes under the Plan with only those Holders of record as of the close of business on the Distribution Record Date.

(b)                                 Cash Distributions. Distributions of Cash may be made either by check drawn on a domestic bank or wire transfer from a domestic bank, at the option of the Distribution Agent, except that Cash payments made to foreign creditors may be made in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

(c)                                  Address for Distributions. Distributions to Holders of Allowed Claims shall be made by the Distribution Agent or the appropriate Servicer (i) at the addresses set forth on the proofs of Claim filed by such Holders of Claims (or at the last known addresses of such Holders of Claims if no proof of Claim is filed or if the Debtors or the Distribution Agent have been notified in writing of a change of address), (ii) at the addresses set forth in any written notices of address changes delivered to the Distribution Agent after the date of any related proof of Claim, (iii) at the addresses reflected in the Schedules if no proof of Claim has been filed and the Distribution Agent has not received a written notice of a change of address, or (iv) in the case of a Holder of a Claim whose Claim is governed by an agreement and administered by a Servicer, at the addresses contained in the official records of such Servicer. The Debtors, the Liquidating Debtors, and the Distribution Agent shall not incur any liability whatsoever on account of any distributions under the Plan.

(d)                                 Undeliverable Distributions. If any distribution to a Holder of a Claim is returned as undeliverable, no further distributions to such Holder of such Claim shall be made unless and until the Distribution Agent or the appropriate Servicer is notified of then-current address of such Holder of the Claim, at which time all missed distributions shall be made to such Holder of the Claim without interest on the next Periodic Distribution Date. Amounts in respect of undeliverable distributions shall be returned (1) if prior to the Dissolution Date, to the Liquidating Debtors and (2) if after the Dissolution Date, to the Litigation Trust, in each case, until such distributions are claimed.

(e)                                  Reversion. Any distribution under the Plan that is an Unclaimed Distribution for a period of six months after such distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and such Unclaimed Distribution shall revert to and vest in the Liquidating Debtors if prior to the Dissolution Date or the Litigation Trust if after the Dissolution Date free of any restrictions thereon. Upon vesting, the Claim of any Holder or successor to such Holder with respect to such property shall be cancelled and forever barred, notwithstanding federal or state escheat, abandoned, or unclaimed property laws to the contrary. The provisions of the Plan regarding undeliverable distributions and Unclaimed Distributions shall apply with equal force to distributions that are issued by the Distribution Agent made pursuant to any indenture or Certificate (but only with respect to the initial distribution by the Servicer to Holders that are entitled to be recognized under the relevant indenture or Certificate and not with respect to Entities to whom those recognized Holders distribute), notwithstanding any provision in such indenture or Certificate to the contrary and notwithstanding any otherwise applicable federal or state escheat, abandoned, or unclaimed property law.

(f)                                   De Minimis Distributions. Notwithstanding any other provision of the Plan to the contrary, the Distribution Agent and any Servicer shall not be required to make a distribution on account of an Allowed Claim if (i) the aggregate amount of all distributions authorized to be made on the Periodic Distribution Date in question is or has a value less than $50.00; provided, however, that the Distribution Agent shall make, or cause to be made, a distribution on a Periodic

Distribution Date of less than $50.00 if the Distribution Agent expects that such Periodic Distribution Date shall be the final Periodic Distribution Date; or (ii) the amount to be distributed to the specific Holder of the Allowed Claim on the particular Periodic Distribution Date does not both (x) constitute a final distribution to such Holder and (y) have a value of at least $50.00.

Section 8.07                            Surrender of Securities or Instruments. As soon as practicable after the Effective Date, each Holder of Senior Notes shall surrender its note(s) to the Senior Notes Indenture Trustee, and each Holder of Senior Notes shall be deemed to have surrendered such Holder’s security, note, debenture, or other evidence of indebtedness upon surrender of such global security by the Holder or a securities depository or custodian thereof. No distributions under the Plan shall be made for or on behalf of such Holder unless and until such note(s) is received by the Senior Notes Indenture Trustee or the loss, theft, or destruction of such note(s) is established to the reasonable satisfaction of the Senior Notes Indenture Trustee, which satisfaction may require such Holder to submit (a) a lost instrument affidavit and (b) an indemnity bond holding the Debtors, the Liquidating Debtors, and the Senior Notes Indenture Trustee, harmless in respect of such note and distributions made thereof. Upon compliance with this Section 8.07 by a Holder of Senior Notes, such Holder shall, for all purposes under the Plan, be deemed to have surrendered such Claim. Any Holder that fails to surrender such Senior Note or satisfactorily explain its non-availability to the Senior Notes Indenture Trustee within one year of the Effective Date shall be deemed to have no further Claim against the Debtors, the Liquidating Debtors (or their property), or the Senior Notes Indenture Trustee in respect of such Claim and shall not participate in any distributions under the Plan. All property in respect of such forfeited distributions, including interest thereon, shall be promptly returned to the Liquidating Debtors by the Senior Notes Indenture Trustee, and any such security shall be cancelled. Notwithstanding the foregoing, if the record Holder of a Senior Notes Claim is a securities depository or custodian thereof, or if a Senior Notes Claim is held in book-entry or electronic form pursuant to a global security held by a securities depository or custodian thereof, then the beneficial Holder of such an Allowed Senior Notes Claim shall be deemed to have surrendered such Holder’s security, note, debenture, or other evidence of indebtedness upon surrender of such global security by the securities depository or custodian thereof.

Section 8.08                            Compliance Matters. In connection with the Plan, to the extent applicable, the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms it believes are reasonable and appropriate. The Debtors and Plan Administrator reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

Section 8.09                            Claims Paid or Payable by Third Parties. The Claims and Solicitation Agent shall reduce in full a Claim to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not the Distribution Agent without any further notice to or action, order, or approval of the Bankruptcy Court. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not the Distribution Agent on account of such Claim, such Holder shall, within two weeks of receipt thereof, repay or return the distribution under the Plan to the Liquidating Debtors if prior to the Dissolution Date or the Litigation Trust if after the Dissolution Date, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

Section 8.10                            Setoffs. Except as otherwise expressly provided for in the Plan and except with respect to any Term Loan Claims or Senior Notes Claim, and any distribution on account thereof, the Liquidating Debtors, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim, any Claims, rights, and Causes of Action of any nature that the Debtors or the Liquidating Debtors, as applicable, may hold against the Holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by the Debtors or the Liquidating Debtors of any such Claims, rights, and Causes of Action that the Debtors or Liquidating Debtors may possess against such Holder. In no event shall any Holder of Claims be entitled to set off any Claim against any Claim, right, or Cause of Action of the Debtors or the Liquidating Debtors, as applicable, unless such Holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to Bankruptcy Code section 553 or otherwise.

Section 8.11                            Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a distribution under this Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated for federal income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

ARTICLE IX

EFFECT OF PLAN ON CLAIMS AND INTERESTS

Section 9.01                            Vesting of Assets. Except as otherwise explicitly provided in this Plan, as of the Effective Date, the property of each Debtors’ Estate, if any, shall revest in the applicable Liquidating Debtor or the Litigation Trust (solely with respect to Causes of Action and Avoidance Actions transferred to the Litigation Trust), as applicable, and shall be free and clear of all Claims, Liens, charges, encumbrances, rights, and Interests.

Section 9.02                            Reserved.

Section 9.03                            Compromise and Settlement. Pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle various (a) Claims or Interests and (b) Causes of Action that the Debtors have against other Entities up to the Effective Date. After the Effective Date, any such right shall pass to the Litigation Trust or the Liquidating Debtors, as applicable, as contemplated in Section 9.01 of this Plan, without the need for further approval of the Bankruptcy Court. Pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan or any distribution to be made on account of an Allowed Claim, the provisions of the Plan shall constitute a good-faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest.

Section 9.04                            Debtor Release. Pursuant to section 1123(b) of the Bankruptcy Code, as of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors, the Liquidating Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Claim or Cause of Action, directly or derivatively, by, through, for, or because of any of the foregoing Entities, shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released, waived, and discharged the Released Parties from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims, asserted or assertable on behalf of the Debtors, the Liquidating Debtors or their Estates, as applicable, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, the Liquidating Debtors, or their Estates or Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or any other Entity, based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring and sale efforts, the Chapter 11 Cases, the Acceptable Sale, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, preparation, dissemination and filing of the Plan (including, for the avoidance of doubt, the Plan Supplement), the Disclosure Statement, the DIP Credit Agreement, the Asset Purchase Agreement, the Sale Order or related agreements, instruments, or other documents, the pursuit of the Acceptable Sale, the pursuit of consummation of the Acceptable Sale, the pursuit of Confirmation of the Plan, the pursuit of consummation of the Plan, the administration and implementation of the Plan, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan; provided that, nothing in this Section 9.04 shall be construed to release the Released Parties from gross negligence, willful misconduct, or fraud as determined by a Final Order. Notwithstanding anything to the contrary herein, the foregoing release shall not affect the releases granted to the applicable entities pursuant to Sections 5.1.2 and 5.2 of the Final DIP Order. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligation or liability of any Entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in this Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (1) in exchange for the good and valuable consideration provided by the Released Parties, (2) a good-faith settlement and compromise of the claims released by the Debtor Release; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Debtors or the Liquidating Debtors or their respective Estates or the Litigation Trust asserting any claim, Cause of Action, or liability related thereto, of any kind whatsoever, against any of the Released Parties or their property, released pursuant to the Debtor Release.

Section 9.05                            Third Party Release. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, including the obligations of the Debtors under the Plan and the contributions of the Released Parties to facilitate and implement the Plan, to the fullest extent permissible under applicable law, as such law may be extended after the Effective Date, each of the Releasing Parties shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released, waived, and discharged each Released Party from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, including any derivative claims, asserted or assertable on behalf of any of the Debtors, the Liquidating Debtors, or their Estates, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring and sale efforts, the Chapter 11 Cases, the Acceptable Sale, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, preparation, dissemination and filing of the Plan (including, for the avoidance of doubt, the Plan Supplement), the Disclosure Statement, the DIP Credit Agreement, the Asset Purchase Agreement, the Sale Order, or related agreements, instruments, or other documents, the pursuit of the Acceptable Sale, the pursuit of consummation of the Acceptable Sale, the pursuit of Confirmation of the Plan, the pursuit of consummation of the Plan, the administration and implementation of the Plan, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan, provided that, nothing in this Section 9.05 shall be construed to release the Released Parties from gross negligence, willful misconduct, or fraud as determined by a Final Order; provided, further, that notwithstanding anything to the contrary herein, the foregoing release shall not affect the releases granted to the applicable entities pursuant to Sections 5.1.2 of the Final DIP Order; provided, further, that this release shall not (1) preclude the United States Securities and Exchange Commission from enforcing its regulatory or police powers or (2) operate to release any claims or causes of action held directly (but not derivatively) by the United States Securities and Exchange Commission against any non-Debtor person or non-Debtor entity; provided, further, that this release shall not release any Securities Claims. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligation or liability of any Entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third Party Release, which includes by reference each of the related provisions and definitions contained in this Plan, and further, shall constitute the Bankruptcy Court’s finding that the Third Party Release is: (1) in exchange for the good and valuable consideration provided by the Released Parties, (2) a good-faith settlement and compromise of claims released by the Third Party Release; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Releasing Parties asserting any claim, Cause of Action, or liability related thereto, of any kind whatsoever, against any of the Released Parties or their property, released pursuant to the Third Party Release.

Section 9.06                            Exculpation and Limitation of Liability. Effective as of the Effective Date, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or the Third Party Release, and notwithstanding anything herein to the contrary, each Exculpated Party is hereby released and exculpated from any claim, obligation, Cause of Action, or liability for any postpetition action taken or omitted to be taken during the period commencing on the Petition Date through and including the Effective Date in connection with, or related to formulating, negotiating, soliciting, preparing, disseminating, confirming, administering, or implementing the Plan, or consummating the Plan, the Disclosure Statement, the Asset Purchase Agreement, the DIP Credit Agreement, the Chapter 11 Cases, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Plan or any other postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors, provided that, nothing in this Section 9.06 shall be construed to release the Exculpated Parties from gross negligence, willful misconduct, or fraud as determined by a Final Order. Each Exculpated Party has, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the restructuring of Claims and Interests in the Chapter 11 Cases, the negotiation, formulation, or preparation of the agreements, instruments, or other documents pursuant to the Plan, and the solicitation and distribution of the Plan and, therefore, is not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the exculpation set forth above does not release any post-Effective Date obligation or liability of any Entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Section 9.07                            CRG Release. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, including the contributions of the Debtors and the Specified Individuals to facilitate and implement the Plan, to the fullest extent permissible under applicable law, as such law may be extended after the Effective Date, each of the CRG Parties, in its individual capacity, shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released, waived, and discharged each Specified Individual and the Debtors from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such CRG Party would have been legally entitled to assert, in its individual capacity, based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring and sale efforts, the Chapter 11 Cases, the Acceptable Sale, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any CRG Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, preparation, dissemination and filing of the Plan (including, for the avoidance of doubt, the Plan Supplement), the Disclosure Statement, the DIP Credit Agreement, the Asset Purchase Agreement, the Sale Order, or related agreements, instruments, or other documents, the pursuit of the Acceptable Sale, the pursuit of consummation of the Acceptable Sale, the pursuit of Confirmation of the Plan, the pursuit of consummation of the Plan, the administration and implementation of the Plan, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan; provided that the release in this Section 9.07 shall not affect or impair the allowance and treatment of Allowed Term Loan Claims as set forth in Section 3.02(c) of the Plan. Each CRG Party shall be prohibited from assigning to any other Entity any Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities released, waived or discharged pursuant to this Section 9.07. For the avoidance of doubt, nothing in this Section 9.07 shall release any of the Debtors’ Causes of Action against the Specified Individuals that are vested in the Litigation Trust on the Effective Date.

Section 9.08                            Injunction on Enforcement of Judgments. The Litigation Trust shall not, subject to this Section 9.08, enforce any judgment or settlement obtained against the Specified Individuals unless such judgment or settlement is actually paid from any available insurance coverage under the D&O Policies; provided that such prohibition shall not apply to any Specified Individual in the event such Specified Individual (a) fails to reasonably cooperate with any D&O Insurer to the fullest extent requested by such D&O Insurer in the defense and/or settlement of any Cause of Action brought against such Specified Individual or any other party, (b) knowingly or unreasonably takes any action that has the effect of impairing, or knowingly or unreasonably fails to take any action necessary to preserve, coverage under the D&O Policies for any Cause of Action brought against such Specified Individual or any other party (provided that a Specified Individual’s election to satisfy these conditions and take steps to qualify such Specified Individual for the protections of the injunction described above shall not under any circumstances be deemed to be knowingly or unreasonably taking an action or failing to take an action for purposes of this subsection (b)), (c) fails to satisfy any required co-insurance obligations, if any, under the D&O Policies arising from any Cause of Action brought against such Specified Individuals or (d) asserts any Claim relating to any prepetition Indemnification Obligations in violation of the Claims Assertion Protocol set forth in Section 9.14 of the Plan, without prejudice to any subrogation or other rights of any D&O Insurer under the D&O Policies. For the avoidance of doubt, each Specified Individual may, in his/her sole discretion, elect to satisfy the foregoing conditions that qualify such Specified Individual to the protections of the injunction described in this section and the decision and/or acts or omissions of one Specified Individual shall have no impact on any other Specified Individual.

Section 9.09                            Injunction. Effective as of the Effective Date, to the fullest extent permissible under applicable law, and except as otherwise expressly provided in the Plan or the Confirmation Order or for obligations required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests or Causes of Action that (a) are subject to compromise and settlement pursuant to the terms of the Plan; (b) have been released pursuant to Section 9.04 of the Plan; (c) have been released pursuant to Section 9.05 of the Plan; (d) are subject to the exculpation pursuant to Section 9.06 of the Plan; or (e) are otherwise stayed or terminated pursuant to the terms of the Plan, are permanently enjoined and precluded, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Liquidating Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind including on account of or in connection with or with respect to any such Claims, Interests or Causes of Action that have been compromised or settled against the Debtors or any Entity so released or exculpated (or the property or estate of the Debtors or any Entity so released or exculpated) on account of or in connection with or with respect to any released, settled, compromised or exculpated Claims, Interests or Causes of Action; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against the Debtors or any Entity so released or exculpated (or the property or estate of the Debtors or any Entity so released or exculpated) on account of or in connection with or with respect to any released, settled, compromised or exculpated Claims, Interests or Causes of Action; (3) creating, perfecting, or enforcing any Lien, claim or encumbrance of any kind against the Debtors or any entity so released or exculpated (or the property or estate of the Debtors or any Entity so released or exculpated) on account of or in connection with or with respect to any released, settled, compromised or exculpated Claims, Interests or Causes of Action; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due to the Debtors or any Entity so released or exculpated (or the property or estate of the Debtors or any Entity so released or exculpated) on account of or in connection with or with respect to any released, settled, compromised or exculpated Claims, Interests or Causes of Action, except as set forth in Section 8.10 of the Plan, and notwithstanding an indication in a Claim or Interest or otherwise that such holder asserts, has, or intends to preserve any right of setoff or subrogation pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind against the Debtors or any Entity so released or exculpated (or the property or estate of the Debtors or any Entity so released or exculpated) on account of or in connection with or with respect to any released, settled, compromised or exculpated Claims, Interests or Causes of Action.  Notwithstanding anything to the contrary in the foregoing or in the Plan, the injunction set forth above shall not enjoin the Securities Claims. For the avoidance of doubt, the Debtors are not receiving a discharge under section 524(a) of the Bankruptcy Code.

Section 9.10                            Subordination Rights.

(a)                                 Except as otherwise provided in the Plan, the allowance, classification, and treatment of all Allowed Claims and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. All Claims and all rights and claims between or among Holders of Claims relating in any manner whatsoever to distributions on account of Claims or Interests, based upon any claimed subordination rights, whether asserted or unasserted, legal or equitable, shall be deemed satisfied by the distributions under the Plan to Holders of Claims having such subordination rights, and such subordination rights shall be deemed waived, released and terminated as of the Effective Date. Except as otherwise specifically provided for in the Plan, distributions to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any Holder of a Claim by reason of any subordination rights or otherwise, so that each Holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan

(b)                                 Except as otherwise provided in the Plan, the right of the Debtors or the Plan Administrator on behalf of the Liquidating Debtors to seek subordination of any Claim or Interest pursuant to section 510 of the Bankruptcy Code is fully reserved, and the treatment afforded any Claim or Interest that becomes a subordinated Claim or Interest at any time shall be modified to reflect such subordination. Unless the Plan or the Confirmation Order otherwise provide, no distributions shall be made on account of a Claim subordinated pursuant to this Section 9.10(b) unless ordered by the Bankruptcy Court.

Section 9.11                            Protection Against Discriminatory Treatment. Consistent with section 525 of the Bankruptcy Code, no Governmental Unit shall discriminate against the Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Liquidating Debtors, or another Entity with whom the Liquidating Debtors have been associated, solely because the Liquidating Debtors have been debtors under chapter 11, have been insolvent before the commencement of the Chapter 11 Cases, or have not paid a debt that is settled and released in the Chapter 11 Cases.

Section 9.12                            Release of Liens. Except as otherwise provided in this Plan, including Section 3.02, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Liquidating Debtors and their successors and assigns.

Section 9.13                            Reimbursement or Contribution. If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the Effective Date, such Claim shall be forever Disallowed notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Effective Date (a) such Claim has been adjudicated as non-contingent or is a Claim described in Section 9.14 of the Plan or (b) the relevant Holder of a Claim has filed a contingent proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.

Section 9.14                            Claims Assertion Protocol. The following protocol (the “Claims Assertion Protocol”) shall govern any claims for indemnification asserted by any Specified Individual against the Debtors or the Liquidating Debtors:

(a)                                 Each Specified Individual participating in the protections of the Section 9.08 Injunction on Enforcement of Judgments (each, a “Participating Specified Individual”) shall be deemed to have waived all of his/her fiduciary duty indemnification claims against the Debtors.

(b)                                 Each Participating Specified Individual shall be permitted to assert indemnification claims against the Debtors or the Liquidating Debtors related to (a) pending or threatened securities litigation claims (collectively, the “Section 510(b) Indemnity Claims”) and/or (b) unknown claims.

(c)                                  The priority and nature of the Section 510(b) Indemnity Claims shall be pari passu with Class 5 (Section 510(b) Claims) and Class 8 (Interests in Synergy Pharmaceuticals) and junior to Class 4 (General Unsecured Claims).

(d)                                 As of the Effective Date, a Participating Specified Individual’s indemnification claims against the Debtors shall be estimated at $0 for distribution purposes, subject to such Participating Specified Individual’s right to amend his/her proof of claim (by motion or otherwise) at a later date if such Participating Specified Individual is subject to a currently unknown claim (that has become a known claim as of such later date) or when it is reasonable to anticipate that Classes 5 and/or 8 may be entitled to a distribution under the Plan.

(i)            The Litigation Trustee shall have the right to object to the allowance or priority of any such indemnity claim asserted by a Participating Specified Individual against the Liquidating Debtors, but shall not object unless and until any such Participating Specified Individual amends his/her claim.

(ii)           To the extent a Participating Specified Individual asserts an indemnity claim and such claim is allowed, then such allowed claim shall be entitled to share in distributions pursuant to the Plan in accordance with the nature and priority of such allowed claim; provided however, that all indemnification claims of any Participating Specified Individual with respect to the pending or threatened securities litigation claims shall have the same priority as Classes 5 (Section 510(b) Claims) and 8 (Interests in Synergy Pharmaceuticals).

ARTICLE X

CONDITIONS PRECEDENT

Section 10.01                     Conditions Precedent to the Effective Date of the Plan. The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Section 10.02 of this Plan:

(a)                                 the Plan and Confirmation Order shall be in form reasonably acceptable to the Debtors and, solely with respect to any provision that may adversely affect the DIP Secured Parties and/or the Prepetition Secured Parties, the DIP Agent or the Term Loan Agent, as applicable;

(b)                                 the Bankruptcy Court shall have entered the Disclosure Statement Order on or prior to March 13, 2019;

(c)                                  the Bankruptcy Court shall have entered the Confirmation Order on or prior to April 24, 2019, and such order shall be a Final Order;

(d)                                 the Bankruptcy Court shall have entered the Sale Order, and such order shall be a Final Order;

(e)                                  the Professional Claims Reserve and the Administrative and Priority Claims Reserve shall have been funded in Cash in full and the Wind-Down Reserve shall have been funded with the amount agreed pursuant to Section 5.11(d) of the Plan;

(f)                                   the Plan Administrator and the Litigation Trustee shall have been appointed and shall have assumed their respective rights and responsibilities under the Plan and the Plan Administrator Agreement or the Litigation Trust Agreement, as applicable;

(g)                                  all authorizations, consents, certifications, approvals, rulings, no action letters, opinions or other documents, or actions required by any law, regulation, or order to be received or to occur in order to implement the Plan on the Effective Date shall have been obtained or shall have occurred unless failure to do so will not have a material adverse effect on the Liquidating Debtors;

(h)                                 all statutory fees and obligations then due and payable to the Office of the United States Trustee shall have been paid and satisfied in full;

(i)                                     the Plan shall have become effective on or prior to May 8, 2019; and

(j)                                    the Bankruptcy Court shall have entered the Stipulation and Order, and such Stipulation and Order shall not have been stayed, revoked, modified or vacated.

Section 10.02                     Waiver of Conditions Precedent. The conditions set forth in Section 10.01 may be waived, in whole or in part, by the Debtors, provided that the conditions set forth in Section 10.01(a), (b), (c), (d) and (i) may only be waived by the Debtors with the prior written consent of the Term Loan Agent on behalf of the Term Loan Lenders.

Section 10.03                     Notice of Effective Date. The Plan Administrator shall file with the Bankruptcy Court a notice of the occurrence of the Effective Date within a reasonable period of time after the conditions in Section 10.01 of this Plan have been satisfied or waived pursuant to Section 10.02 of this Plan.

Section 10.04                     Effect of Non-Occurrence of Conditions to Consummation. If, prior to consummation of the Plan, the Confirmation Order is vacated pursuant to a Final Order, then except as provided in any order of the Bankruptcy Court vacating the Confirmation Order, the Plan will be null and void in all respects, and nothing contained in the Plan or Disclosure Statement shall (a) constitute a waiver or release of any Claims, Interests, or Causes of Action, (b) prejudice in any manner the rights of the Debtors or any other Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

ARTICLE XI

BANKRUPTCY COURT JURISDICTION

Section 11.01                     Retention of Jurisdiction. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan (without prejudice to the rights, if any, of any party in interest to seek to withdraw the bankruptcy reference pursuant to 28 U.S.C. § 157(d) and related law with respect to any issue or proceeding subject to mandatory or discretionary withdrawal), including jurisdiction to:

(a)                                 resolve any matters related to Executory Contracts and Unexpired Leases, including: (i) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is a party or with respect to which a Debtor may be liable, and to hear and determine, and, if necessary, liquidate any Claims arising therefrom including Cure Amounts pursuant to section 365 of the Bankruptcy Code; (ii) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed (or assumed and assigned); (iii) the Liquidating Debtors’ amendment, modification, or supplement after the Effective Date, pursuant to Article VI of this Plan, of the lists of Executory Contracts and Unexpired Leases to be assumed (or assumed and assigned) or rejected or otherwise; and (iv) any dispute regarding whether a contract or lease is or was executory, expired or terminated;

(b)                                 adjudicate any and all adversary proceedings, applications, and contested matters that may be commenced or maintained pursuant to the Chapter 11 Cases, this Plan, or that were the subject of proceedings before the Bankruptcy Court, prior to the Effective Date, proceedings to adjudicate the allowance of Disputed Claims and Disputed Interests, and all controversies and issues arising from or relating to any of the foregoing;

(c)                                  ensure that distributions to Holders of Allowed Claims and Interests are accomplished as provided herein and adjudicate any and all disputes arising from or relating to distributions under the Plan;

(d)                                 allow in whole or in part, disallow in whole or in part, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including hearing and determining any and all objections to the allowance or estimation of Claims or Interests filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Interest, and the resolution of request for payment of any Administrative Claim;

(e)                                  issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation or enforcement of the Plan or the Acceptable Sale;

(f)                                   determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, the Asset Purchase Agreement, the Sale Order, or, subject to any applicable forum selection clause, any contract, instrument, release, or other document created in connection with the Plan, the Disclosure Statement or the Acceptable Sale;

(g)                                  enter and implement such orders as may be appropriate if the Confirmation Order or the Sale Order is for any reason stayed, revoked, modified, and/or vacated;

(h)                                 enter and implement such orders as may be necessary or appropriate to execute, implement or consummate the provisions of the Plan or the Asset Purchase Agreement and all contracts, instruments, releases, and other agreements and documents created in connection with the Plan, the Plan Supplement, the Disclosure Statement, the Asset Purchase Agreement and the Acceptable Sale;

(i)                                     enter and enforce any order for the sale of property pursuant to sections 363, 1123 or 1146(a) of the Bankruptcy Code, including the Sale Order;

(j)                                    consider any modifications of this Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order and the Sale Order;

(k)                                 hear and determine all applications for allowance of compensation and reimbursement of expenses of Professionals authorized pursuant to the Bankruptcy Code or the Plan;

(l)                                     determine requests for the payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code;

(m)                             adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

(n)                                 hear and determine all disputes involving the existence, nature, scope, or enforcement of the exculpations, injunctions and releases granted in connection with and under the Plan, including under Article IX of the Plan;

(o)                                 enforce the injunction, release and exculpation provisions set forth in Article IX of the Plan;

(p)                                 resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with consummation of the Plan or the Acceptable Sale, including the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, the Asset Purchase Agreement and the Sale Order, including disputes arising under agreements, documents, or instruments executed in connection with this Plan or the Acceptable Sale or any disputes arising in connection with any Entity’s obligations incurred in connection with the Plan or the Acceptable Sale;

(q)                                 hear and determine all suits or adversary proceedings to recover assets of the Debtors and property of their Estates, wherever located;

(r)                                    hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(s)                                   grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

(t)                                    enter a Final Decree closing the Chapter 11 Cases;

(u)                                 hear any other matter not inconsistent with the Bankruptcy Code; and

(v)                                 enforce all orders previously entered by the Bankruptcy Court.

From the Confirmation Date through the Effective Date, the Bankruptcy Court shall retain jurisdiction with respect to each of the foregoing items and all other matters that were subject to its jurisdiction prior to the Confirmation Date. Nothing contained herein shall be construed to increase, decrease, or otherwise modify the independence, sovereignty, or jurisdiction of the Bankruptcy Court.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01                     Binding Effect. Upon the Effective Date, this Plan shall be binding upon and inure to the benefit of the Debtors, the Liquidating Debtors, the Litigation Trustee, all current and former Holders of Claims, all current and former Holders of Interests, and all other parties-in-interest and their respective heirs, successors, and assigns.

Section 12.02                     Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as of the entry of the Confirmation Order as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date. The Plan Administrator on behalf of the Liquidating Debtors shall continue to pay fees pursuant to section 1930 of title 28 of the United States Code until the Chapter 11 Cases are closed by entry of the Final Decree. Furthermore, following entry of the Confirmation Order, the Plan Administrator shall continue to file quarterly reports in compliance with Bankruptcy Rule 2015(a)(5); provided, however, such reports shall not purport to be prepared in accordance with GAAP, may not be construed as reports filed under the Securities Exchange Act, and may not be relied upon by any party for any purpose except as set forth in Bankruptcy Rule 2015(a)(5).

Section 12.03                     Restructuring Expenses. On the Effective Date, the Debtors, the Liquidating Debtors or the Plan Administrator, as applicable, shall pay in full in Cash all outstanding Restructuring Expenses not previously paid pursuant to an order of the Bankruptcy Court in accordance with the terms of the applicable engagement letters entered into or acknowledged by the Debtors or other applicable arrangements, without the need for any application or notice to or approval by the Bankruptcy Court, including (1) up to $195,000 in fees and expenses incurred by Joseph Farnan, the independent director of Synergy Pharmaceuticals, and his counsel, Kirkland & Ellis, to the extent not previously paid and (2) the fees and expenses of Davis Polk, counsel to the directors and officers of the Debtors, to the extent not previously paid, provided that Davis Polk’s fees and expenses related to negotiating the settlement approved pursuant to the Stipulation and Order and preparing proofs of claim for the directors and officers do not exceed $145,000 in the aggregate. Restructuring Expenses invoiced after the Effective Date, covering the period prior to or on the Effective Date, shall be paid promptly by the Plan Administrator from the Administrative and Priority Claims Reserve following receipt of invoices therefor and the terms of the applicable documents giving rise to such rights; provided, however, that the Debtors or the Plan Administrator, as applicable, reserve their right to dispute the reasonableness of any such Restructuring Expenses, and any such dispute that is not consensually resolved among the parties shall be resolved by the Bankruptcy Court.

Section 12.04                     Statutory Committee Dissolution. On the Effective Date, any statutory committee appointed in the Chapter 11 Cases, including the Creditors’ Committee and the Equity Committee, shall dissolve, and members thereof shall be released from all rights and duties from or related to the Chapter 11 Cases, provided, however, that the Creditors’ Committee and the Equity Committee will stay in existence solely for the limited purpose of filing and prosecuting final fee applications.

Section 12.05                     Modification and Amendment. Except as otherwise specifically provided in the Plan, the Debtors reserve the right to modify the Plan, subject to any applicable consent rights set forth herein, whether such modification is material or immaterial prior to Confirmation, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not re-solicit votes on such modified Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 (as well as those restrictions on modifications set forth in the Plan) and any consent rights as set forth herein, the Debtors expressly reserve their respective rights to revoke or withdraw, to alter, amend or modify the Plan with respect to each Debtor, one or more times, before or after

Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend or modify the Plan after Confirmation, or remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan; provided that any modifications or amendments, whether before or after Confirmation, that impact the treatment of the Term Loan Claims shall require the consent of the Term Loan Agent and any such modifications or amendments that impact the treatment of the DIP Claims shall require the consent of the DIP Agent.

Section 12.06                     Confirmation of Plan. The Debtors request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors reserve the right to amend the Plan to any extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

Section 12.07                     Additional Documents. On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements or other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Plan Administrator, as applicable, and Holders of Claims receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provision and intent of the Plan.

Section 12.08                     Revocation, Withdrawal, Non-Consummation

(a)                                 Right to Revoke or Withdraw. The Debtors reserve the right to revoke or withdraw this Plan at any time prior to the Effective Date and file subsequent chapter 11 plans.

(b)                                 Effect of Withdrawal, Revocation, or Non-Consummation. If the Debtors revoke or withdraw this Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, then this Plan, any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain Claims or Class of Claims or the allocation of the distributions to be made hereunder), the assumption or rejection of Executory Contracts or Unexpired Leases effected by this Plan, and any document or agreement executed pursuant to this Plan shall be null and void in all respects. In such event, nothing contained herein or in the Disclosure Statement, and no acts taken in preparation for consummation of this Plan, shall be deemed to constitute a waiver or release of any Claims, Interests, or Causes of Action by or against the Debtors or any other Entity, to prejudice in any manner the rights and defenses of the Debtors, the Holder of a Claim or Interest, or any Entity in any further proceedings involving the Debtors, or to constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

Section 12.09                     Notices. After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered on the parties below shall be served as follows:

If to the Debtors or the Liquidating Debtors:
Synergy Pharmaceuticals Inc.
620 Lee Road
Chesterbrook, Pennsylvania 19087

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive
Chicago, Illinois 60606
Attn: Ron E. Meisler
Christopher M. Dressel
Jennifer Madden

– and –

Four Times Square
New York, New York 10036
Attn: Lisa Laukitis
Christine A. Okike

If to the Office of the United States Trustee:

William K. Harrington
United States Trustee For Region 2
United States Department of Justice
Office of the United States Trustee
201 Varick Street, Room 1006
New York, New York 10014
Attn: Greg. M. Zipes, Esq.
Benjamin J. Higgins, Esq.

Section 12.10                     Term of Injunctions or Stays. Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

Section 12.11                     Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York shall govern the construction and implementation of this Plan, any agreements, documents, and instruments executed in connection with this Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreements shall control). Corporate governance matters shall be governed by the laws of the state of incorporation, formation, or functional equivalent thereof, as applicable, of the applicable Liquidating Debtor or the Litigation Trust.

Section 12.12                     Entire Agreement. Except as otherwise indicated, this Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

Section 12.13                     Severability. If, prior to Confirmation, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable pursuant to its terms, (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors, and (c) non-severable and mutually dependent.

Section 12.14                     No Waiver or Estoppel. Upon the Effective Date, each Holder of a Claim or Interest shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount, in a certain priority, be secured, or not be subordinated by virtue of an agreement made with the Debtors and/or their counsel or any other party, if such agreement was not disclosed in this Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court.

Section 12.15                     Conflicts.  In the event that the provisions of the Disclosure Statement and the provisions of the Plan conflict, the terms of this Plan shall govern. In the event the provisions of this Plan and the Sale Order conflict with respect to the Acceptable Sale, the Sale Order shall govern. In the event that the provisions of this Plan and the provisions of the Confirmation Order conflict, the terms of the Confirmation Order shall govern.

Dated: April 24, 2019

Respectfully submitted,

SYNERGY PHARMACEUTICALS INC., on behalf of itself and SYNERGY ADVANCED PHARMACEUTICALS INC.

/s/ Gary G. Gemignani
	Name:	Gary G. Gemignani
	Title:	Chief Financial Officer

Exhibit A

D&O Policies

	Policy Type	Insurer	Policy Number	Policy Begins	Policy Ends

1	Directors & Officers Liability (Primary $5M)	Berkley Professional Liability	BPRO8030598	01/31/18	01/31/19

2	Directors & Officers Liability ($5M Excess $5M)	American Insurance Group	01-144-45-62	01/31/18	01/31/19

3	Directors & Officers Liability ($5M Excess $10M)	Hudson Insurance Group	HN-0303-3245-013118	01/31/18	01/31/19

4	Directors & Officers Liability ($5M Excess $15M)	Allied World Assurance Company (U.S.) Inc.	0308-1329	01/31/18	01/31/19

5	Directors & Officers Liability ($5M Excess $20M)	Ace American Insurance Company	DOX G29012829 001	01/31/18	01/31/19

6	Directors & Officers Liability ($5M Excess $25M)	Sompo International	DOX10010609801	01/31/18	01/31/19

7	Directors & Officers Liability ($5M Excess $35M)	Old Republic Insurance Company	ORPRO 40459	01/31/18	01/31/19

8	Directors & Officers Liability ($10M Excess $40M)	XL Specialty Insurance Company	ELU153988-18	01/31/18	01/31/19

9	Directors & Officers Liability ($5M Excess $50M)	American Insurance Group	01-146-29-45	01/31/18	01/31/19

	Policy Type	Insurer	Policy Number	Policy Begins	Policy Ends

10	Directors & Officers Liability (Primary $5M)	Berkley Professional Liability	BPRO8030598	01/31/19	7/31/19 (6 Year Tail)

11	Directors & Officers Liability ($5M Excess $5M)	American Insurance Group	01-144-45-62	01/31/19	7/31/19 (6 Year Tail)

12	Directors & Officers Liability ($5M Excess $10M)	Hudson Insurance Group	HN-0303-3245-013118	01/31/19	7/31/19 (6 Year Tail)

13	Directors & Officers Liability ($5M Excess $15M)	Allied World Assurance Company (U.S.) Inc.	0308-1329	01/31/19	7/31/19 (6 Year Tail)

14	Directors & Officers Liability ($5M Excess $20M)	Ace American Insurance Company	DOX G29012829 001	01/31/19	7/31/19 (6 Year Tail)

15	Directors & Officers Liability ($5M Excess $25M)	Sompo International	DOX10010609801	01/31/19	7/31/19 (6 Year Tail)

16	Directors & Officers Liability ($5M Excess $35M)	Old Republic Insurance Company	ORPRO 40459	01/31/19	7/31/19 (6 Year Tail)

17	Directors & Officers Liability ($5M Excess $40M)	XL Specialty Insurance Company	ELU153988-18	01/31/19	7/31/19 (6 Year Tail)

18	Directors & Officers Liability ($5M Excess $50M)	American Insurance Group	01-146-29-45	01/31/19	7/31/19 (6 Year Tail)

Exhibit B

Post-Effective Date Structure and Governance

EXHIBIT B

Form of Notice of Effective Date